(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Index

Identification
Capital Stock Breakdown	1
Earnings Distribution	2
Individual Financial Statements
Balance Sheet Assets	3
Balance Sheet Liabilities	4
Statement of Income	6
Statement of Comprehensive Income	7
Statement of Cash Flows	8
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2016 to 09/30/2016	9
Statement of Changes in Shareholders' Equity - from 01/01/2015 to 09/30/2015	10
Statement of Added Value	11
Consolidated Financial Statements
Balance Sheet Assets	12
Balance Sheet Liabilities	13
Statement of Income	15
Statement of Comprehensive Income	16
Statement of Cash Flows	17
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2016 to 09/30/2016	18
Statement of Changes in Shareholders' Equity - from 01/01/2015 to 09/30/2015	19
Statement of Added Value	20
Management Report	21
Explanatory Notes	57
Breakdown of the Capital by Owner	139
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	140
Opinion of the Audit Commitee	142
Statement of Executive Board on the Quartely Financial Information and Independent Auditor's Report on Review of Interim Financial Information	143

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Identification / Capital Stock Breakdown

Number of shares	Current Quarter
(Units)	09.30.16

Paid-in Capital
Common	812,473,246
Preferred	-
Total	812,473,246

Treasury Shares
Common	13,497,520
Preferred	-
Total	13,497,520

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Identification / Earnings Distribution

Event	Approval	Corporate action	Begin payments	Type os shares	Earning per share
Executive Board Meeting	December 17, 2015	Dividend	February 12, 2016	Common	0.11290
Executive Board Meeting	December 17, 2015	Interest on shareholders’ equity	February 12, 2016	Common	0.58446
Executive Board Meeting	February 25, 2016	Dividend	April 01, 2016	Common	0.12175
Executive Board Meeting	June 30, 2016	Interest on shareholders’ equity	August 15, 2016	Common	0.64235

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Individual FS /Balance Sheet Assets
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.16	Previous Year 12.31.15
1	Total Assets	41,129,261	38,019,602
1.01	Current Assets	16,392,672	12,212,817
1.01.01	Cash and Cash Equivalents	1,600,757	845,085
1.01.02	Marketable Securities	385,885	197,807
1.01.02.01	Financial Investments Evaluated at Fair Value	308,207	197,807
1.01.02.01.01	Held for Trading	308,207	197,807
1.01.02.02	Marketable Securities Evaluated at Amortized Cost	77,678	-
1.01.02.02.01	Held to Maturity	77,678	-
1.01.03	Trade Accounts Receivable	7,472,442	5,230,261
1.01.03.01	Trade Accounts Receivable	7,292,491	4,948,745
1.01.03.02	Other Receivables	179,951	281,516
1.01.04	Inventories	3,550,885	2,703,330
1.01.05	Biological Assets	1,550,988	1,322,317
1.01.06	Recoverable Taxes	938,466	1,074,175
1.01.06.01	Current Recoverable Taxes	938,466	1,074,175
1.01.08	Other Current Assets	893,249	839,842
1.01.08.02	Assets of Discontinued Operations	26,376	32,442
1.01.08.02.01	Assets of Discontinued Operations and Held for Sale	26,376	32,442
1.01.08.03	Other	866,873	807,400
1.01.08.03.01	Interest on Shareholders' Equity Receivable	10,155	23,138
1.01.08.03.02	Derivatives	263,649	118,680
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	43,992	78,801
1.01.08.03.06	Restricted Cash	124,079	-
1.01.08.03.10	Other	424,998	586,781
1.02	Non-current Assets	24,736,589	25,806,785
1.02.01	Non-current Assets	5,350,339	5,044,128
1.02.01.01	Financial Investments Evaluated at Fair Value	278,400	385,700
1.02.01.01.02	Available for Sale	278,400	385,700
1.02.01.02	Marketable Securities Valued at Amortized Cost	-	70,338
1.02.01.02.01	Held to Maturity	-	70,338
1.02.01.03	Trade Accounts Receivable	174,477	232,223
1.02.01.03.01	Trade Accounts Receivable	9,222	4,133
1.02.01.03.02	Other Receivables	165,255	228,090
1.02.01.05	Biological Assets	835,727	760,267
1.02.01.06	Deferred Taxes	1,145,778	1,248,880
1.02.01.06.01	Deferred Income Tax and Social Contribution	1,145,778	1,248,880
1.02.01.09	Other Non-current Assets	2,915,957	2,346,720
1.02.01.09.03	Judicial Deposits	891,437	725,324
1.02.01.09.04	Recoverable Taxes	1,456,585	942,147
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	40,703	74,164
1.02.01.09.07	Restricted Cash	414,161	479,828
1.02.01.09.08	Other	113,071	125,257
1.02.02	Investments	5,179,950	7,210,114
1.02.02.01	Investments	5,179,950	7,210,114
1.02.02.01.01	Equity in Associates	25,510	27,004
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	5,153,333	7,182,003
1.02.02.01.04	Other	1,107	1,107
1.02.03	Property, Plant and Equipment, Net	10,734,751	10,100,986
1.02.03.01	Property, Plant and Equipment in Operation	9,737,925	9,264,458
1.02.03.02	Property, Plant and Equipment Leased	175,267	120,696
1.02.03.03	Property, Plant and Equipment in Progress	821,559	715,832
1.02.04	Intangible	3,471,549	3,451,557
1.02.04.01	Intangible	3,471,549	3,451,557
1.02.04.01.02	Software	151,590	149,938
1.02.04.01.03	Trademarks	1,173,000	1,173,000
1.02.04.01.04	Other	24,925	10,048
1.02.04.01.05	Goodwill	2,096,587	2,096,587
1.02.04.01.06	Software Leased	25,447	21,984

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Individual FS /Balance Sheet Liabilities
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.16	Previous Year 12.31.15
2	Total Liabilities	41,129,261	38,019,602
2.01	Current Liabilities	13,552,414	10,350,198
2.01.01	Social and Labor Obligations	182,862	104,724
2.01.01.01	Social Obligations	107,924	15,031
2.01.01.02	Labor Obligations	74,938	89,693
2.01.02	Trade Accounts Payable	5,740,601	5,199,319
2.01.02.01	Domestic Suppliers	4,616,013	3,933,753
2.01.02.01.01	Domestic Suppliers	4,183,492	3,248,156
2.01.02.01.02	Supply Chain Finance	432,521	685,597
2.01.02.02	Foreign Suppliers	1,124,588	1,265,566
2.01.02.02.01	Foreign Suppliers	733,984	776,569
2.01.02.02.02	Supply Chain Finance	390,604	488,997
2.01.03	Tax Obligations	284,747	196,780
2.01.03.01	Federal Tax Obligations	38,195	82,999
2.01.03.01.02	Other Federal	38,195	82,999
2.01.03.02	State Tax Obligations	243,775	110,912
2.01.03.03	Municipal Tax Obligations	2,777	2,869
2.01.04	Short Term Debts	3,428,023	2,525,646
2.01.04.01	Short Term Debts	3,428,023	2,525,646
2.01.04.01.01	Local Currency	1,752,406	1,462,046
2.01.04.01.02	Foreign Currency	1,675,617	1,063,600
2.01.05	Other Obligations	3,085,553	1,737,973
2.01.05.01	Advances from related parties	2,123,854	17,492
2.01.05.01.04	Advances from related parties	2,123,854	17,492
2.01.05.02	Other	961,699	1,720,481
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	2,317	518,450
2.01.05.02.04	Derivatives	799,309	619,874
2.01.05.02.05	Management and Employees Profit Sharing	4,780	264,633
2.01.05.02.08	Other Obligations	155,293	317,524
2.01.06	Provisions	830,628	585,756
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	328,484	223,766
2.01.06.01.01	Tax Risk Provisions	121,368	47,923
2.01.06.01.02	Social Security and Labor Risk Provisions	184,630	153,210
2.01.06.01.04	Civil Risk Provisions	22,486	22,633
2.01.06.02	Other Provisons	502,144	361,990
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	434,880	294,726
2.01.06.02.05	Employee Benefits Provisions	67,264	67,264
2.02	Non-current Liabilities	15,190,888	14,152,627
2.02.01	Long-term Debt	12,146,479	11,054,455
2.02.01.01	Long-term Debt	12,146,479	11,054,455
2.02.01.01.01	Local Currency	5,271,352	2,357,579
2.02.01.01.02	Foreign Currency	6,875,127	8,696,876
2.02.02	Other Obligations	1,858,264	1,909,243
2.02.02.01	Liabilities with Related Parties	1,007,703	1,208,007
2.02.02.01.04	Advances from Related Parties and Other Liabilities	1,007,703	1,208,007
2.02.02.02	Other	850,561	701,236
2.02.02.02.06	Other Obligations	850,561	701,236

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Individual FS /Balance Sheet Liabilities
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.16	Previous Year 12.31.15
2.02.04	Provisions	1,186,145	1,188,929
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	924,912	957,149
2.02.04.01.01	Tax Risk Provisions	141,870	190,908
2.02.04.01.02	Social Security and Labor Risk Provisions	200,048	206,258
2.02.04.01.04	Civil Risk Provision	79,628	43,041
2.02.04.01.05	Contingent Liability	503,366	516,942
2.02.04.02	Other Provisons	261,233	231,780
2.02.04.02.04	Employee Benefits Provisions	261,233	231,780
2.03	Shareholders' Equity	12,385,959	13,516,777
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	(688,516)	(3,940,955)
2.03.02.01	Goodwill on the Shares Issuance	166,192	174,014
2.03.02.04	Granted Options	215,411	160,323
2.03.02.05	Treasury Shares	(723,438)	(3,947,933)
2.03.02.07	Gain on Disposal of Shares	(58,381)	(39,059)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(47,417)	(47,417)
2.03.02.09	Acquisition of Non-Controlling Entities	(240,883)	(240,883)
2.03.04	Profit Reserves	1,797,837	6,076,775
2.03.04.01	Legal Reserves	540,177	540,177
2.03.04.02	Statutory Reserves	646,601	5,019,408
2.03.04.07	Tax Incentives Reserve	611,059	517,190
2.03.05	Accumulated Earnings	(6,128)	-
2.03.08	Other Comprehensive Income	(1,177,705)	(1,079,514)
2.03.08.01	Derivative Financial Intruments	(541,475)	(1,123,196)
2.03.08.02	Financial Instruments (Available for Sale)	(65,348)	(8,466)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(602,053)	32,277
2.03.08.04	Actuarial Losses	31,171	19,871

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Individual FS / Statement of Income
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.16 to 09.30.16	Accumulated Current Year 01.01.16 to 09.30.16	Previous Quarter 07.01.15 to 09.30.15	Accumulated Previous Year 01.01.15 to 09.30.15
3.01	Net Sales	7,556,235	21,486,392	6,830,498	19,417,613
3.02	Cost of Goods Sold	(5,756,246)	(16,482,915)	(4,995,621)	(14,338,859)
3.03	Gross Profit	1,799,989	5,003,477	1,834,877	5,078,754
3.04	Operating (Expenses) Income	(1,281,934)	(4,609,295)	208,067	(993,660)
3.04.01	Selling	(952,941)	(2,781,980)	(1,006,434)	(2,886,403)
3.04.02	General and Administrative	(79,094)	(223,213)	(92,957)	(228,779)
3.04.04	Other Operating Income	73,609	143,189	187,918	216,436
3.04.05	Other Operating Expenses	(101,405)	(282,342)	(394,214)	(832,880)
3.04.06	Income from Associates and Joint Ventures	(222,103)	(1,464,949)	1,513,754	2,737,966
3.05	Income Before Financial and Tax Results	518,055	394,182	2,042,944	4,085,094
3.06	Financial Results	(416,004)	(237,152)	(1,590,662)	(2,707,184)
3.06.01	Financial Income	42,195	2,298,748	732,499	1,431,041
3.06.02	Financial Expenses	(458,199)	(2,535,900)	(2,323,161)	(4,138,225)
3.07	Income Before Taxes	102,051	157,030	452,282	1,377,910
3.08	Income and Social Contribution	(83,978)	(69,289)	234,663	135,120
3.08.01	Current	13,811	(230,080)	22,785	26,583
3.08.02	Deferred	(97,789)	160,791	211,878	108,537
3.09	Net Income from Continued Operations	18,073	87,741	686,945	1,513,030
3.10	Net Income from Discontinued Operations	-	-	190,160	183,088
3.10.01	Net Income/Loss of Discontinued Operations, Net	-	-	190,160	183,088
3.11	Net Income	18,073	87,741	877,105	1,696,118
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.02251	0.10928	1.03285	1.99730
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.02251	0.10928	1.03225	1.99613

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Individual FS / Statement of Comprehensive Income
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.16 to 09.30.16	Accumulated Current Year 01.01.16 to 09.30.16	Previous Quarter 07.01.15 to 09.30.15	Accumulated Previous Year 01.01.15 to 09.30.15
4.01	Net Income	18,073	87,741	877,105	1,696,118
4.02	Other Comprehensive Income	(211,999)	(98,191)	(344,057)	(396,125)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	20,977	(634,330)	412,264	523,532
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	12,023	(92,575)	(16,635)	1,588
4.02.03	Taxes on unrealized gains (losses) on investments on available for sale	(4,319)	35,693	518	451
4.02.04	Unrealized gains (losses) on cash flow hedge	(373,864)	876,483	(1,151,012)	(1,440,815)
4.02.05	Taxes on unrealized gains (losses) on cash flow hedge	129,417	(294,762)	389,160	488,497
4.02.06	Actuarial gains (losses) on pension and post-employment plans	5,706	17,121	32,801	46,397
4.02.07	Taxes on realized gains (losses) on pension post-employment plans	(1,939)	(5,821)	(11,153)	(15,775)
4.03	Comprehensive Income	(193,926)	(10,450)	533,048	1,299,993

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Individual FS / Statement of Cash Flow
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.16 to 09.30.16	Accumulated Previous Year 01.01.15 to 09.30.15
6.01	Net Cash Provided by Operating Activities	306,020	2,400,208
6.01.01	Cash from Operations	1,169,328	3,751,205
6.01.01.01	Net Income for the Period	87,741	1,513,030
6.01.01.03	Depreciation and Amortization	557,573	492,655
6.01.01.04	Depreciation and Depletion of Biological Assets	484,382	405,509
6.01.01.05	Results on Disposals of Property, Plant and Equipments	(8,401)	31,809
6.01.01.07	Deferred Income Tax	(160,791)	(108,537)
6.01.01.08	Provision for Tax, Civil and Labor Risks	221,687	55,766
6.01.01.09	Other Provisions	(41,583)	791,700
6.01.01.10	Interest and Exchange Rate Variations	(1,436,229)	3,307,239
6.01.01.11	Equity Pick-Up	1,464,949	(2,737,966)
6.01.02	Changes in Operating Assets and Liabilities	(863,308)	(1,379,304)
6.01.02.01	Trade Accounts Receivable	(2,321,854)	(937,996)
6.01.02.02	Inventories	(829,567)	(673,018)
6.01.02.03	Trade Accounts Payable	1,047,819	1,210,638
6.01.02.04	Supply Chain Finance	(430,968)	-
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(243,178)	(141,453)
6.01.02.06	Others Rights and Obligations	1,895,601	169,847
6.01.02.07	Investment in Held for Trading Securities	(198,662)	(76,873)
6.01.02.08	Redemption of Held for Trading Securities	118,088	192,674
6.01.02.11	Other Financial Assets and Liabilities	897,196	(666,689)
6.01.02.12	Payment of Interest	(580,730)	(332,199)
6.01.02.14	Interest on Shareholders' Equity Received	11,618	14,834
6.01.02.15	Biological assets - Current	(228,671)	(139,069)
6.01.03	Other	-	28,307
6.01.03.01	Net Cash Provided by Operating Activities from Discontinued Operations	-	28,307
6.02	Net Cash Provided by Investing Activities	(1,895,237)	235,501
6.02.05	Redemptions of Restricted Cash (Investments)	(58,412)	(343,802)
6.02.06	Additions to Property, Plant and Equipment	(1,290,888)	(1,000,147)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	62,624	173,337
6.02.08	Capital increase in subsidiaries	-	(93,824)
6.02.09	Additions to Intangible	(46,392)	(24,469)
6.02.10	Additions to Biological Assets - Non-current	(561,228)	(423,301)
6.02.11	Investments in Associates and Joint Venturies	(941)	(1,296)
6.02.15	Receivable from discontinued operations, net of transferred cash	-	1,977,310
6.02.17	Net Cash Applied in Investing Activities from Discontinued Operations	-	(28,307)
6.03	Net Cash Provided by Financing Activities	2,346,122	(3,230,403)
6.03.01	Proceeds from Debt Issuance	4,997,042	3,877,874
6.03.02	Payment of Debt	(1,449,457)	(3,817,617)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(663,051)	(889,113)
6.03.06	Treasury Shares Acquisition	(543,258)	(2,491,668)
6.03.07	Treasury Shares Disposal	4,846	90,121
6.04	Exchange Rate Variation on Cash and Cash Equivalents	(1,233)	62,675
6.05	Increase (Decrease) in Cash and Cash Equivalents	755,672	(532,019)
6.05.01	At the Beginning of the Period	845,085	1,979,357
6.05.02	At the End of the Period	1,600,757	1,447,338

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2016 to 09/30/2016
(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2016	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777
5.03	Opening Balance Adjusted	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777
5.04	Share-based Payments	-	3,252,439	(4,372,807)	-	-	(1,120,368)
5.04.03	Options Granted	-	55,088	-	-	-	55,088
5.04.04	Treasury Shares Acquired	-	(543,258)	-	-	-	(543,258)
5.04.05	Treasury Shares Sold	-	6,371	-	-	-	6,371
5.04.06	Dividends	-	-	(98,210)	-	-	(98,210)
5.04.07	Interest on Shareholders' Equity	-	-	(513,215)	-	-	(513,215)
5.04.08	Gain on Disposal of Shares	-	(1,525)	-	-	-	(1,525)
5.04.09	Treasury Shares Canceled	-	3,761,382	(3,761,382)	-	-	-
5.04.10	Valuation of Shares	-	(7,822)	-	-	-	(7,822)
5.04.11	Options Canceled	-	(17,797)	-	-	-	(17,797)
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-
5.05	Total Comprehensive Income	-	-	-	87,741	(98,191)	(10,450)
5.05.01	Net Income for the Period	-	-	-	87,741	-	87,741
5.05.02	Other Comprehensive Income	-	-	-	-	(98,191)	(98,191)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	876,483	876,483
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(294,762)	(294,762)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	(92,575)	(92,575)
5.05.02.07	Tax on Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	35,693	35,693
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	11,300	11,300
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(634,330)	(634,330)
5.06	Statements of Changes in Shareholders' Equity	-	-	93,869	(93,869)	-	-
5.06.08	Tax Incentives Reserve	-	-	93,869	(93,869)	-	-
5.07	Balance at September 30, 2016	12,460,471	(688,516)	1,797,837	(6,128)	(1,177,705)	12,385,959

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Individual FS / Statement of Changes in Shareholders’ Equity for the Period from 01/01/2015 to 09/30/2015
(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2015	12,460,471	(195,428)	3,945,825	-	(620,391)	15,590,477
5.03	Opening Balance Adjusted	12,460,471	(195,428)	3,945,825	-	(620,391)	15,590,477
5.04	Share-based Payments	-	(2,558,515)	-	(425,859)	-	(2,984,374)
5.04.03	Options Granted	-	50,672	-	-	-	50,672
5.04.04	Treasury Shares Acquired	-	(2,491,668)	-	-	-	(2,491,668)
5.04.05	Treasury Shares Sold	-	121,735	-	-	-	121,735
5.04.07	Interest on Shareholders' Equity	-	-	-	(425,859)	-	(425,859)
5.04.08	Gain on Disposal of Shares	-	(31,614)	-	-	-	(31,614)
5.04.10	Valuation of shares	-	111,247	-	-	-	111,247
5.04.12	Acquisition of Non-Controlling Entities	-	(318,887)	-	-	-	(318,887)
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-
5.05	Total Comprehensive Income	-	-	-	1,696,118	(396,125)	1,299,993
5.05.01	Net Income for the Period	-	-	-	1,696,118	-	1,696,118
5.05.02	Other Comprehensive Income	-	-	-	-	(396,125)	(396,125)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(1,440,815)	(1,440,815)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	488,497	488,497
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	2,039	2,039
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	30,622	30,622
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	523,532	523,532
5.06	Statements of Changes in Shareholders' Equity	-	-	97,819	(97,819)	-	-
5.06.08	Tax Incentives Reserve	-	-	97,819	(97,819)	-	-
5.07	Balance at September 30, 2015	12,460,471	(2,753,943)	4,043,644	1,172,440	(1,016,516)	13,906,096

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Individual FS / Statement of Value Added
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.16 to 09.30.16	Accumulated Previous Year 01.01.15 to 09.30.15
7.01	Revenues	24,565,726	21,732,629
7.01.01	Sales of Goods, Products and Services	23,556,757	21,465,681
7.01.02	Other Income	(99,843)	(332,021)
7.01.03	Revenue Related to Construction of Own Assets	1,081,831	917,247
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	26,981	(318,278)
7.02	Raw Material Acquired from Third Parties	(16,107,769)	(13,873,861)
7.02.01	Costs of Products and Goods Sold	(13,016,456)	(11,208,422)
7.02.02	Materials, Energy, Third Parties Services and Other	(3,109,301)	(2,658,576)
7.02.03	Recovery (Loss) of Assets Values	17,988	(6,863)
7.03	Gross Added Value	8,457,957	7,858,768
7.04	Retentions	(1,041,955)	(898,164)
7.04.01	Depreciation, Amortization and Exhaustion	(1,041,955)	(898,164)
7.05	Net Added Value	7,416,002	6,960,604
7.06	Received from Third Parties	835,578	4,169,834
7.06.01	Equity Pick-Up	(1,464,949)	2,737,966
7.06.02	Financial Income	2,298,748	1,431,041
7.06.03	Other	1,779	827
7.07	Added Value to be Distributed	8,251,580	11,130,438
7.08	Distribution of Added Value	8,251,580	11,130,438
7.08.01	Payroll	3,070,940	3,098,692
7.08.01.01	Salaries	2,318,523	2,395,641
7.08.01.02	Benefits	589,861	544,764
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	162,556	158,287
7.08.02	Taxes, Fees and Contributions	2,389,901	2,199,818
7.08.02.01	Federal	1,158,873	1,024,621
7.08.02.02	State	1,205,394	1,149,912
7.08.02.03	Municipal	25,634	25,285
7.08.03	Capital Remuneration from Third Parties	2,702,998	4,318,898
7.08.03.01	Interests	2,568,424	4,153,816
7.08.03.02	Rents	134,574	165,082
7.08.04	Interest on Own Capital	87,741	1,513,030
7.08.04.01	Interest on Shareholders' Equity	513,215	425,859
7.08.04.02	Dividends	98,210	-
7.08.04.03	Retained Earnings	(523,684)	1,087,171

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Consolidated FS / Balance Sheet Assets
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.16	Previous Year 12.31.15
1	Total Assets	43,126,498	40,388,014
1.01	Current Assets	19,075,276	19,180,049
1.01.01	Cash and Cash Equivalents	5,773,267	5,362,890
1.01.02	Marketable Securities	792,218	734,711
1.01.02.01	Financial Investments Evaluated at Fair Value	687,874	734,711
1.01.02.01.01	Held for Trading	376,631	375,562
1.01.02.01.02	Available for Sale	311,243	359,149
1.01.02.02	Marketable Securities Evaluated at Amortized Cost	104,344	-
1.01.02.02.01	Held to Maturity	104,344	-
1.01.03	Trade Accounts Receivable	3,143,918	4,180,024
1.01.03.01	Trade Accounts Receivable	2,963,966	3,876,308
1.01.03.02	Other Receivables	179,952	303,716
1.01.04	Inventories	5,378,452	4,032,911
1.01.05	Biological Assets	1,574,257	1,329,861
1.01.06	Recoverable Taxes	1,163,602	1,231,759
1.01.06.01	Current Recoverable Taxes	1,163,602	1,231,759
1.01.08	Other Current Assets	1,249,562	2,307,893
1.01.08.02	Assets of Discontinued Operations	42,058	32,448
1.01.08.02.01	Assets of Discontinued Operations and Held for Sale	42,058	32,448
1.01.08.03	Other	1,207,504	2,275,445
1.01.08.03.01	Interest on Shareholders' Equity Receivable	8,172	21,586
1.01.08.03.02	Derivatives	265,466	129,387
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	43,992	78,801
1.01.08.03.06	Restricted Cash	308,815	1,346,274
1.01.08.03.10	Other	581,059	699,397
1.02	Non-current Assets	24,051,222	21,207,965
1.02.01	Non-current Assets	5,627,944	5,095,410
1.02.01.01	Financial Investments Evaluated at Fair Value	278,400	385,700
1.02.01.01.02	Available for Sale	278,400	385,700
1.02.01.02	Marketable Securities Evaluated at Amortized Cost	146,202	70,338
1.02.01.02.01	Held to Maturity	146,202	70,338
1.02.01.03	Trade Accounts Receivable	175,331	234,914
1.02.01.03.01	Trade Accounts Receivable	9,222	4,133
1.02.01.03.02	Other Receivables	166,109	230,781
1.02.01.05	Biological Assets	861,879	761,022
1.02.01.06	Deferred Taxes	1,212,175	1,255,976
1.02.01.06.01	Deferred Income Tax and Social Contribution	1,212,175	1,255,976
1.02.01.09	Other Non-current Assets	2,953,957	2,387,460
1.02.01.09.03	Judicial Deposits	898,072	732,106
1.02.01.09.04	Recoverable Taxes	1,480,698	968,705
1.02.01.09.06	Accounts Receivable from Disposal of Equity Interest	40,703	74,164
1.02.01.09.07	Restricted Cash	414,161	479,828
1.02.01.09.08	Other	120,323	132,657
1.02.02	Investments	84,738	185,892
1.02.02.01	Investments	84,738	185,892
1.02.02.01.01	Equity in Associates	83,372	184,416
1.02.02.01.04	Other	1,366	1,476
1.02.03	Property, Plant and Equipment, Net	11,710,786	10,915,752
1.02.03.01	Property, Plant and Equipment in Operation	10,545,716	10,005,274
1.02.03.02	Property, Plant and Equipment Leased	177,356	120,696
1.02.03.03	Property, Plant and Equipment in Progress	987,714	789,782
1.02.04	Intangible	6,627,754	5,010,911
1.02.04.01	Intangible	6,627,754	5,010,911
1.02.04.01.02	Software	174,875	180,292
1.02.04.01.03	Trademarks	1,313,588	1,372,018
1.02.04.01.04	Other	524,782	658,515
1.02.04.01.05	Goodwill	4,589,062	2,778,102
1.02.04.01.06	Software Leased	25,447	21,984

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.16	Previous Year 12.31.15
2	Total Liabilities	43,126,498	40,388,014
2.01	Current Liabilities	13,572,057	11,621,113
2.01.01	Social and Labor Obligations	251,306	159,189
2.01.01.01	Social Obligations	136,878	29,382
2.01.01.02	Labor Obligations	114,428	129,807
2.01.02	Trade Accounts Payable	6,731,766	5,919,587
2.01.02.01	Domestic Suppliers	4,627,366	3,933,757
2.01.02.01.01	Domestic Suppliers	4,194,845	3,248,160
2.01.02.01.02	Supply Chain Finance	432,521	685,597
2.01.02.02	Foreign Suppliers	2,104,400	1,985,830
2.01.02.02.01	Foreign Suppliers	1,713,796	1,496,833
2.01.02.02.02	Supply Chain Finance	390,604	488,997
2.01.03	Tax Obligations	403,027	353,278
2.01.03.01	Federal Tax Obligations	124,460	177,911
2.01.03.01.01	Income Tax and Social Contribution Payable	71,303	80,692
2.01.03.01.02	Other Federal	53,157	97,219
2.01.03.02	State Tax Obligations	275,583	172,497
2.01.03.03	Municipal Tax Obligations	2,984	2,870
2.01.04	Short Term Debts	4,164,277	2,628,179
2.01.04.01	Short Term Debts	4,164,277	2,628,179
2.01.04.01.01	Local Currency	1,752,406	1,462,046
2.01.04.01.02	Foreign Currency	2,411,871	1,166,133
2.01.05	Other Obligations	1,148,578	1,943,481
2.01.05.02	Other	1,148,578	1,943,481
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	2,426	518,450
2.01.05.02.04	Derivatives	828,089	666,602
2.01.05.02.05	Management and Employees Profit Sharing	9,716	296,292
2.01.05.02.08	Other Obligations	308,347	462,137
2.01.06	Provisions	873,103	617,399
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	333,140	231,389
2.01.06.01.01	Tax Risk Provisions	121,617	49,228
2.01.06.01.02	Social Security and Labor Risk Provisions	189,037	159,528
2.01.06.01.04	Civil Risk Provisions	22,486	22,633
2.01.06.02	Other Provisons	539,963	386,010
2.01.06.02.04	Vacations and Christmas Bonuses Provisions	472,699	318,746
2.01.06.02.05	Employee Benefits Provisions	67,264	67,264
2.02	Non-current Liabilities	16,859,681	14,931,048
2.02.01	Long-term Debt	14,445,070	12,551,104
2.02.01.01	Long-term Debt	14,445,070	12,551,104
2.02.01.01.01	Local Currency	5,271,352	2,357,579
2.02.01.01.02	Foreign Currency	9,173,718	10,193,525
2.02.02	Other Obligations	1,020,283	985,384
2.02.02.02	Other	1,020,283	985,384
2.02.02.02.06	Other Obligations	1,020,283	985,384
2.02.03	Deferred Taxes	149,299	188,320
2.02.03.01	Deferred Income Tax and Social Contribution	149,299	188,320

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 09.30.16	Previous Year 12.31.15
2.02.04	Provisions	1,245,029	1,206,240
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	983,796	974,460
2.02.04.01.01	Tax Risk Provisions	168,486	191,268
2.02.04.01.02	Social Security and Labor Risk Provisions	222,280	217,495
2.02.04.01.04	Civil Risk Provision	85,647	43,068
2.02.04.01.05	Contingent Liabilities	507,383	522,629
2.02.04.02	Other Provisons	261,233	231,780
2.02.04.02.04	Employee Benefits Provisions	261,233	231,780
2.03	Shareholders' Equity	12,694,760	13,835,853
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.02	Capital Reserves	(688,516)	(3,940,955)
2.03.02.01	Goodwill on the Shares Issuance	166,192	174,014
2.03.02.04	Granted Options	215,411	160,323
2.03.02.05	Treasury Shares	(723,438)	(3,947,933)
2.03.02.07	Gain on Disposal of Shares	(58,381)	(39,059)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Shareholders	(47,417)	(47,417)
2.03.02.09	Acquisition of Non-Controlling Shareholders	(240,883)	(240,883)
2.03.04	Profit Reserves	1,797,837	6,076,775
2.03.04.01	Legal Reserves	540,177	540,177
2.03.04.02	Statutory Reserves	646,601	5,019,408
2.03.04.07	Tax Incentives Reserve	611,059	517,190
2.03.05	Accumulated Earnings / Loss	(6,128)	-
2.03.08	Other Comprehensive Income	(1,177,705)	(1,079,514)
2.03.08.01	Derivative Financial Instruments	(541,475)	(1,123,196)
2.03.08.02	Financial Instrument (Available for Sale)	(65,348)	(8,466)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(602,053)	32,277
2.03.08.04	Actuarial Losses	31,171	19,871
2.03.09	Non-controlling Interest	308,801	319,076

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Consolidated FS / Statement of Income
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.16 to 09.30.16	Accumulated Current Year 01.01.16 to 09.30.16	Previous Quarter 07.01.15 to 09.30.15	Accumulated Previous Year 01.01.15 to 09.30.15
3.01	Net Sales	8,507,743	25,142,641	8,280,949	23,241,825
3.02	Cost of Goods Sold	(6,623,395)	(19,309,310)	(5,679,716)	(15,952,313)
3.03	Gross Profit	1,884,348	5,833,331	2,601,233	7,289,512
3.04	Operating (Expenses) Income	(1,415,841)	(4,181,022)	(1,631,980)	(4,621,538)
3.04.01	Selling	(1,254,721)	(3,692,441)	(1,237,400)	(3,475,359)
3.04.02	General and Administrative	(138,058)	(414,118)	(143,464)	(365,881)
3.04.04	Other Operating Income	79,071	214,953	191,018	236,127
3.04.05	Other Operating Expenses	(111,123)	(315,132)	(399,557)	(906,772)
3.04.06	Income from Associates and Joint Ventures	8,990	25,716	(42,577)	(109,653)
3.05	Income Before Financial and Tax Results	468,507	1,652,309	969,253	2,667,974
3.06	Financial Results	(424,742)	(1,532,724)	(524,775)	(1,288,946)
3.06.01	Financial Income	96,016	1,883,465	1,700,229	3,231,611
3.06.02	Financial Expenses	(520,758)	(3,416,189)	(2,225,004)	(4,520,557)
3.07	Income Before Taxes	43,765	119,585	444,478	1,379,028
3.08	Income and Social Contribution	(27,421)	(44,700)	234,743	134,375
3.08.01	Current	19,151	(258,363)	4,686	(5,058)
3.08.02	Deferred	(46,572)	213,663	230,057	139,433
3.09	Net Income from Continued Operations	16,344	74,885	679,221	1,513,403
3.10	Net Income from Discontinued Operations	-	-	190,160	183,088
3.10.01	Net Income/Loss of Discontinued Operations, Net	-	-	190,160	183,088
3.11	Net Income	16,344	74,885	869,381	1,696,491
3.11.01	Attributable to: Controlling Shareholders	18,073	87,741	877,105	1,696,118
3.11.02	Attributable to: Non-controlling Interest	(1,729)	(12,856)	(7,724)	373
3.99	Earnings per share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	0.02036	0.09327	1.02376	1.99774
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	0.02036	0.09327	1.02316	1.99657

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income
(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 07.01.16 to 09.30.16	Accumulated Current Year 01.01.16 to 09.30.16	Previous Quarter 07.01.15 to 09.30.15	Accumulated Previous Year 01.01.15 to 09.30.15
4.01	Net Income	16,344	74,885	869,381	1,696,491
4.02	Other Comprehensive Income	(211,999)	(98,191)	(344,057)	(396,125)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	20,977	(634,330)	412,264	523,532
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	12,023	(92,575)	(16,635)	1,588
4.02.03	Taxes on unrealized gains (losses) on investments on available for sale	(4,319)	35,693	518	451
4.02.04	Unrealized gains (losses) on cash flow hedge	(373,864)	876,483	(1,151,012)	(1,440,815)
4.02.05	Taxes on unrealized gains (losses) on cash flow hedge	129,417	(294,762)	389,160	488,497
4.02.06	Actuarial gains (losses) on pension and post-employment plans	5,706	17,121	32,801	46,397
4.02.07	Taxes on realized gains (losses) on pension post-employment plans	(1,939)	(5,821)	(11,153)	(15,775)
4.03	Comprehensive Income	(195,655)	(23,306)	525,324	1,300,366
4.03.01	Attributable to: BRF Shareholders	(193,926)	(10,450)	533,048	1,299,993
4.03.02	Attributable to: Non-Controlling Shareholders	(1,729)	(12,856)	(7,724)	373

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Consolidated FS / Statement of Cash Flows
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.16 to 09.30.16	Accumulated Previous Year 01.01.15 to 09.30.15
6.01	Net Cash Provided by Operating Activities	1,123,252	3,791,546
6.01.01	Cash from Operations	859,623	5,607,157
6.01.01.01	Net Income for the Period	87,741	1,513,030
6.01.01.02	Non-controlling Interest	(12,856)	373
6.01.01.03	Depreciation and Amortization	687,172	566,178
6.01.01.04	Depreciation and Depletion of Biological Assets	501,973	406,660
6.01.01.05	Results on Disposals of Property, Plant and Equipments	(10,655)	29,226
6.01.01.06	Gain on the Acquisition of Equity Interest	(58,812)	-
6.01.01.07	Deferred Income Tax	(213,663)	(139,433)
6.01.01.08	Provision for Tax, Civil and Labor Risks	221,931	48,670
6.01.01.09	Other Provisions	(15,555)	800,040
6.01.01.10	Interest and Exchange Rate Variations	(301,937)	2,272,760
6.01.01.11	Equity Pick-Up	(25,716)	109,653
6.01.02	Changes in Operating Assets and Liabilities	263,629	(1,818,031)
6.01.02.01	Trade Accounts Receivable	1,360,533	(622,699)
6.01.02.02	Inventories	(1,012,021)	(1,194,965)
6.01.02.03	Trade Accounts Payable	949,900	1,456,211
6.01.02.04	Supply Chain Finance	(351,469)	-
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(243,178)	(141,453)
6.01.02.06	Others Rights and Obligations	(462,322)	(78,127)
6.01.02.07	Investment in Held for Trading Securities	(814,102)	(244,067)
6.01.02.08	Redemption of Held for Trading Securities	809,834	224,859
6.01.02.11	Other Financial Assets and Liabilities	901,887	(640,339)
6.01.02.12	Payment of Interest	(654,159)	(445,246)
6.01.02.13	Payment of Income Tax and Social Contribution	(2,500)	(6,267)
6.01.02.14	Interest on Shareholders' Equity Received	11,618	14,834
6.01.02.15	Biological Assets - Current	(226,526)	(140,772)
6.01.02.16	Interest Received	(3,866)	-
6.01.03	Other	-	2,420
6.01.03.01	Net Cash Provided by Operating Activities from Discontinued Operations	-	2,420
6.02	Net Cash Provided by Investing Activities	(3,782,012)	253,089
6.02.01	Marketable Securities	(172,868)	-
6.02.03	Investment in Available for Sale Securities	-	(1,100)
6.02.04	Redemptions of Available for Sale Securities	-	72,445
6.02.05	Redemptions of Restricted Cash (Investments)	1,103,126	(343,802)
6.02.06	Additions to Property, Plant and Equipment	(1,425,023)	(1,062,409)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	85,066	208,036
6.02.09	Additions to Intangible	(48,351)	(25,585)
6.02.10	Additions to Biological Assets - Non-current	(582,618)	(424,036)
6.02.11	Investments in Associates and Joint Venturies	(941)	(61,178)
6.02.12	Business Combination, net of cash	(2,740,403)	(74,287)
6.02.15	Receivable from discontinued operations, net of transferred cash	-	1,977,310
6.02.17	Net Cash Applied in Investing Activities from Discontinued Operations	-	(12,305)
6.03	Net Cash Provided by Financing Activities	3,479,926	(3,623,606)
6.03.01	Proceeds from Debt Issuance	7,051,554	4,825,522
6.03.02	Payment of Debt	(1,909,790)	(5,158,468)
6.03.03	Dividends and Interest on Shareholders' Equity Paid	(1,123,426)	(889,113)
6.03.04	Cash Excess Retained by the Discontinued Operations	-	(20,038)
6.03.06	Treasury Shares Acquisition	(543,258)	(2,491,668)
6.03.07	Treasury Shares Disposal	4,846	90,121
6.03.10	Net Cash Provided by Financing Activities from Discontinued Operations	-	20,038
6.04	Exchange Rate Variation on Cash and Cash Equivalents	(410,789)	1,296,130
6.05	Decrease (Increase) in Cash and Cash Equivalents	410,377	1,717,159
6.05.01	At the Beginning of the Period	5,362,890	6,006,942
6.05.02	At the End of the Period	5,773,267	7,724,101

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Individual and Consolidated FS / Statement of Changes in Shareholders' Equity for the Period from 01/01/2016 to 09/30/2016
(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2016	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777	319,076	13,835,853
5.03	Opening Balance Adjusted	12,460,471	(3,940,955)	6,076,775	-	(1,079,514)	13,516,777	319,076	13,835,853
5.04	Share-based Payments	-	3,252,439	(4,372,807)	-	-	(1,120,368)	2,581	(1,117,787)
5.04.03	Options Granted	-	55,088	-	-	-	55,088	-	55,088
5.04.04	Treasury Shares Acquired	-	(543,258)	-	-	-	(543,258)	-	(543,258)
5.04.05	Treasury Shares Sold	-	6,371	-	-	-	6,371	-	6,371
5.04.06	Dividends	-	-	(98,210)	-	-	(98,210)	-	(98,210)
5.04.07	Interest on Shareholders' Equity	-	-	(513,215)	-	-	(513,215)	-	(513,215)
5.04.08	Gain on Disposal of Shares	-	(1,525)	-	-	-	(1,525)	-	(1,525)
5.04.09	Treasury Shares Canceled	-	3,761,382	(3,761,382)	-	-	-	-	-
5.04.10	Valuation of Shares	-	(7,822)	-	-	-	(7,822)	-	(7,822)
5.04.11	Options Canceled	-	(17,797)	-	-	-	(17,797)	-	(17,797)
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	2,581	2,581
5.05	Total Comprehensive Income	-	-	-	87,741	(98,191)	(10,450)	(12,856)	(23,306)
5.05.01	Net Income for the Period	-	-	-	87,741	-	87,741	(12,856)	74,885
5.05.02	Other Comprehensive Income	-	-	-	-	(98,191)	(98,191)	-	(98,191)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	876,483	876,483	-	876,483
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(294,762)	(294,762)	-	(294,762)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	(92,575)	(92,575)	-	(92,575)
5.05.02.07	Tax on Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	35,693	35,693	-	35,693
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	11,300	11,300	-	11,300
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(634,330)	(634,330)	-	(634,330)
5.06	Statements of Changes in Shareholders' Equity	-	-	93,869	(93,869)	-	-	-	-
5.06.08	Tax Incentives Reserve	-	-	93,869	(93,869)	-	-	-	-
5.07	Balance at September 30, 2016	12,460,471	(688,516)	1,797,837	(6,128)	(1,177,705)	12,385,959	308,801	12,694,760

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Individual and Consolidated FS / Statement of Changes in Shareholders' Equity for the Period from 01/01/2015 to 09/30/2015
(in thousands of Brazilian Reais)

Account Code	Account Description	Capital Stock	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2015	12,460,471	(195,428)	3,945,825	-	(620,391)	15,590,477	99,466	15,689,943
5.03	Opening Balance Adjusted	12,460,471	(195,428)	3,945,825	-	(620,391)	15,590,477	99,466	15,689,943
5.04	Share-based Payments	-	(2,558,515)	-	(425,859)	-	(2,984,374)	227,110	(2,757,264)
5.04.03	Options Granted	-	50,672	-	-	-	50,672	-	50,672
5.04.04	Treasury Shares Acquired	-	(2,491,668)	-	-	-	(2,491,668)	-	(2,491,668)
5.04.05	Treasury Shares Sold	-	121,735	-	-	-	121,735	-	121,735
5.04.07	Interest on Shareholders' Equity	-	-	-	(425,859)	-	(425,859)	-	(425,859)
5.04.08	Gain on Disposal of Shares	-	(31,614)	-	-	-	(31,614)	-	(31,614)
5.04.10	Valuation of shares	-	111,247	-	-	-	111,247	-	111,247
5.04.12	Acquisition of Non-Controlling Entities	-	(318,887)	-	-	-	(318,887)	-	(318,887)
5.04.13	Participation of Non-Controlling Shareholders'	-	-	-	-	-	-	227,110	227,110
5.05	Total Comprehensive Income	-	-	-	1,696,118	(396,125)	1,299,993	373	1,300,366
5.05.01	Net Income for the Period	-	-	-	1,696,118	-	1,696,118	373	1,696,491
5.05.02	Other Comprehensive Income	-	-	-	-	(396,125)	(396,125)	-	(396,125)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	(1,440,815)	(1,440,815)	-	(1,440,815)
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	488,497	488,497	-	488,497
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	2,039	2,039	-	2,039
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	30,622	30,622	-	30,622
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	523,532	523,532	-	523,532
5.06	Statements of Changes in Shareholders' Equity	-	-	97,819	(97,819)	-	-	-	-
5.06.08	Tax Incentives Reserve	-	-	97,819	(97,819)	-	-	-	-
5.07	Balance at September 30, 2015	12,460,471	(2,753,943)	4,043,644	1,172,440	(1,016,516)	13,906,096	326,949	14,233,045

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

Consolidated FS / Statement of Added Value
(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.16 to 09.30.16	Accumulated Previous Year 01.01.15 to 09.30.15
7.01	Revenues	28,705,969	25,816,534
7.01.01	Sales of Goods, Products and Services	27,488,443	25,523,388
7.01.02	Other Income	(54,842)	(354,056)
7.01.03	Revenue Related to Construction of Own Assets	1,242,252	975,359
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	30,116	(328,157)
7.02	Raw Material Acquired from Third Parties	(19,344,504)	(15,669,589)
7.02.01	Costs of Products and Goods Sold	(15,469,231)	(12,542,882)
7.02.02	Materials, Energy, Third Parties Services and Other	(3,864,098)	(3,105,523)
7.02.03	Recovery of Assets Values	(11,175)	(21,184)
7.03	Gross Added Value	9,361,465	10,146,945
7.04	Retentions	(1,189,145)	(972,838)
7.04.01	Depreciation, Amortization and Exhaustion	(1,189,145)	(972,838)
7.05	Net Added Value	8,172,320	9,174,107
7.06	Received from Third Parties	1,911,019	3,122,840
7.06.01	Equity Pick-Up	25,716	(109,653)
7.06.02	Financial Income	1,883,465	3,231,611
7.06.03	Other	1,838	882
7.07	Added Value to be Distributed	10,083,339	12,296,947
7.08	Distribution of Added Value	10,083,339	12,296,947
7.08.01	Payroll	3,614,282	3,528,534
7.08.01.01	Salaries	2,779,785	2,764,979
7.08.01.02	Benefits	665,359	602,288
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	169,138	161,267
7.08.02	Taxes, Fees and Contributions	2,709,916	2,496,315
7.08.02.01	Federal	1,439,904	1,257,751
7.08.02.02	State	1,236,225	1,204,609
7.08.02.03	Municipal	33,787	33,955
7.08.03	Capital Remuneration from Third Parties	3,684,256	4,758,695
7.08.03.01	Interests	3,448,713	4,536,330
7.08.03.02	Rents	235,543	222,365
7.08.04	Interest on Own Capital	74,885	1,513,403
7.08.04.01	Interest on Shareholders' Equity	513,215	425,859
7.08.04.02	Dividends	98,210	-
7.08.04.03	Retained Earnings	(523,684)	1,087,171
7.08.04.04	Non-Controlling Interest	(12,856)	373

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its consolidated subsidiaries (collectively the “Company”) is a multinational Brazilian company, which owns a comprehensive and diverse portfolio of products and it is one of the world's largest producers of foods. With a focus on raising, producing and slaughtering of poultry and pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

•                Whole chickens and frozen cuts of chicken, turkey and pork;

•                Ham products, bologna, sausages, frankfurters and other smoked products;

•                Hamburgers, breaded meat products and meatballs;

•                Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•                Margarine, sauces and mayonnaise; and

•                Soy meal and refined soy flour, as well as animal feed.

BRF is a public company, listed on the New Market of Brazilian Securities, Commodities & Futures Exchange (“BM&FBOVESPA”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarters are located at 475, Rua Jorge Tzachel in the City of Itajaí, State of Santa Catarina.

Our portfolio strategy is focused on creating new, convenient, practical and healthy products for our consumers based on their needs. We seek to achieve that goal through strong innovation to provide us with increasing value-added items that will differentiate us from our competitors and strengthen our brands.

The Company's business model is by means of a vertical and integrated production system, which are distributed through an extensive distribution network, reaching the 5 continents, to meet the supermarkets, retail stores, wholesalers, restaurants and other institutional customers. In addition, our facilities are strategically located near to their raw material suppliers or its main consumption centers.

The Company has as main brands Sadia, Perdigão, Qualy, Chester®, Perdix and Paty that are highly recognized, especially in Brazil, Argentina and the Middle East.

In 2016, the Company´s activities are organizes into 7 operating segments, due to the importance and growth potential of Africa region, which now has the same autonomy and organizational structure of other regions. Thus, the segments are as follows: Brazil, Latin America (“LATAM”), Europe, Middle East and North of Africa (“MENA”), Asia, Africa and Other Segments (note 5).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.1.        Interest in subsidiaries

						% equity interest
Entity		Main activity	Country	Participation	Accounting method	09.30.16	12.31.15

Avipal Centro-Oeste S.A.	(a)	Industrialization and commercialization of milk	Brazil	Direct	Consolidated	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	Consolidated	100.00%	100.00%
Al Khan Foodstuff LLC ("AKF")	(k)	Import, commercialization and distribution of products	Oman	Indirect	Consolidated	70.00%	40.00%
Al-Wafi Food Products Factory LLC	(l)	Industrialization and commercialization of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Alimentos Calchaquí Productos 7 S.A.	(i)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	95.00%	-
Badi Ltd.		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Al-Takamol International for Foods Products		Import and commercialization of products	Saudi Arabia	Indirect	Consolidated	75.00%	75.00%
BRF Al Yasra Food K.S.C.C. ("BRF AFC")		Import, commercialization and distribution of products	Kuwait	Indirect	Consolidated	75.00%	75.00%
BRF Foods GmbH		Industralization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	90.00%	90.00%
BRF France SARL		Marketing and logistics services	France	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	Consolidated	100.00%	100.00%
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Xamol Consultores Serviços Ltda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	Consolidated	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	Consolidated	100.00%	100.00%
BRF Malaysia Sdn Bhd	(j)	Marketing and logistics services	Malaysia	Indireta	Consolidated	100.00%	-
BRF Shanghai Management Consulting Co. Ltd.		Advisory and related services	China	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Trading Co. Ltd.		Commercialization and distribution of products	China	Indirect	Consolidated	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	Consolidated	100.00%	100.00%
BRF Germany GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF Holland B.V.		Import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Alimentos Calchaqui Productos S.A.	(i)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	5.00%	-
BRF B.V.		Industrialization, import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
BRF Hungary LLC		Import and commercialization of products	Hungary	Indirect	Consolidated	100.00%	100.00%
BRF Iberia Alimentos SL		Import and commercialization of products	Spain	Indirect	Consolidated	100.00%	100.00%
BRF Invicta Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	62.00%	62.00%
Invicta Food Products Ltd.		Import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Wrexham Ltd.		Industrialization, import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Food Group Ltd.	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foods Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foodservice Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Universal Meats (UK) Ltd.	(b) (e)	Import, Industrialization, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	-
BRF Italia SPA		Import and commercialization of products	Italy	Indirect	Consolidated	67.00%	67.00%
Compañía Paraguaya Comercial S.A.	(f)	Import and commercialization of products	Paraguay	Indirect	Consolidated	99.00%	-
Eclipse Holding Cöoperatief U.A.	(h)	Holding	The Netherlands	Indirect	Consolidated	50.00%	-
Buenos Aires Fortune S.A.	(h)	Holding	Argentina	Indirect	Consolidated	5.00%	-
Cabaña San Nestor S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	43.33%	-
Eporpan S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	13.32%	-
Campo Austral S.A.	(h)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	65.50%	-
Degesa Argentina S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	4.99%	-
Itega S.A.	(h)	Holding	Argentina	Indirect	Consolidated	96.00%	-
Porcinos Cordobeses S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	51.04%	-
Eclipse Latam Holdings	(h)	Holding	Spain	Indirect	Consolidated	100.00%	-
Buenos Aires Fortune S.A.	(h)	Holding	Argentina	Indirect	Consolidated	95.00%	-
Cabaña San Nestor S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	2.76%	-
Campo Austral S.A.	(h)	Industrialization and commercialization of products	Argentina	Indirect	Consolidated	34.50%	-
Degesa Argentina S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	95.01%	-
Eporpan S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	51.07%	-
Hibridos Argentinos S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	95.00%	-
Indústria Frigorífico Expork S.A.	(h)	Slaughtering	Argentina	Indirect	Consolidated	78.52%	-
Itega S.A.	(h)	Holding	Argentina	Indirect	Consolidated	4.00%	-
Porcinos Cordobeses S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	14.34%	-
Porcinos Cordobeses S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	5.88%	-
Eporpan S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	35.61%	-
Cabaña San Nestor S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	53.91%	-
Hibridos Argentinos S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	5.00%	-
Porcinos Cordobeses S.A.	(h)	Rearing and fattening of porks	Argentina	Indirect	Consolidated	28.74%	-
Indústria Frigorífico Expork S.A.	(h)	Slaughtering	Argentina	Indirect	Consolidated	21.48%	-
Federal Foods LLC	(c)	Import, commercialization and distribution of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Federal Foods Omã	(a)	Import, commercialization and distribution of products	Oman	Indirect	Consolidated	49.00%	49.00%
Federal Foods Qatar		Import, commercialization and distribution of products	Qatar	Indirect	Consolidated	49.00%	49.00%
Golden Foods Poultry Limited	(d)	Holding	Thailand	Indirect	Consolidated	48.52%	-
Golden Poultry Siam Limited	(d)	Holding	Thailand	Indirect	Consolidated	51.84%	-
Golden Poultry Siam Limited	(d)	Holding	Thailand	Indirect	Consolidated	48.16%	-
BRF Thailand Limited	(d)	Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	-
BRF Feed Thailand Limited	(d)	Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	-
Golden Foods Sales (Europe) Limited	(d)	Holding e trading	England	Indirect	Consolidated	100.00%	-
Golden Quality Foods Europe BV	(d)	Import, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	-
Golden Quality Foods Netherlands BV	(d)	Import, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	-
Golden Foods Siam Europe Limited	(b) (d)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

						% equity interest
Entity		Main activity	Country	Participation	Accounting method	09.30.16	12.31.15

Perdigão Europe Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
Perdigão International Ltd.		Import and commercialization of products	Cayman Island	Indirect	Consolidated	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	40.00%	40.00%
Sadia Foods GmbH	(a)	Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	10.00%	10.00%
SATS BRF Food PTE Ltd.		Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	Equity pick-up	49.00%	49.00%
Gazania Investments Three Hundred and Thirty Three (Pty) Ltd	(o)	Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	-
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
SALEM Beteiligungsverwaltung Siebenundsiebzigste.	(n)	Import and commercialization of products	Austria	Direct	Consolidated	100.00%	-
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercializations of dairy products	Argentina	Direct	Consolidated	98.26%	98.26%
K&S Alimentos S.A.	(g)	Industrialization and commercialization of products	Brazil	Direct	Consolidated	100.00%	49.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	Consolidated	99.99%	99.99%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
SHB Comércio e Indústria de Alimentos S.A.	(m)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	1.00%	-
PR-SAD Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	Consolidated	90.05%	90.05%
Sadia Alimentos S.A.		Holding	Argentina	Direct	Consolidated	43.10%	43.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	33.98%	33.98%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	Consolidated	5.10%	5.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	66.02%	66.02%
Compañía Paraguaya Comercial S.A.	(f)	Import and commercialization of products	Paraguay	Indirect	Consolidated	1.00%	-
Sadia Alimentos S.A.		Holding	Argentina	Indirect	Consolidated	56.90%	56.90%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Direct	Consolidated	94.90%	94.90%
SHB Comércio e Indústria de Alimentos S.A.	(m)	Industrialization and commercialization of products	Brazil	Direct	Consolidated	99.00%	-
UP Alimentos Ltda.		Industrialization and commercialization of products	Brazil	Affiliate	Equity pick-up	50.00%	50.00%
Vip S.A. Emp. Part. Imobiliárias		Commercialization of owned real state	Brazil	Direct	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Indirect	Consolidated	1.74%	1.74%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	Consolidated	0.01%	0.01%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%

(a)       Dormant subsidiaries.

(b)       The wholly-owned subsidiary BRF Global GmbH operates as a trading in the European market and owns 101 wholly-owned subsidiaries in Madeira, Portugal, with an investment of R$6,799 as of September 30, 2016 (R$4,046 as of December 31, 2015) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment of R$6,233 as of September 30, 2016 (R$8,162 as of December 31, 2015). The wholly-owned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in Den Bosh, The Netherlands being the amount of this investment of R$27,136 as of September 30, 2016 (R$22,258 as of December 31, 2015). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$119,006 as of September 30, 2016 (R$161,197 as of December 31, 2015). The indirect subsidiary Universal Meats (UK) Ltd. owns 99 direct subsidiaries in Ashford, England with an investment of R$38,908 as of September 30, 2016. The indirect subsidiary Golden Foods Siam Europe Ltd. (GFE) owns 32 direct subsidiaries in Ashford, England with an investment of R$113,189 as of September 30, 2016. The purpose of those 2 subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

(c)       The Company owns 49% of equity interest with rights for 60% of the dividends, permitted by the Federal Law 8/1984, which is effective in the United Arab Emirates. According to the shareholder’s agreement, the Company holds 100% of the economic interest.

(d)       On January 26, 2016 acquisition of 48.52% of equity interest in Golden Foods Poultry Limited and 48.16% of equity interest in Golden Poultry Siam Limited. The company, according to the shareholder’s agreement, owns substantial part of the economic rights of such entities. In addition, on January 26, 2016, acquisition of 100% of equity interest in Golden Foods Sales (Europe) Limited and Golden Foods Siam Europe Limited.

(e)       On February 01, 2016, acquisition of 100% of equity interest in Universal Meats (UK) Ltd.

(f)        On February 25, 2016, acquisition of 100% of equity interest in Compañía Paraguaya Comercial S.A.

(g)       On March, 18, 2016, the Company acquired the remaining equity interest and thus holds 100% of equity interest in K&S Alimentos S.A.

(h)       On April 13, 2016, acquisition of 50% of equity interest in Eclipse Holding Cöoperatief UA and its subsidiaries.

(i)        On May 10, 2016, acquisition of 100% of equity interest in Alimentos Calchaquí Productos 7 S.A..

(j)        On June 10, 2016, establishment of BRF Malaysia Snd Bhd with 100% of equity interest.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(k)       On June 20, 2016, acquisition of 30% of equity interest, becoming the holder of 70% of equity interest with rights for 99% of the dividends, permitted by the Federal Law, which is effective in the Sultanate of Oman. According to the shareholder’s agreement, the Company holds 100% of the economic interest.

(l)        The Company owns 49% of equity interest with rights for 90% of the dividends, permitted by the Federal Law 8/1984, which is effective in the United Arab Emirates. According to the shareholder’s agreement, the Company holds 100% of the economic interest.

(m)      On September 01, 2016, establishment of SHB Comércio e Indústria de Alimentos S.A.

(n)       On September 02, 2016, acquisition of 100% of equity interest in SALEM Beteiligungsverwaltung Siebenundsiebzigste.

(o)       On September 22, 2016, acquisition of 100% of equity interest in Gazania Investments Three Hundred and Thirty Three (Pty) Ltd.

1.2.        Seasonality

In Brazil and LATAM operating segments, in months of November and December of each year, the Company is impacted by seasonality due Christmas and New Year Celebrations, being the best-selling products in this period: turkey, Chester, ham and pork loins.

In MENA operating segment, seasonality is due to Ramadan, which is the holy month of the Muslim calendar. The start of Ramadan depends on the beginning of the moon cycle and therefore can vary each year.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF QUARTELY FINANCIAL STATEMENTS

The Company’s individual and consolidated quarterly financial statements are prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”) and interpretation issued by the International Financial Reporting Interpretations Committee (“IFRIC”), implemented in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”).

The Company’s individual and consolidated quarterly financial statements are expressed in millions of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed, when applicable, were also expressed in thousands.

The preparation of the Company’s individual and consolidated quarterly financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amounts of the affected assets and liabilities in future periods.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company reviews its judgments, estimates and assumptions on a quarterly basis.

The individual and consolidated financial statements were prepared on the historical cost except for the following relevant items recognized in the balance sheet:

(i)     derivative and non-derivative financial instruments measured at fair value;

(ii)    available for sale financial assets at fair value;

(iii)   marketable securities classified as cash and cash equivalents measured at fair value;

(iv)   share-based payments and employee benefits at fair value, and

(v)    biological assets at fair value.

3.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The quarterly financial information have been prepared according to CVM Deliberation Nº 673/11, which establishes the minimum content of interim financial statement and the principles for measurement and recognition of a full or condensed set of financial statements for an interim period.

The interim financial statements, in this case denominated as quarterly financial information, aim to provide updated information based on the last annual financial statements disclosed. Therefore, the quarterly financial information focus on new activities, events and circumstances and do not duplicate the information previously disclosed, except in the case where Management judged that the maintenance of the information was relevant.

The current quarterly financial information was consistently prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual financial statements for the year ended December 31, 2015 (note 3).

There were no changes on such policies and estimates calculation methodology. As allowed by CVM Deliberation Nº 673/11, Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read in conjunction with the annual financial statements for the year ended December 31, 2015, in order to allow the users of this financial information to further understand the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The exchange rates in Brazilian Reais that are effective at the balance sheet dates are as follows:

Exchange rate at the balance sheet date	09.30.16	12.31.15
U.S. Dollar (US$ or USD)	3.2462	3.9048
Euro (€ or EUR)	3.6484	4.2504
Pound Sterling (£ or GBP)	4.2249	5.7881
Argentine Peso ($ or ARS)	0.2131	0.3017
Omani Riyal (OMR)	8.4405	10.1529
Dirham (AED)	0.8839	1.0631
Saudi Riyal (SAR)	0.8654	1.0406
Bath (THB)	0.0939	0.1083
Qatar Riyal (QAR)	0.8914	1.0725
Kwanza (AOA)	0.0197	0.0290

Average rates	09.30.16	09.30.15
U.S. Dollar (US$ or USD)	3.5557	3.1612
Euro (€ or EUR)	3.9661	3.5219
Pound Sterling (£ or GBP)	4.9652	4.8474
Argentine Peso ($ or ARS)	0.2453	0.3520
Omani Riyal (OMR)	9.2425	8.2127
Dirham (AED)	0.9682	0.8607
Saudi Riyal (SAR)	0.9482	0.8428
Bath (THB)	0.1008	0.0935
Qatar Riyal (QAR)	0.9766	0.8683
Kwanza (AOA)	0.0220	0.0276

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the normal course of its business, the Company is exposed to credit, liquidity and market risks, which are actively managed in conformity to the Financial Risk and Strategic Documents Management Policy (“Risk Policy”) and internal guidelines subject to such policy. The policy and guidelines, as well as the monitoring process, evaluation and approval processes of risk management were disclosed in detail in the financial statements for the year ended December 31, 2015 (note 4) and there were no changes in the nine-month period ended September 30, 2016.

a.            Credit risk management

The Company is subject to the credit risk related to trade accounts receivable, financial investments and derivative contracts.

Credit risk associated with trade accounts receivable is actively managed by dedicated team, through specific systems. Furthermore, it should be noted the diversification of the customer portfolio and the concession of credit to customers with good financial and operational conditions. The Company does not usually require collateral for sales to customer, and it has contracted credit insurance policy for specific markets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Credit risk associated with financial investments and derivative contracts is mitigated by the Company’s policy of working with prime institutions.

On September 30, 2016, the Company had financial investments over R$100,000 at the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Nacional de Angola, Banco Santander, Caixa Econômica Federal and Deutsche Bank.

The Company also held derivative contracts with the following financial institutions: Banco BNP, Banco Bradesco, Banco do Brasil, Banco HSBC, Banco Itaú, Banco Santander, Banco Votorantim, Citibank, Deutsche Bank, Ing Bank, Merrill Lynch and Rabobank.

b.            Liquidity risk management

Liquidity risk management aims to reduce the impacts caused by events that may affect the Company’s cash flow. Thus, the Company utilizes the following metrics:

•        Cash Flow at Risk (“CFaR”), which aims to statistically estimates the cash flows for the next twelve months and the Company’s liquidity exposure. The Company determined that the minimum cash available should be equivalent mainly to the average monthly billing and EBITDA for the last twelve-month period; and

•        Value at Risk ("VaR") is used for derivative transactions that require payments of periodic adjustments. Currently, the Company holds only BM&FBOVESPA operations with daily adjustments and in order to monitor them, such methodology is utilized, which statistically measures potential maximum adjustments to be paid at intervals of 1 to 21 days.

The Company maintains its leverage levels in order to avoid any impact to its ability to settle commitments and obligations. As a guideline, the majority of the debt should be in long term. On September 30, 2016, the long-term debt portion accounted for 77.6% (82.7% as of December 31, 2015) of the total outstanding debt with an average term greater than 5 years.

The table below summarizes the commitments and contractual obligations that may impact the Company’s liquidity:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	09.30.16
	Book value	Cash flow contracted	Up to 3 months	2017	2018	2019	2020	After 5 years
Non derivative financial liabilities
Loans and financing	8,853,961	10,978,362	1,356,950	3,071,423	2,524,602	3,505,928	509,297	10,162
BRF bonds	6,720,541	8,655,379	120,569	291,304	771,929	252,554	252,554	6,966,469
Trade accounts payable	4,917,476	4,917,476	4,917,476	-	-	-	-	-
Supply chain finance	823,125	823,125	823,125	-	-	-	-	-
Financial lease	211,000	315,255	20,155	63,649	49,510	40,329	23,961	117,651
Operational lease	-	719,696	212,397	286,221	105,836	52,431	19,910	42,901

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	171,606	143,359	(4,816)	935	147,240	-	-	-
Currency derivatives (NDF)	560	(791)	225	(1,016)	-	-	-	-
Currency derivatives (options)	58,601	(47,631)	(37,131)	(10,500)	-	-	-	-
Commodities derivatives (NDF)	7	-	-	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	317	17,585	17,585	-	-	-	-	-
Interest rate and exchange rate derivatives	564,287	624,249	380,008	244,241	-	-	-	-
Commodities derivatives (NDF)	3,931	3,931	3,931	-	-	-	-	-

	Consolidated
	09.30.16
	Book value	Cash flow contracted	Up to 3 months	2017	2018	2019	2020	After 5 years
Non derivative financial liabilities
Loans and financing	9,492,069	11,607,276	1,584,860	3,141,917	2,855,112	3,505,928	509,297	10,162
BRF bonds	6,720,541	8,655,379	120,569	291,304	771,929	252,554	252,554	6,966,469
BFF bonds	280,796	350,422	-	20,264	20,264	20,264	289,630	-
Sadia bonds	374,849	391,207	12,583	378,624	-	-	-	-
BRF GMBH bonds	1,580,487	2,329,149	-	70,605	70,605	70,605	70,605	2,046,729
Quickfood bonds	160,605	140,054	7,596	29,186	36,227	16,698	37,716	12,631
Trade accounts payable	5,908,641	5,908,641	5,908,641	-	-	-	-	-
Supply chain finance	823,125	823,125	823,125	-	-	-	-	-
Financial lease	212,375	317,609	20,544	64,560	50,564	40,329	23,961	117,651
Operational lease	-	728,204	214,316	288,213	107,306	53,997	19,910	44,462

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Interest rate and exchange rate derivatives	199,417	172,968	(4,816)	13,739	163,644	401	-	-
Currency derivatives (NDF)	560	(791)	225	(1,016)	-	-	-	-
Deliverable forwards contracts	358	358	358	-	-	-	-	-
Currency derivatives (options)	58,601	(47,631)	(37,131)	(10,500)	-	-	-	-
Commodities derivatives (NDF)	7	-	-	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	919	18,989	18,989	-	-	-	-	-
Interest rate and exchange rate derivatives	564,287	624,249	380,008	244,241	-	-	-	-
Commodities derivatives (NDF)	3,931	3,931	3,931	-	-	-	-	-
Deliverable forwards contracts	9	9	9	-	-	-	-	-

c.            Interest rate risk management

Interest rate risk is the one the Company incurs in economic losses resulting from changes in these rates, which could affect its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation of such rates and manage the mismatch between its financial investments and debts. In these transactions the Company enters into contracts that exchange floating rate for fixed rate or vice-versa. Such transactions were designated by the Company as cash flow hedge.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company’s indebtedness is essentially tied to the London Interbank Offered rate ("LIBOR"), fixed coupon (“R$ and USD”), Long Term Interest Rate ("TJLP") and Monetary Unit of the Bank National Economic and Social Development ("UMBNDES") rates. In case of adverse changes in the market that result in LIBOR, TJLP and UMBNDES rise, the cost of the floating indebtedness rises and on the other hand, the cost of the fixed indebtedness decreases in relative terms.

With regards to the Company's marketable securities, the main index is the Interbank Deposit Certificate ("CDI") for investments in the domestic market and fixed coupon (“USD”) for investments in the foreign market.

d.            Foreign exchange risk management

Foreign exchange risk is the one related to variations of foreign exchange rates that may cause the Company to incur unexpected losses, leading to a reduction of assets or an increase in liabilities.

The Risk Policy is intended to protect the Company's results from these variations, in order to:

•        Protect operating revenues and costs that are related to transactions arising from commercial activities, such as estimated exports and purchases of raw materials, utilizing hedging instruments, that is, to protect its future cash flow denominated in foreign currency; and

•        Manage assets and liabilities denominated in foreign currencies in order to protect the balance sheet of the Company, through the use of over-the counter and futures transactions.

The Company’s consolidated financial statements are mainly impacted by the following currencies: U.S. Dollar, Euro, Iene, Pound Sterling, Baht and Argentine Peso.

Assets and liabilities denominated in foreign currency are as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	09.30.16	12.31.15
	Total exposure
Cash and cash equivalents and marketable securities	4,820,018	5,322,907
Trade accounts receivable	2,160,174	2,146,020
Accounts receivable from subsidiaries (unconsolidated)	122,039	250,766
Restricted cash	184,736	1,346,274
Future dollar agreements	438,237	741,912
Dollar purchase agreement (Regular Hedge)	649,240	-
Inventories	(327)	246
Exchange rate contracts (Swap)	2,025,449	968,780
Loans and financing	(11,585,589)	(11,359,658)
Bonds designated as cash flow hedge	973,860	1,171,440
Export prepayments designated as cash flow hedge	973,860	1,171,440
Trade accounts payable	(1,713,796)	(1,496,833)
Supply chain finance	(390,604)	(488,997)
Other assets and liabilities, net	1,134,462	(232,146)
	(208,241)	(457,849)

Foreign exchange exposure (in US$)	(64,149)	(117,253)

Foreign exchange exposure impacting the statement of income (in US$)	6,822	(39,776)
Foreign exchange exposure included in other comprehensive income (in US$)	(70,971)	(77,477)

Foreign exchange exposure (in US$)	(64,149)	(117,253)

The Company's net foreign exchange exposure as of September 30, 2016 is within the limit set by the Company's Risk Policy.

e.            Commodity price risk management

In the normal course of its operations, the Company purchases commodities, mainly corn, soymeal, oil and live hogs, which are some of the individual components of production cost.

Corn, soymeal and oil prices are subject to volatility resulting from weather conditions, crop yield, transportation and storage costs, government’s agricultural policy, foreign exchange rates and the prices of these commodities on the international market, among others factors. The prices of hogs acquired from third parties are subject to market conditions and are influenced by internal availability and levels of demand in the international market, among other aspects.

The Risk Policy establishes limits for hedging the corn and soymeal purchase flow, aiming to reduce the impact resulting from a price increase of these raw materials, and may utilize derivative instruments or inventory management for this purpose. Currently, the management of inventory levels is used as a hedging instrument. Since June 2015, the company began using derivative financial instruments as hedge for variations in corn purchase prices.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

f.             Capital management

The Company’s definition of the adequate capital structure is essentially associated with (i) cash strength as a tolerance factor to liquidity volatility, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The cash and liquidity strategy takes into consideration the historical scenarios of volatility of results as well as simulations of sectorial and systemic crises and is based on permitting the resilience in scenarios of restricted access to capital.

Financial leverage aims the balance between the different sources of funding and their conditions of allocation in order to maximize the opportunity cost to BRF in its business expansion initiatives. Moreover, the objective of maintaining the investment grade disciplines the weighting of using own and third party capital.

The Company monitors levels of debt and net debt, which are shown below:

	Consolidated
	09.30.16			12.31.15
	Current	Non-current	Total	Total
Foreign currency debt	(2,411,871)	(9,173,718)	(11,585,589)	(11,359,658)
Local currency debt	(1,752,406)	(5,271,352)	(7,023,758)	(3,819,625)
Other financial liabilities	(828,089)	-	(828,089)	(666,602)
Gross debt	(4,992,366)	(14,445,070)	(19,437,436)	(15,845,885)

Marketable securities and cash and cash equivalents	6,565,485	424,602	6,990,087	6,553,639
Other financial assets	265,466	-	265,466	129,387
Restricted cash	308,815	414,161	722,976	1,826,102
Net debt	2,147,400	(13,606,307)	(11,458,907)	(7,336,757)

4.2.        Derivative and non-derivative financial instruments designated as hedge accounting

As established by CVM Deliberation Nº 604/09, the Company applies hedge accounting to its derivative instruments classified as cash flow hedge, in accordance with the Risk Policy. The cash flow hedge consists of hedging the exposure to variations of the cash flow and firm commitment which is attributable to a particular risk associated with a recognized asset or liability, or a highly probable transaction that could affect profit and loss. The firm commitment hedge is a protection against fluctuations of a specific type of risk associated to a firm agreement to exchange a determined quantity for a determined price in a specific date, or in future determined dates.

The Risk Policy has also the purpose of determining parameters of use of financial instruments, including derivatives, which are designed to protect the operating and financial assets and liabilities, which are exposed to the variations of foreign exchange rates, the fluctuation of the interest rates and changes to the commodity prices.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company, within its hedge accounting strategy, utilizes the following financial instruments:

•         Currency non-deliverable forwards – NDF;

•         Commodities non-deliverable forwards – NDF;

•         Interest rate and currency swap;

•         Fixed exchange rate;

•         Options;

•         Export prepayments – PPEs; and

•         Senior unsecured notes – Bonds.

4.2.1 Breakdown of the balances of derivative financial instruments

The positions of outstanding derivative financial instruments are follows:

Parent company and Consolidated
09.30.16					12.31.15
Instrument	Hedge object	Reference currency (notional)	Reference value (notional)	Fair value (1)	Reference value (notional)	Fair value (1)
Financial instruments designated as hedge accounting
NDF - Dollar sale	Currency	US$	69,252	5,517	44,000	(17,858)
NDF - Euro sale	Currency	EUR	171,000	10,963	31,800	(5,457)
NDF - Pound Sterling sale	Currency	GBP	33,000	5,732	11,000	(1,566)
NDF - Iene sale	Currency	JPY	-	-	6,799,981	(39,569)
Currency swap - US$	Currency	BRL	250,000	(154,457)	250,000	(248,456)
Interest rate swap - US$	Interest	US$	200,000	(17,149)	200,000	(31,829)
Fixed exchange rate - US$	Currency	US$	-	-	201,000	(33,765)
Options - US$	Currency	US$	1,460,000	175,879	1,227,000	(124,469)
Options - Euro	Currency	EUR	145,000	4,307	31,000	3,500
Options - JPY	Currency	JPY	1,540,000	816	-	-
NDF - Corn purchase	Commodities	Ton/US$	30,000	(7)	633,565	(11,729)
Total in Parent company				31,601		(511,198)
Interest rate swap - US$	Interest	US$	200,000	(27,811)	200,000	(46,365)
Fixed exchange rate - US$	Currency	US$	25,796	14	-	-
Fixed exchange rate - Euro	Currency	EUR	6,215	(164)	-	-
Fixed exchange rate - Pound Sterling	Currency	GBP	8,599	1,572	-	-
Total Consolidated				5,212		(557,563)

Financial instruments not designated as hedge accounting
NDF - Iene sale	Currency	JPY	-	-	6,451,363	(1,152)
NDF - Purchase of US$	Currency	US$	200,000	(317)	50,000	(2,350)
Currency swap - US$	Currency	US$	608,619	(551,456)	250,000	(977)
Currency swap - Euro	Currency	EUR	13,750	(12,831)	-	-
Interest rate - R$	Interest	BRL	50,000	382	50,000	(2,341)
NDF - Corn purchase	Commodities	Ton/US$	640,030	(3,387)	54,780	2,183
Future - BM&FBovespa	Currency	US$	135,000	335	190,000	14,641
Future - BM&FBovespa	Commodities	Ton/US$	783	13	-	-
Total in Parent company				(567,261)		10,004
NDF - Purchase of Euro	Currency	EUR	50,000	(602)	150,000	1,294
NDF - Pound Sterling sale	Currency	GBP	-	-	20,000	1,066
NDF - Argentine Peso sale	Currency	US$	-	-	10,000	7,984
Fixed exchange rate - US$	Currency	US$	6,462	28	-	-
Total Consolidated				(567,835)		20,348

Total in Parent company				(535,660)		(501,194)
Total Consolidated				(562,623)		(537,215)

(1)     The market value determination method used by the Company consists of calculating the future value based on the contracted conditions and determining the present value based on market curves, obtained from the database of Bloomberg and BM&FBOVESPA.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

a.            Non-deliverable forwards – NDF

 i.             Currency non-deliverable forwards - NDF

The position of the currency non-deliverable forward – NDF, by maturity, as well as the weighted average exchange rates and the fair value, are presented as follows:

Parent company and Consolidated
09.30.16
PUT	R$ x US$			R$ x EUR			R$ x GBP
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value	Notional (GBP)	Average rate	Fair value
Financial instruments designated as cash flow hedge
October 2016	25,000	3.3367	2,228	10,000	3.6259	(524)	6,000	4.3823	934
November 2016	20,000	3.4023	2,066	10,000	3.8631	1,544	6,000	4.4548	1,063
December 2016	20,000	3.3960	1,258	26,000	3.7968	1,306	3,000	4.5483	705
January 2017	-	-	-	15,000	3.8620	1,060	3,000	4.5423	528
February 2017	-	-	-	20,000	3.8905	1,401	3,000	4.5750	504
March 2017	-	-	-	20,000	3.9213	1,355	3,000	4.6160	509
April 2017	-	-	-	20,000	3.9614	1,379	3,000	4.6500	489
May 2017	-	-	-	20,000	4.0105	1,494	3,000	4.6900	511
June 2017	4,252	3.4852	(35)	20,000	4.0361	1,458	3,000	4.7235	489
July 2017	-	-	-	10,000	4.0447	490	-	-	-
	69,252	3.3819	5,517	171,000	3.9087	10,963	33,000	4.5472	5,732

CALL	US$ x R$			US$ x EUR
Maturities	Notional (US$)	Average rate	Fair value	Notional (EUR)	Average rate	Fair value
Financial instruments not designated as cash flow hedge
December 2016	200,000	3.3341	(317)	50,000	1.1309	(602)
	200,000	3.3341	(317)	50,000	1.1309	(602)

ii.             Commodities non-deliverable forwards - NDF

The position of the commodities non-deliverable forwards – NFD, by maturity, as well as weighted average exchange rates and fair value, are presented as follows:

Parent company and Consolidated
09.30.16
Call	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Designated as hedge accounting
June 2017	30,000	141.75	(7)
	30,000	141.75	(7)

Call	Quantity	Average rate	Fair
Maturities	Ton	US$/Ton	value
Not designated as hedge accounting
November 2016	259,873	131.04	(1,296)
December 2016	380,157	134.72	(2,091)
	640,030	133.23	(3,387)

b.            Interest rate and currency swaps

The position of interest rate and currency swaps is presented as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

				Parent company		Consolidated
09.30.16
Instrument	Maturity	Assets (Hedged object)	Liabilities (Protected risk)	Notional	Fair value	Notional	Fair value
Financial instruments designated as cash flow hedge

Interest rate	01.22.18	LIBOR 6M + 2.82% p.a.	5.86% p.a.	100,000	(6,086)	100,000	(6,086)
Interest rate	06.18.18	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	(11,063)	100,000	(11,063)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.90% p.a.	-	-	100,000	(13,971)
Interest rate	02.01.19	LIBOR 6M + 2.70% p.a.	5.88% p.a.	-	-	100,000	(13,840)
					(17,149)		(44,960)

Currency swap	05.22.18	R$ + 7.75%	US$ + 1.60%	250,000	(154,457)	250,000	(154,457)

					(171,606)		(199,417)

Financial instruments not designated as cash flow hedge
Interest rate - Bond	05.22.18	R$ (Fixed rate of 7.75% p.a.)	68.84% CDI	50,000	382	50,000	382

Currency swap	10.28.16	US$ + 1,76 % p.a	86,60% CDI	100,000	(96,220)	100,000	(96,220)
Currency swap	11.23.16	US$ + 2,37 % p.a	91,00% CDI	50,000	(57,561)	50,000	(57,561)
Currency swap	12.02.16	US$ + L3M + 0,90 % p.a	85,95% CDI	50,000	(28,802)	50,000	(28,802)
Currency swap	12.16.16	US$ + L3M + 1,10 % p.a	88,95% CDI	50,000	(35,306)	50,000	(35,306)
Currency swap	12.23.16	US$ + 2,41 % p.a	90,50% CDI	50,000	(47,355)	50,000	(47,355)
Currency swap	12.29.16	US$ + 2,43% p.a.	90,80% CDI	50,000	(51,454)	50,000	(51,454)
Currency swap	02.16.17	US$ + 2,30% p.a.	92,80% CDI	50,000	(50,369)	50,000	(50,369)
Currency swap	03.03.17	US$ + 2,70% p.a.	94,35% CDI	14,000	(8,390)	14,000	(8,390)
Currency swap	05.22.17	US$	72,20% CDI	35,625	(32,951)	35,625	(32,951)
Currency swap	05.22.17	US$	73,76% CDI	19,750	(18,531)	19,750	(18,531)
Currency swap	05.24.17	US$	70,75% CDI	120,512	(107,284)	120,512	(107,284)
Currency swap	06.06.17	US$	73,00% CDI	10,156	(9,340)	10,156	(9,340)
Currency swap	07.28.17	US$	72,30% CDI	8,576	(7,893)	8,576	(7,893)
					(551,456)		(551,456)

Currency swap	06.05.17	EURO	83,03% CDI	13,750	(12,831)	13,750	(12,831)
					(12,831)		(12,831)
					(563,905)		(563,905)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

c.            Fixed exchange rate

The position of fixed exchange rate designated as cash flow hedge is presented as follows:

09.30.16
	R$ x US$			THB x US$			THB x EUR
Maturities	Notional US$	Average US$	Fair value	Notional US$	Average US$	Fair value	Notional EUR	Average EUR	Fair value
Designated as hedge accounting
October 2016	-	-	-	-	-	-	688	55.1886	656
December 2016	3,081	35.2039	132	1,332	39.1700	14	-	-	-
July 2017	366	35.1220	10	2,749	38.9909	(110)	5,055	46.6833	624
August 2017	16,738	34.8163	(43)	503	39.2000	(12)	2,577	46.5100	268
September 2017	4,519	34.7149	(59)	1,631	39.1651	(56)	279	46.3600	24
October 2017	1,092	34.6060	(26)	-	-	-	-	-	-
	25,796	34.8403	14	6,215	39.0919	(164)	8,599	47.3014	1,572

09.30.16
	THB x US$
Maturities	Notional US$	Average US$	Fair value
Not designated as hedge accounting
November 2016	5,210	34.6630	37
December 2016	722	34.8300	(6)
March -2017	530	34.8450	(3)
	6,462	34.6966	28

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

d.            Options

The Company designates as a cash flow hedge only the variation in the intrinsic value of its options, recognizing the time value of the premium in the financial result. If the hedge is not effective and the option is not exercised due to devaluation of the Brazilian Real, the losses related to the options will be recognized as financial expenses in the statement of income.

The Company has designated transactions involving options denominated collar which is a purchase of a put option ("PUT") and a sale of a call option ("CALL").

When the market price of any of the options is not available in an active market, the fair value is based on an option pricing model (Black-Scholes or Binomial).

Parent company and Consolidated
09.30.16
R$ x US$
Type	Maturities	Notional (US$)	Average US$	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	October 2016	(189,000)	4.0808	(327)
Collar - Put (Purchase)	October 2016	189,000	3.5640	60,105
Collar - Call (Sale)	November 2016	(199,000)	4.0660	(2,250)
Collar - Put (Purchase)	November 2016	199,000	3.4583	46,162
Collar - Call (Sale)	December 2016	(145,000)	4.2332	(1,343)
Collar - Put (Purchase)	December 2016	145,000	3.5200	39,691
Collar - Call (Sale)	January 2017	(90,000)	3.8477	(2,236)
Collar - Put (Purchase)	January 2017	90,000	3.2878	8,364
Collar - Call (Sale)	February 2017	(119,000)	3.8560	(4,368)
Collar - Put (Purchase)	February 2017	119,000	3.2374	8,974
Collar - Call (Sale)	March -2017	(149,000)	3.8692	(7,041)
Collar - Put (Purchase)	March -2017	149,000	3.2246	10,809
Collar - Call (Sale)	April 2017	(80,000)	3.9950	(3,566)
Collar - Put (Purchase)	April 2017	80,000	3.2450	6,593
Collar - Call (Sale)	May 2017	(90,000)	4.0323	(4,668)
Collar - Put (Purchase)	May 2017	90,000	3.2447	7,667
Collar - Call (Sale)	June 2017	(95,000)	4.1084	(5,519)
Collar - Put (Purchase)	June 2017	95,000	3.2432	8,050
Collar - Call (Sale)	July 2017	(135,000)	4.1023	(9,002)
Collar - Put (Purchase)	July 2017	135,000	3.2104	10,037
		-		166,132

Put (Purchase)	October 2016	30,000	3.2700	1,533
Put (Purchase)	November 2016	30,000	3.2833	2,067
Put (Purchase)	January 2017	30,000	3.1800	1,429
Put (Purchase)	February 2017	14,000	3.1700	678
Put (Purchase)	March -2017	15,000	3.1900	902
Put (Purchase)	April 2017	20,000	3.1600	1,112
Put (Purchase)	May 2017	15,000	3.1900	1,012
Put (Purchase)	June 2017	15,000	3.1900	1,014
				9,747

				175,879

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parent company and Consolidated
09.30.16
R$ x EUR
Type	Maturities	Notional (EUR)	Average EUR	Fair value

Financial instruments designated as cash flow hedge
Collar - Call (Sale)	October 2016	(30,000)	3.7984	(599)
Collar - Put (Purchase)	October 2016	30,000	3.5833	647
Collar - Call (Sale)	November 2016	(10,000)	4.0200	(263)
Collar - Put (Purchase)	November 2016	10,000	3.6700	817
Collar - Call (Sale)	December 2016	(20,000)	4.3168	(547)
Collar - Put (Purchase)	December 2016	20,000	3.7400	2,467
Collar - Call (Sale)	January 2017	(10,000)	4.3005	(441)
Collar - Put (Purchase)	January 2017	10,000	3.6000	623
Collar - Call (Sale)	February 2017	(20,000)	4.3315	(1,090)
Collar - Put (Purchase)	February 2017	20,000	3.5900	1,244
Collar - Call (Sale)	March -2017	(10,000)	4.4815	(564)
Collar - Put (Purchase)	March -2017	10,000	3.6200	751
Collar - Call (Sale)	April 2017	(10,000)	4.5800	(566)
Collar - Put (Purchase)	April 2017	10,000	3.6200	760
Collar - Call (Sale)	May 2017	(10,000)	4.7060	(643)
Collar - Put (Purchase)	May 2017	10,000	3.6200	736
		-		3,332

Put (Purchase)	October 2016	10,000	3.5100	62
Put (Purchase)	November 2016	10,000	3.6300	479
Put (Purchase)	December 2016	5,000	3.6750	434
		25,000		975

Parent company and Consolidated
09.30.16
R$ x EUR
Type	Maturities	Notional (EUR)	Average EUR	Fair value

Financial instruments designated as cash flow hedge
Put (Purchase)	October 2016	1,540,000	0.0326	816
		1,540,000		816

4.2.2 Breakdown of the balances of non-derivative financial instruments

The position of non-derivative financial instruments is presented as follows:

Parent company and Consolidated
			09.30.16		12.31.15
Hedge Instrument	Hedge object	Reference currency (notional)	Value (notional)	Fair value (1)	Value (notional)	Fair value (1)
Financial instruments designated as cash flow hedge

Export prepayment - PPEs	Exchange	USD	300,000	973,860	300,000	1,171,440
Senior unsecured notes - Bonds	Exchange	USD	300,000	973,860	300,000	1,171,440

			600,000	1,947,720	600,000	2,342,880

(1)     Notional converted by Ptax rate in effect at year-end.

a.            Export prepayments – PPEs

The position of PPEs is presented as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Parent company and Consolidated
09.30.16
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

Export prepayment - PPE	US$ (E.R.)	02.2017 to 02.2019	300,000	1.7796	973,860

b.            Senior unsecured notes – Bonds

The position of bonds designated as cash flow hedges is presented as follows:

Parent company and Consolidated
09.30.16
Hedge Instrument	Type of risk hedged	Maturities	Notional (US$)	Average rate	Fair value

BRF SA BRFSBZ5	US$ (E.R.)	06.2022	150,000	2.0213	486,930
BRF SA BRFSBZ3	US$ (E.R.)	05.2023	150,000	2.0387	486,930

			300,000	2.0300	973,860

4.3.        Gains and losses of derivative and non-derivative financial instruments

The unrealized gains and losses of derivative and non-derivative financial instruments designated as cash flow hedges are recorded as a component of other comprehensive income, as set forth below:

	Shareholders' Equity
	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15
Derivatives designated as cash flow hedges
Foreign exchange risks	36,650	(420,649)	38,072	(420,649)
Interest risks	(16,204)	(27,725)	(42,369)	(66,597)
Commodity risks	2,357	3,604	2,357	3,604
	22,803	(444,770)	(1,940)	(483,642)

Non derivatives designated as cash flow hedges
Foreign exchange risks	(804,840)	(1,200,000)	(804,840)	(1,200,000)

Gross losses	(782,037)	(1,644,770)	(806,780)	(1,683,642)
Deferred taxes on losses	265,893	560,446	265,609	560,446
OCI recognized by subsidiaries	(25,027)	(38,872)	-	-
Losses, net of taxes	(541,171)	(1,123,196)	(541,171)	(1,123,196)

Change in gross losses	862,733	(1,015,188)	876,862	(1,020,832)
Income taxes on financial instruments adjustments	(294,553)	346,388	(294,837)	346,388
OCI recognized by subsidiaries	13,845	(5,644)	-	-
Impact in other comprehensive income	582,025	(674,444)	582,025	(674,444)

On September 30, 2016, the realized transactions with derivative and non-derivative financial instruments designated as cash flow hedge resulted in a gain of R$520,509 (loss of R$348,936 as of September 30, 2015), composed by a net gain amounting to R$503,755 (loss of R$337,320 as of September 30, 2015) recorded as gross revenues and a net gain of R$16,754 (loss of R$11,616 as of September 30, 2015) recorded in the financial result.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.4.        Breakdown of financial instruments by category – except derivatives

	Parent company
	09.30.16
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	77,678	-	77,678
Restricted cash	-	-	-	538,240	-	538,240
Trade accounts receivable	7,301,713	-	-	-	-	7,301,713
Other credits	345,206	-	-	-	-	345,206
Other receivables	84,695	-	-	-	-	84,695
Fair value
Marketable securities	-	278,400	308,207	-	-	586,607

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,917,476)	(4,917,476)
Supply chain finance	-	-	-	-	(823,125)	(823,125)
Loans and financing
Local currency	-	-	-	-	(7,023,758)	(7,023,758)
Foreign currency	-	-	-	-	(8,550,744)	(8,550,744)
Capital lease payable	-	-	-	-	(211,000)	(211,000)
	7,731,614	278,400	308,207	615,918	(21,526,103)	(12,591,964)

	Parent company
	12.31.15
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	70,338	-	70,338
Restricted cash	-	-	-	479,828	-	479,828
Trade accounts receivable	4,952,878	-	-	-	-	4,952,878
Other credits	509,606	-	-	-	-	509,606
Other receivables	152,965	-	-	-	-	152,965
Fair value
Marketable securities	-	385,700	197,807	-	-	583,507

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,024,725)	(4,024,725)
Supply chain finance	-	-	-	-	(1,174,594)	(1,174,594)
Loans and financing
Local currency	-	-	-	-	(3,819,625)	(3,819,625)
Foreign currency	-	-	-	-	(9,760,476)	(9,760,476)
Capital lease payable	-	-	-	-	(186,618)	(186,618)
	5,615,449	385,700	197,807	550,166	(18,966,038)	(12,216,916)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	09.30.16
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	250,546	-	250,546
Restricted cash	-	-	184,736	538,240	-	722,976
Trade accounts receivable	2,973,188	-	-	-	-	2,973,188
Other credits	346,061	-	-	-	-	346,061
Other receivables	84,695	-	-	-	-	84,695
Fair value
Marketable securities	-	589,643	376,631	-	-	966,274

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(5,908,641)	(5,908,641)
Supply chain finance	-	-	-	-	(823,125)	(823,125)
Loans and financing
Local currency	-	-	-	-	(7,023,758)	(7,023,758)
Foreign currency	-	-	-	-	(11,585,589)	(11,585,589)
Capital lease payable	-	-	-	-	(212,375)	(212,375)
	3,403,944	589,643	561,367	788,786	(25,553,488)	(20,209,748)

	Consolidated
	12.31.15
	Loans and receivables	Available for sale	Trading securities	Held to maturity	Financial liabilities	Total
Assets
Amortized cost
Marketable securities	-	-	-	70,338	-	70,338
Restricted cash	-	-	-	1,826,102	-	1,826,102
Trade accounts receivable	3,880,441	-	-	-	-	3,880,441
Other credits	534,497	-	-	-	-	534,497
Other receivables	152,965	-	-	-	-	152,965
Fair value
Marketable securities	-	744,849	375,562	-	-	1,120,411

Liabilities
Amortized cost
Trade accounts payable	-	-	-	-	(4,744,993)	(4,744,993)
Supply chain finance	-	-	-	-	(1,174,594)	(1,174,594)
Loans and financing
Local currency	-	-	-	-	(3,819,625)	(3,819,625)
Foreign currency	-	-	-	-	(11,359,658)	(11,359,658)
Capital lease payable	-	-	-	-	(186,618)	(186,618)
	4,567,903	744,849	375,562	1,896,440	(21,285,488)	(13,700,734)

4.5.        Determination of the fair value of financial instruments

The Company discloses its financial assets and liabilities at fair value, based on the appropriate accounting standards, which refer to concepts of valuation and disclosure requirements.

Particularly related to the disclosure, the Company applies the hierarchy requirements set out in CVM Deliberation 699/12, which involves the following aspects:

•         The fair value is the price that an asset could be exchanged and a liability could be settled, between knowledgeable willing parties in an arm’s length transaction; and

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•        Hierarchy on 3 levels for measurement of the fair value, according to observable inputs for the valuation of an asset or liability on the date of its measurement.

The fair value measurement is based on 3 levels of hierarchy which considers observable and non-observable inputs. Observable inputs reflect market data obtained from independent sources, while non-observable inputs reflect the Company’s valuation methodology. These 2 types of inputs create the hierarchy of fair value set forth below:

•        Level 1 – Prices quoted (unadjusted) for identical instruments in active markets. Investments in Credit linked notes, Brazilian foreign debt securities, Financial Treasury Bills (“LFT”) and stocks are classified at Level 1 of the fair value hierarchy.

•        Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable. Investments in Bank Deposit Certificates (“CDB”) are classified at Level 2, since the determination of fair value is based on the price quotation of similar financial instruments in non-active markets. Readily observable market inputs are used, such as interest rate forecasts, volatility factors and foreign currency rates.

•        Level 3 – Instruments whose significant inputs are non-observable.

The table below presents the overall classification of financial assets and liabilities according to the valuation hierarchy. During the nine-month period ended September 30, 2016, there were no changes between the 3 levels of hierarchy.

	Parent company
	09.30.16
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Stocks	278,400	-	-	278,400
Held for trading
Bank deposit certificates	-	46,922	-	46,922
Financial treasury bills	261,285	-	-	261,285
Other financial assets
Derivatives designated as hedge accounting	-	262,375	-	262,375
Derivatives not designated as hedge accounting	-	1,274	-	1,274
	539,685	310,571	-	850,256
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge accounting	-	(230,774)	-	(230,774)
Derivatives not designated as hedge accounting	-	(568,535)	-	(568,535)
	-	(799,309)	-	(799,309)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	12.31.15
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Stocks	385,700	-	-	385,700
Held for trading
Bank deposit certificates	-	42,545	-	42,545
Financial treasury bills	155,262	-	-	155,262
Other financial assets
Derivatives designated as hedge accounting	-	98,406	-	98,406
Derivatives not designated as hedge accounting	-	20,274	-	20,274
	540,962	161,225	-	702,187
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designated as hedge accounting	-	(609,604)	-	(609,604)
Derivatives not designated as hedge accounting	-	(10,270)	-	(10,270)
	-	(619,874)	-	(619,874)

	Consolidated
	09.30.16
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	255,486	-	-	255,486
Brazilian foreign debt securities	55,757	-	-	55,757
Stocks	278,400	-	-	278,400
Held for trading
Bank deposit certificates	-	46,922	-	46,922
Financial treasury bills	261,285	-	-	261,285
Investment funds	68,424	-	-	68,424
Other financial assets
Derivatives designed as hedge accounting	-	264,155	-	264,155
Derivatives not designated as hedge accounting	-	1,311	-	1,311
	919,352	312,388	-	1,231,740
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge accounting	-	(258,943)	-	(258,943)
Derivatives not designated as hedge accounting	-	(569,146)	-	(569,146)
	-	(828,089)	-	(828,089)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	12.31.15
	Level 1	Level 2	Level 3	Total
Assets
Financial assets
Available for sale
Credit linked notes	293,282	-	-	293,282
Brazilian foreign debt securities	65,867	-	-	65,867
Stocks	385,700	-	-	385,700
Held for trading
Bank deposit certificates	-	42,545	-	42,545
Financial treasury bills	155,262	-	-	155,262
Investment funds	177,755	-	-	177,755
Other financial assets
Derivatives designed as hedge accounting	-	98,406	-	98,406
Derivatives not designated as hedge accounting	-	30,981	-	30,981
	1,077,866	171,932	-	1,249,798
Liabilities
Financial liabilities
Other financial liabilities
Derivatives designed as hedge accounting	-	(655,969)	-	(655,969)
Derivatives not designated as hedge accounting	-	(10,633)	-	(10,633)
	-	(666,602)	-	(666,602)

4.6.        Comparison between book value and fair value of financial instruments

Except for the items presented below, the book value of all other financial instruments approximate fair value. The fair value of financial instruments presented below was based on prices observed in active markets, level 1 of the hierarchy for fair value measurement.

	Parent company and Consolidated
		09.30.16		12.31.15
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(365,955)	(419,649)	(656,068)	(695,203)
BRF SA BRFSBZ4	2024	(2,442,437)	(2,558,936)	(2,906,435)	(2,718,636)
BRF SA BRFSBZ3	2023	(1,575,066)	(1,641,105)	(1,881,569)	(1,781,229)
BRF SA BRFSBZ7	2018	(512,481)	(481,651)	(502,061)	(427,016)
BRF SA BRFSBZ2	2022	(1,824,602)	(1,890,879)	(2,139,463)	(1,990,770)
Parent company		(6,720,541)	(6,992,220)	(8,085,596)	(7,612,854)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(280,796)	(303,113)	(475,299)	(499,662)
Sadia bonds
Sadia Overseas BRFSBZ6	2017	(374,849)	(385,265)	(443,332)	(461,999)
Bonds BRF Gmbh
BRF SA BRFSBZ4	2026	(1,580,487)	(1,590,679)	-	-
Quickfood bonds
Quickfood	2016	(160,605)	(160,605)	(285,709)	(285,709)
Consolidated		(9,117,278)	(9,431,882)	(9,289,936)	(8,860,224)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.7.        Table of sensitivity analysis

In preparation of the sensitivity analysis, Management considered the derivative financial instruments used to mitigate the currency risk and commodities as relevant risks and could impact the Company's results. The Management believes that fluctuations in interest rates do not significantly affect its financial results, since have opted for fixing through derivative financial instruments (interest rate swap), a considerable part of its post fixed debt.

The table below presents the possible impacts of derivative and non-derivative financial instruments considering scenarios of appreciation and depreciation of the main traded currencies by the Company with respect to its functional currency (Brazilian Real) and changes in corn prices on the Chicago Board of Trade (“CBOT”). The amount of exports utilized corresponds to notional value of derivative financial instruments entered into in order to hedge highly probable transaction.

Quantitative and qualitative information used in preparing these analyzes are based on the position for the period ended September 30, 2016. Future results to be measured may differ significantly from those estimates amounts, if the reality becomes different from the assumptions used.

		3.2462	2.9216	2.4347	4.0578	4.8693
Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Financial instruments designated as hedge accouting
Non-deliverable forward	Devaluation of R$	9,397	31,877	65,598	(46,805)	(103,006)
Options - currencies	Devaluation of R$	130,603	604,548	1,315,466	36,047	1,083,758
Export prepayments	Devaluation of R$	(439,980)	(342,594)	(196,515)	(683,445)	(926,910)
Bonds	Devaluation of R$	(364,860)	(267,474)	(121,395)	(608,325)	(851,790)
Swaps	Devaluation of R$	(150,192)	(110,173)	(50,144)	(250,240)	(350,288)
Exports	Appreciation of R$	(42,226)	(560,293)	(1,337,394)	162,635	(774,771)
Financial instruments not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(17,585)	(82,509)	(179,895)	144,725	307,035
Dollar Future sales - BM&FBovespa	Devaluation of R$	-	43,824	109,559	(109,559)	(219,119)
Net effect		(874,843)	(682,794)	(394,720)	(1,354,967)	(1,835,091)
Shareholders' equity		(955,032)	(720,241)	(368,054)	(1,542,010)	(2,128,988)
Statement of income		80,189	37,447	(26,666)	187,043	293,897

		3.6484	3.2836	2.7363	4.5605	5.4726
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Financial instruments designated as hedge accouting
Non-deliverable forward	Devaluation of R$	44,504	106,892	200,473	(111,465)	(267,434)
Currency options	Devaluation of R$	-	49,059	128,412	39,462	148,914
Exports	Appreciation of R$	(44,504)	(155,951)	(328,885)	72,003	118,520
Financial instruments not designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(1,136)	(19,378)	(46,741)	44,469	90,074
Net effect		(1,136)	(19,378)	(46,741)	44,469	90,074
Shareholders' equity		-	-	-	-	-
Statement of income		(1,136)	(19,378)	(46,741)	44,469	90,074

		4.2249	3.8024	3.1687	5.2811	6.3374
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Non-deliverable forward	Devaluation of R$	10,636	24,578	45,491	(24,220)	(59,075)
Exports	Appreciation of R$	(10,636)	(24,578)	(45,491)	24,220	59,075
Net effect		-	-	-	-	-

		145.70	131.13	109.27	182.12	218.55
Price parity CBOT - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward	Increase in the price of corn	(385)	(12,770)	(10,642)	(17,736)	(21,283)
Not designated as hedge accounting
NDF - Corn purchase	Increase in the price of corn	(25,922)	4,350	49,756	(101,599)	(177,277)
Net effect		(26,307)	(8,420)	39,114	(119,335)	(198,560)
Shareholders' equity		(385)	(12,770)	(10,642)	(17,736)	(21,283)
Statement of income		(25,922)	4,350	49,756	(101,599)	(177,277)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the Chief Decision Maker (“CDM”) for assessing the performance of each segment and allocating resources.

As disclosed in note 1, in order to reflect the management structure changes the segment information of 2016 and 2015 were prepared considering the 7 observable segments, as follows: Brazil, Latin America (“LATAM”), Europe, Middle East and North of Africa (“MENA”), Africa, Asia and Other Segments, which primarily observe our geographical structure. The information for the period ended September 30, 2015 was prepared in order to be comparable to the information as of September 30, 2016, according to the new segments of the Company.

These segments include sales of all distribution channels and operations are subdivided according to the nature of products whose characteristics are described below:

•         Poultry: involves the production and sale of whole poultry and in-natura cuts.

•         Pork and other: involves the production and sale of in-natura cuts.

•         Processed: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef, margarine, vegetable and soybean-based products.

•         Other sales: involves the commercialization of flour for food service and others.

Other segments includes sale of in-natura beef cuts, agricultural products and animal feed.

The net sales for each operating segment are presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
Net sales	09.30.16	09.30.15
Brazil
In-natura	2,256,052	2,212,779
Poultry	1,727,895	1,646,980
Pork and other	528,157	565,799
Processed	8,442,866	8,885,523
Other sales	72,944	31,448
	10,771,862	11,129,750

Europe
In-natura	1,268,819	1,224,161
Poultry	657,891	607,132
Pork and other	610,928	617,029
Processed	1,671,123	1,367,697
	2,939,942	2,591,858

MENA
In-natura	4,277,378	4,321,879
Poultry	4,245,536	4,297,944
Other	31,842	23,935
Processed	468,001	277,995
Other sales	2	46
	4,745,381	4,599,920

Africa
In-natura	458,768	431,415
Poultry	377,463	350,296
Pork and other	81,305	81,119
Processed	107,887	101,597
	566,655	533,012

Asia
In-natura	3,104,725	2,352,963
Poultry	2,695,417	2,115,233
Pork and other	409,308	237,730
Processed	365,889	54,819
Other sales	149,393	-
	3,620,007	2,407,782

LATAM
In-natura	473,096	524,199
Poultry	362,097	315,666
Pork and other	110,999	208,533
Processed	1,006,289	852,778
Other sales	19,634	38,768
	1,499,019	1,415,745
Other segments	999,775	563,758
	25,142,641	23,241,825

The operating income for each operating segment is presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	09.30.16	09.30.15

Brazil	757,320	1,055,170
Europe	49,453	406,034
MENA	328,633	831,662
Africa	32,711	85,896
Asia	412,401	569,155
LATAM	74,173	57,626
Other segments	47,150	11,199
Sub total	1,701,841	3,016,742
Corporate	(49,532)	(348,768)
	1,652,309	2,667,974

The Corporate line presented above refers to extraordinary events not attributable to the operating segments, which are recognized as other operating income (expense). The main events of 2016 are related to losses with tax contingencies. For the nine-month period ended September 30, 2015, the main events were: R$181,811 allowance for doubtful accounts, R$134,641 of equity pick-up of Minerva, R$41,657 of losses with the strike led by truck drivers and R$86,469 recovery of tax contingencies.

No customer was individually or in aggregate responsible for more than 5% of net sales for the nine-month period ended September 30, 2016 and 2015.

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, considering the nature of the products manufactured in each segment (cash-generating unit), as presented below:

	Consolidated
	Goodwill		Trademarks		Total
	09.30.16	12.31.15	09.30.16	12.31.15	09.30.16	12.31.15
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
Europe	679,758	481,658	20,140	20,149	699,898	501,807
MENA	1,391,941	834,368	170,407	170,407	1,562,348	1,004,775
Asia	768,406	78,270	-	-	768,406	78,270
LATAM	597,459	232,308	140,563	198,984	738,022	431,292
	4,589,062	2,778,102	1,313,588	1,372,018	5,902,650	4,150,120

Information referring to the total assets by operating segments is not being disclosed, as it is not included in the set of information made available to the CDM, which take investment decisions and determine allocation of assets on a consolidated basis.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

6.    BUSINESS COMBINATION AND ACQUISITION OF ENTITIES INTEREST

6.1  Business combination

6.1.1.   Acquisition of the frozen distribution business of Qatar National Import and Export Co. (“QNIE”)

On January 01, 2016, BRF announced to the market that it has signed an agreement with QNIE for the acquisition of a part of QNIE’s frozen distribution business in the State of Qatar, which is one of BRF products distributor in Qatar for more than 40 years. The transaction totaled US$146,162 (equivalent to R$589,075), paid in cash.

The transaction consisted in the acquisition of certain assets from QNIE by Federal Foods Qatar Ltd., which is an indirectly subsidiary controlled by BRF. The acquired assets comprises mainly the client relationship, finished goods, non-compete agreement and logistics and supply agreements, which constitute the acquisition of the frozen distribution business in the State of Qatar.

The total of acquired net assets before the purchase price allocation totaled US$6,162 (equivalent to R$24,833), being recorded a preliminary goodwill in the amount of R$564,242. In order to comply with the requirements of CVM Deliberation Nº 665/11, BRF will prepare a fair value report of the acquired assets and assumed liabilities in order to allocate the purchase price. Management expects to complete this report in 2016, when the final purchase price allocation will be determined as well as its accounting impacts.

6.1.2.   Business combination with Golden Foods Siam (“GFS”)

On January 26, 2016, BRF announced to the market that, through its fully-owned subsidiary BRF Gmbh, concluded the acquisition of the control of GFS (“transaction”). The transaction comprised the acquisition of 100% of equity interest in Golden Foods Sales Ltd. and Golden Foods Siam Europa, both located in the United Kingdom, 48.52% of equity interest in Golden Foods Poultry Ltd. and 73.31% of indirect equity interest in Golden Poultry Siam Ltd., both located in Thailand.

GFS is one of the production poultry Market leader in Thailand, with an integrated operation and present in more than 15 global markets.

The transaction totaled US$348,705 (equivalent to R$1,428,540), which should be further adjusted according to certain conditions set out in the agreement (note 16). On April 2016, according of conditions of the contract, the purchase price was adjusted, resulting in an additional payment of USD10,801 (equivalent to R$38,266), paid in cash.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The total of the acquired net assets before the purchase price allocation (equal to the direct interest acquired) in order to determine the preliminary goodwill is demonstrated below:

Acquired net assets	387,449
Purchase price	1,466,806
Preliminary goodwill	1,079,357

6.1.3.   Business combination with Universal Meats (“Universal”)

On February 02, 2016, BRF announced to the market that, through its controlled subsidiary BRF Invicta Limited (“BRF Invicta”), concluded the acquisition of 100% of interest of Universal, and as such, started to control the entity.

Universal is a food distributor in the United Kingdom with focus in the food service segment.

The transaction totaled GBP31,812 (equivalent to R$182,284), which should be further adjusted according to certain conditions set out in the agreement.

Additionally, BRF Invicta recorded a provision of GBP6,600 (equivalent to R$37,818) as contingent consideration, which corresponds to the payment of annual non-cumulative instalments due on February 2017, 2018 and 2019, depending on the business operating performance of the acquired entity in the calculation periods.

The total of the acquired net assets before the purchase price allocation in order to determine the preliminary goodwill is demonstrated below:

Acquired net assets	126,378
Purchase price	220,102
Preliminary goodwill	93,724

6.1.4.   Business combination with Eclipse Holding Cöoperatief UA. (“Eclipse”)

On December 01, 2015, BRF signed a binding offer with Pampa Agribusiness Fund L.P. and Pampa Agribusiness Follow-on Fund L.P. for the acquisition of the total shares issued by Eclipse (“transaction”), a Dutch entity that controls Campo Austral, a group of companies with commercial operations fully integrated in the Argentinian pork’s market, including the cold market.

On April 14, 2016, the conditions precedent were fulfilled, and BRF concluded the first step of the transaction, acquiring 50% of equity interest in the amount of US$39,747 (equivalent to R$139,614), paid in cash. On July 2016, according of conditions of the contract, the purchase price was adjusted, resulting in a reduction payment of USD3,233 (equivalent to R$10,785).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

A preliminary goodwill of R$121,536 was determined in the transaction.

In order to comply with the requirements of CVM Deliberation Nº 665/11, BRF will prepare a fair value report of the acquired assets and assumed liabilities in order to allocate the purchase price.

6.1.5.   Business combination with Alimentos Calchaquí Productos 7 S.A. (“Calchaquí”)

On March 22, 2016, BRF signed, through its controlled subsidiaries BRF GmbH and BRF Holland B.V., an agreement for the acquisition of the total shares issued by Calchaquí (“transaction”), a traditional Argentine a Company, which is leader in the region´s cold cuts market, and owner of leading brands such as Calchaquí and Bocatti.

On May 10, 2016, the condition precedent were fulfilled and the transaction was concluded for US$104,700 (equivalent to R$364,112), which should be further adjusted according to certain conditions set out in the agreement. From the total amount of the transaction, US$100,512 (equivalent to R$349,547) was paid in cash, and USD4,188 was transferred to an escrow account which will be released to the seller if certain conditions set out in the agreement are fulfilled.

A preliminary goodwill of R$359,697 was determined in the transaction.

In order to comply with the requirements of CVM Deliberation Nº 665/11, BRF will prepare a fair value report of the acquired assets and assumed liabilities in order to allocate the purchase price. Management expects to complete this report in 2016, when the final purchase price allocation will be determined as well as its accounting impacts.

6.1.6.   Step acquisition – Al Khan Foodstuff LLC (“AKF”)

On July 03, 14, BRF acquired 40% of equity interest of AKF, classifying the investment as a joint venture.

On June 20, 2016, the Company acquired 30% of equity interest and concluded the acquisition of the control of AKF, becoming the beneficiary of 99% of its economic interest. The acquisition of the additional 59% of economic interest in AKF totaled US$32,584 (equivalent to R$110,271).

AKF is a distributor of frozen food in the Sultanate of Oman. The acquisition of AKF is in line with the strategic plan to globalize the Company, accessing local markets, strengthening BRF's brands, distributing and expanding its product portfolio around the globe.

Such transaction, in compliance with CVM Deliberation Nº 665/11, which was approved the technical pronouncement CPC 15 (R1), in their paragraphs 41 and 42, was accounted for as step acquisition. Thus, the carrying amount of the investment prior to this acquisition on June 20, 2016 was measured at fair value generating a gain of R$58,812 recorded as other operating income (note 33).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The goodwill of R$147,478 registered in the purchase consists mainly of synergies and economies of scale by combining the operations of BRF and AKF. It is not expected that the goodwill recognized is deductible for income tax. The goodwill was allocated to the segment MENA.

The fair value of assets acquired and liabilities assumed to determining the price paid on the step acquisition of AKF is demonstrated below.

Fair value recognized on acquisition date
Cash and cash equivalents	14,874
Trade accounts receivable, net	71,500
Inventories	40,837
Property, plant and equipment, net	1,138
Intangible	50,052
Software	188
Customer relationship	49,864
Other assets	2,358
180,759

Short-term debt	64,709
Trade accounts payable	13,207
Payroll and related charges	1,104
Tax payable	2,735
Deferred taxes	12,466
Other liabilities	6,888
101,109

Net asset	79,650

Fair value of consideration	227,128

Goodwill	147,478

The fair value of the consideration paid was determined as follows:

Cash - considerations paid for acquiring the control	110,271
Carrying amount of former equity interest of 40%	58,045
Gain generated by the remeasurement of the former equity interest (40%) at fair value	58,812
Fair value of consideration paid at the acquisition date	227,128

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

AKF contributed with net revenues of R$86,434 and net profit of R$868 from the acquisition date to 09.30.16 in the consolidate balances. If the acquisition had occurred at the beginning of year 2016, the consolidated net revenues for this year would be increased by R$198,179 and the consolidated net profit of year would be increased by R$1,382.

6.2  Acquisition of Entities Interest

6.2.1 Acquistion of interest in the joint venture with Mondelez Lacta and Mondelez

Brasil (togheter “Mondelez”)

On March 18, 2016, BRF announced to the market that it has renewed its agreement for the joint venture with Mondelez, after the satisfaction of all the conditions precedent, such as: (i) Mondelez will be the entity responsible for producing the Philadelphia cream cheese, (ii) BRF will continue to distribute and sell the Philadelphia cream cheese and (iii) BRF will be the only shareholder of K&S Alimentos S.A, for which it has paid in cash R$10,728, generating a goodwill in the amount of R$1,466, which was recognized in other results due to the absence of future profitability expectation.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

7.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		09.30.16	12.31.15	09.30.16	12.31.15
Cash and bank accounts
U.S. Dollar	-	19,531	33,523	1,726,617	665,550
Brazilian Reais	-	65,986	65,212	66,224	65,302
Euro	-	132,672	76,681	532,659	556,440
Other currencies	-	18,170	11,615	404,925	330,855
		236,359	187,031	2,730,425	1,618,147
Cash equivalents
In Brazilian Reais
Investment funds	15.46%	17,984	14,553	17,984	14,553
Savings account	5.65%	1,741	10,990	1,741	10,990
Bank deposit certificates	14.16%	1,331,761	449,716	1,419,835	486,042
		1,351,486	475,259	1,439,560	511,585
In U.S. Dollar
Term deposit	1.71%	-	172,899	1,417,623	2,785,926
Overnight	0.10%	12,912	9,896	154,599	430,492
Other currencies
Term deposit	5.30%	-	-	31,060	16,740
		12,912	182,795	1,603,282	3,233,158
		1,600,757	845,085	5,773,267	5,362,890

8.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		09.30.16	12.31.15	09.30.16	12.31.15
Available for sale
Credit linked note (a)	3.63	US$	3.98%	-	-	255,486	293,282
Brazilian foreign debt securities (b)	1.59	US$	2.98%	-	-	55,757	65,867
Stocks (c)	-	R$	-	278,400	385,700	278,400	385,700
				278,400	385,700	589,643	744,849
Held for trading
Bank deposit certificates ("CDB") (d)	4.66	R$	13.96%	46,922	42,545	46,922	42,545
Financial treasury bills (e)	3.88	R$	14.15%	261,285	155,262	261,285	155,262
Investment funds (f)	1.00	ARS	18.35%	-	-	68,424	177,755
				308,207	197,807	376,631	375,562
Held to maturity
Sovereign bonds and others (e)	1.03	US$ e R$	6.23% to 14.15%	77,678	70,338	250,546	70,338
				664,285	653,845	1,216,820	1,190,749

Current				385,885	197,807	792,218	734,711
Non-current (2)				278,400	456,038	424,602	456,038

(1)     Weighted average maturity in years.

(2)     Maturity within up to July 26, 2018.

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(b)  Brazilian foreign debt securities are denominated in U.S. Dollars and remunerated at floating or fixed rate.

(c)  The stock balance comprises the market value of 29,000,000 stocks from Minerva (BEEF3).

(d)  Bank Deposit Certificate (“CDB”) investments are denominated in Brazilian Reais and remunerated at rates varying from 98% to 102.1% of the Interbank Deposit Certificate (“CDI”).

(e)  Comprises for Financial Treasury Bills (“LFT”) are remunerated at the rate of the Special System for Settlement and Custody (“SELIC”) and securities of the Angolan government, denominated in US dollars.

(f)   The fund in foreign currency is basically represented of public and private securities.

There were no changes in the characteristics of the marketable securities disclosed above as compared to the information disclosed in the financial statements for the year ended December 31, 2015 (note 8).

The unrealized loss from the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to an accumulated loss of R$65,348 net of income tax of R$33,706 as of September 30, 2016 (loss of R$8,466 net of income tax of R$1,987 as of December 31, 2015).

Additionally, on September 30, 2016, of the total of marketable securities, R$105,878 (R$99,264 as of December 31, 2015) were pledged as collateral (without restriction for use) for operations with future contracts denominated in U.S. Dollars and future contracts of corn, traded on the Futures and Commodities Exchange (“BM&FBOVESPA”).

The Company has also restricted cash of R$538,240 in the parent company and R$722,976 in the consolidated on September 30, 2016 (R$479,828 in the parent company and R$1,826,102 in the consolidated on December 31, 2015) (note16).

The Company conducted an analysis of sensitivity to foreign exchange rate (note 4.7).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

9.            TRADE ACCOUNTS RECEIVABLE, NET AND NOTES RECEIVABLE

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15
Trade accounts receivable, net
Domestic customers	1,111,142	1,925,827	1,111,142	1,925,827
Domestic related parties	4,189	3,015	4,189	3,015
Foreign customers	393,158	419,153	2,160,174	2,146,020
Foreign related parties	6,187,261	3,030,221	122,039	250,766
	7,695,750	5,378,216	3,397,544	4,325,628
( - ) Adjustment to present value	(8,912)	(13,232)	(11,946)	(13,232)
( - ) Allowance for doubtful accounts	(385,125)	(412,106)	(412,410)	(431,955)

	7,301,713	4,952,878	2,973,188	3,880,441

Current	7,292,491	4,948,745	2,963,966	3,876,308
Non-current	9,222	4,133	9,222	4,133

Credit notes	378,203	544,951	379,058	569,842
( - ) Adjustment to present value	(789)	(2,982)	(789)	(2,982)
( - ) Allowance for doubtful accounts	(32,208)	(32,363)	(32,208)	(32,363)

	345,206	509,606	346,061	534,497

Current	179,951	281,516	179,952	303,716
Non-current (1)	165,255	228,090	166,109	230,781

(1)       Weighted average maturity of 3.27 years.

Of the foreign related parties balance recorded in the parent company, R$2,196,297 were transferred in the Certificate of Agribusiness Receivables operation (“CRA”), being R$1,000,000 of the 1st issue occurred on September 29, 2015 an R$1,096,297 of the 2nd issue as disclosed in note 20.1.

On September 30, 2016, notes receivable are comprised mainly by receivables from the (i) sale of Ana Rech assets to JBS, of R$64,709 and (ii) disposal of various other assets and farms, R$260,473.

The trade accounts receivable from related parties refers to transactions carried out with associates UP!, in the domestic market and with joint venture SATS BRF in the foreign market.

The rollforward of allowance for doubtful accounts is presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15
Beginning balance	(412,106)	(98,551)	(431,955)	(107,781)
Additions	(103,432)	(274,281)	(149,932)	(301,441)
Business combination (1)	-	-	(10,571)	-
Reversals	58,402	57,618	102,156	65,753
Write-offs	21,048	30,858	21,057	30,901
Exchange rate variation	50,963	(127,750)	56,835	(119,387)
Ending balance	(385,125)	(412,106)	(412,410)	(431,955)

(1)     Balance arising from the business combination with Al Khan Foodstuff LLC (“AKF”), Alimentos Calchaquí Productos 7 S.A., Eclipse Holding Cöoperatief UA, Federal Foods Qatar and GFS Group.

The aging of trade accounts receivable is as follows:

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15
Current	7,273,592	4,902,657	2,625,075	3,483,359
Overdue
01 to 60 days	29,896	56,088	276,958	343,216
61 to 90 days	6,244	7,927	52,388	30,301
91 to 120 days	3,420	3,414	31,094	37,723
121 to 180 days	14,942	1,922	13,129	7,027
181 to 360 days	24,049	61,653	48,627	70,845
More than 361 days	343,607	344,555	350,273	353,157
( - ) Adjustment to present value	(8,912)	(13,232)	(11,946)	(13,232)
( - ) Allowance for doubtful accounts	(385,125)	(412,106)	(412,410)	(431,955)
	7,301,713	4,952,878	2,973,188	3,880,441

10.         INVENTORIES

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15
Finished goods	1,766,382	1,437,670	3,374,523	2,601,130
Work in process	161,499	141,780	190,036	157,807
Raw materials	1,076,913	568,957	1,174,837	620,734
Packaging materials	59,657	54,605	85,681	83,567
Secondary materials	241,659	304,750	277,138	341,687
Warehouse	141,417	129,902	196,761	173,113
Imports in transit	126,908	143,757	156,031	154,769
Advances to suppliers	52,800	8,709	52,800	8,709
Other	8,627	14,751	8,942	14,751
(-) Provision for adjustment to realizable value	(10,963)	(1,596)	(51,964)	(19,959)
(-) Provision for deterioration	(23,349)	(49,480)	(33,274)	(49,618)
(-) Provision for obsolescense	(7,654)	(8,878)	(7,696)	(12,182)
(-) Adjustment to present value	(43,011)	(32,888)	(45,363)	(32,888)
	3,550,885	2,703,330	5,378,452	4,032,911

The write-offs of products sold from inventories to cost of sales during the nine-month period ended on September 30, 2016 totaled R$16,482,915 in the parent company and R$19,309,310 in the consolidated (R$14,338,859 in the parent company and R$15,952,313 in the consolidated as of September 30, 2015). Such amounts include the additions and reversals of inventory provisions presented in the table below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
	09.30.16
Beginning balance	(1,596)	(49,480)	(8,878)	(59,954)
Additions	(12,631)	(8,269)	(911)	(21,811)
Reversals	3,264	-	-	3,264
Write-offs	-	34,400	2,135	36,535
Ending balance	(10,963)	(23,349)	(7,654)	(41,966)

	Consolidated
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
	09.30.16
Beginning balance	(19,959)	(49,618)	(12,182)	(81,759)
Additions	(60,858)	(18,468)	(952)	(80,278)
Reversals	17,189	-	-	17,189
Write-offs	-	35,407	3,262	38,669
Exchange rate variation	11,664	(595)	2,176	13,245
Ending balance	(51,964)	(33,274)	(7,696)	(92,934)

On September 30, 2016 and 2015, there were no inventory items pledged as collateral for rural credit operations.

11.         BIOLOGICAL ASSETS

The current and non-current balances of biological assets are presented below:

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15

Live animals	1,550,988	1,322,317	1,574,257	1,329,861
Total current	1,550,988	1,322,317	1,574,257	1,329,861

Live animals	602,074	530,114	628,226	530,869
Forests	233,653	230,153	233,653	230,153
Total non-current	835,727	760,267	861,879	761,022
	2,386,715	2,082,584	2,436,136	2,090,883

Live animals are represented for poultry and pork and separated into consumable and for production. There were no changes in classification of nature of biological assets as compared to the information disclosed in the financial statements for the year ended December 31, 2015 (note 11).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of biological assets for the period is presented below:

	Parent company
	Current			Non-current
	Live animals		Total	Live animals		Forests		Total
	Poultry	Pork		Poultry	Pork
	09.30.16			09.30.16
Beginning balance	587,918	734,399	1,322,317	294,175	235,939	230,153		760,267
Acquisition/Transfer	185,047	1,227,665	1,412,712	25,606	134,948	28,349	(2)	188,903
Fair value variation (1)	1,196,743	97,518	1,294,261	69,222	(50,563)	-		18,659
Harvest	-	-	-	-	-	(23,835)		(23,835)
Write-off	-	-	-	-	-	(756)		(756)
Transfer between current and non-current	56,951	50,302	107,253	(56,951)	(50,302)	-		(107,253)
Transfer of the held for sale	-	-	-	-	-	(258)		(258)
Transfer to inventories	(1,325,156)	(1,260,399)	(2,585,555)	-	-	-		-
Ending balance	701,503	849,485	1,550,988	332,052	270,022	233,653		835,727

	Consolidated
	Current			Non-current
	Live animals		Total	Live animals		Forests		Total
	Poultry	Pork		Poultry	Pork
	09.30.16			09.30.16
Beginning balance	595,462	734,399	1,329,861	294,930	235,939	230,153		761,022
Acquisition/Transfer	185,861	1,227,665	1,413,526	33,414	134,948	28,349	(2)	196,711
Business combination (3)	-	17,870	17,870	24,008	5,780	-		29,788
Fair value variation (1)	1,223,204	95,635	1,318,839	65,275	(50,625)	-		14,650
Harvest	-	-	-	-	-	(23,835)		(23,835)
Write-off	-	-	-	-	-	(756)		(756)
Transfer between current and non-current	56,951	50,302	107,253	(56,951)	(50,302)	-		(107,253)
Transfer to sale	-	-	-	(3,112)	-	-		(3,112)
Transfer of the held for sale	-	-	-	-	-	(258)		(258)
Transfer to inventories	(1,348,015)	(1,260,399)	(2,608,414)	-	-	-		-
Exchange variation	(2,971)	(1,707)	(4,678)	(4,483)	(595)	-		(5,078)
Ending balance	710,492	863,765	1,574,257	353,081	275,145	233,653		861,879

(1)       The fair value variance of biological assets includes depreciation of breeding stock in the amount of R$484,382 (R$543,605 as of December 31, 2015) in the parent company and R$501,973 (R$545,033 as of December 31, 2015) in the consolidated.

(2)       Transfer from property, plant and equipment of R$28,349 in the parent company and consolidated.

(3)       Balance arising from the business combination with Eclipse Holding Cöoperatief UA (pork) and GFS Group (poultry).

The quantities and balances per category of live animals are presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	09.30.16		12.31.15
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	175,542	701,503	177,488	587,918
Immature pork	3,762	849,485	3,545	734,399
Total current	179,304	1,550,988	181,033	1,322,317

Production biological assets
Immature poultry	6,543	123,395	6,618	108,209
Mature poultry	10,380	208,657	11,382	185,966
Immature pork	180	56,824	184	51,188
Mature pork	398	213,198	385	184,751
Total non-current	17,501	602,074	18,569	530,114
	196,805	2,153,062	199,602	1,852,431

	Consolidated
	09.30.16		12.31.15
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	178,135	710,492	179,990	595,462
Immature pork	3,762	863,765	3,545	734,399
Total current	181,897	1,574,257	183,535	1,329,861

Production biological assets
Immature poultry	6,851	132,023	6,658	108,837
Mature poultry	10,888	221,058	11,418	186,093
Immature pork	182	57,473	184	51,188
Mature pork	406	217,672	385	184,751
Total non-current	18,327	628,226	18,645	530,869
	200,224	2,202,483	202,180	1,860,730

12.         RECOVERABLE TAXES

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15
State ICMS ("VAT")	1,454,676	1,119,761	1,566,517	1,219,662
PIS and COFINS ("Federal Taxes to Social Fund Programs")	380,216	397,785	386,622	397,841
Income and social contribution tax (IR/CS)	215,243	359,787	293,855	416,562
IPI ("Federal VAT")	199,303	60,137	199,308	60,137
INSS ("Brazilian Social Security")	272,100	146,162	272,146	146,234
Other	58,065	97,296	115,440	131,471
(-) Provision for losses	(184,552)	(164,606)	(189,588)	(171,443)
	2,395,051	2,016,322	2,644,300	2,200,464

Current	938,466	1,074,175	1,163,602	1,231,759
Non-current	1,456,585	942,147	1,480,698	968,705

The rollforward of the provision for losses is presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	State ICMS ("VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						09.30.16
Beginning balance	(113,892)	(25,074)	(8,985)	(14,740)	(1,915)	(164,606)
Additions	(25,654)	-	-	-	(74)	(25,728)
Write-offs	4,851	893	-	-	38	5,782
Ending balance	(134,695)	(24,181)	(8,985)	(14,740)	(1,951)	(184,552)

	Consolidated
	State ICMS ("VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						09.30.16
Beginning balance	(113,893)	(25,074)	(9,029)	(14,740)	(8,707)	(171,443)
Additions	(25,654)	(177)	-	-	(264)	(26,095)
Write-offs	4,851	893	-	-	240	5,984
Exchange rate variation	-	-	-	-	1,966	1,966
Ending balance	(134,696)	(24,358)	(9,029)	(14,740)	(6,765)	(189,588)

13.         DISCONTINUED OPERATIONS

13.1.     Discontinued operations

On July 01, 2015, BRF concluded with Lactalis (“buyer”), the disposal of its manufacturing facilities of dairy segment, being such segment classified as discontinued until the date of transaction conclusion.

The statements of income and cash flows from discontinued operations that represent the dairy segment performance of dairy segment in the period of nine-months ended September 30, 2015 are disclosed as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

STATEMENTS OF INCOME

	Parent company	Consolidated
	09.30.15	09.30.15
Net sales	983,535	1,122,764
Cost of sales	(786,821)	(905,752)
Gross profit	196,714	217,012
Operating income (expenses)
Selling	(160,261)	(188,199)
General and administrative	(9,191)	(13,477)
Other operating expenses, net	(11,071)	(20,682)
Equity in income of associates	(19,465)	(1,876)
Loss before financial results	(3,274)	(7,222)
Financial expenses	-	(292)
Financial income	-	10
Loss before taxes	(3,274)	(7,504)
Income and social contribution taxes	(3,798)	(8,507)
Deferred income tax	-	8,939
Loss from discontinued operations	(7,072)	(7,072)
Gain from discontinued operations	190,160	190,160
Net profit from discontinued operations	183,088	183,088

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

STATEMENTS OF CASH FLOWS

	Parent company	Consolidated
	09.30.15	09.30.15

Net profit from discontinued operations	183,088	183,088
Adjustments to reconcile net income to net cash provided by discontinued operations
Depreciation and amortization	76	4,035
Equity pick-up	19,465	1,876
Deferred income tax	-	(8,939)
Gain from discontinued operations	(190,160)	(190,160)
Changes in operating assets and liabilities:	-	-
Trade accounts receivable	-	81,622
Inventories	-	(67,504)
Trade accounts payable	-	(54,600)
Other rights and obligations	15,838	53,002
Net cash provided by discontinued operating activities	28,307	2,420

Investing activities from discontinued operations
Capital increase in subsidiaries	(20,038)	-
Additions to property, plant and equipment	(8,269)	(12,305)
Net cash used investing activities from discontinued operations	(28,307)	(12,305)
Proceeds from debt issuance	-	10,038
Advance for future capital increase		10,000
Net cash (used in) provided by financing activities from discontinued operations	-	20,038
Net increase in cash and cash equivalents	-	10,153
Net cash provided by discontinued operations	-	10,153

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

14.         INCOME AND SOCIAL CONTRIBUTION TAXES

14.1.     Deferred income and social contribution taxes

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15
Assets
Tax loss carryforwards (corporate income tax)	937,090	1,008,022	1,022,656	1,077,653
Negative calculation basis (social contribution tax)	370,502	399,886	370,576	400,092

Temporary differences
Provisions for tax, civil and labor risks	244,374	216,564	247,857	220,047
Suspended collection taxes	21,530	62,954	21,530	62,954
Allowance for doubtful accounts	101,101	112,251	101,971	113,120
Provision for property, plant and equipment losses	11,562	5,546	11,562	5,546
Provision for losses on tax credits	59,100	52,260	59,710	52,803
Provision for other obligations	52,914	91,834	55,080	93,744
Employees' profit sharing	1,625	87,254	1,625	87,254
Provision for inventory losses	13,995	19,985	13,995	19,985
Employees' benefits plan	111,689	101,675	111,689	101,675
Business combination - Sadia (1)	359,563	451,222	359,563	451,222
Unrealized losses on derivatives financial instruments	238,090	105,359	238,090	105,359
Unrealized losses on inventories	-	-	11,988	19,266
Provision for losses - notes receivables	12,526	11,321	12,526	11,321
Estimated annual effective tax rate - CPC 21	273,679	-	273,679	-
Other temporary differences	95,355	77,280	127,203	85,110
	2,904,695	2,803,413	3,041,300	2,907,151

Liabilities
Temporary differences
Business combination - Sadia (1)	(707,168)	(719,374)	(707,168)	(719,374)
Business combination - other companies (2)	-	-	(60,315)	(40,854)
Unrealized gains on derivatives	(57,205)	(28,035)	(57,205)	(28,035)
Difference between tax basis and accounting basis of goodwill amortization	(242,408)	(206,770)	(242,408)	(206,770)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(675,860)	(601,040)	(675,860)	(601,040)
Other temporary differences	(76,276)	686	(86,169)	(55,102)
	(1,758,917)	(1,554,533)	(1,829,125)	(1,651,175)

Total net deferred tax assets	1,145,778	1,248,880	1,212,175	1,255,976

Business combination - Dánica and Avex	-	-	(7,542)	(12,474)
Business combination - AFC	-	-	(35,330)	(45,164)
Business combination - AKF	-	-	(12,515)	(5,870)
Business combination - Federal Foods	-	-	(7,773)	(10,228)
Business combination - Invicta	-	-	(30,749)	(50,067)
Other - exchange rate variation	-	-	(55,390)	(64,517)
	-	-	(149,299)	(188,320)
Total deferred tax	1,145,778	1,248,880	1,062,876	1,067,656

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the accounting and tax basis of goodwill determined in the purchase price allocation. Deferred tax liabilities on business combinations Sadia are substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

(2)          Deferred tax liabilities related to the business combinations with Quickfood (trademarks, customer relationship, Fair value of property, plant and equipment) and AFC (customer relationship).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of deferred tax is set forth below:

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15

Beginning balance	1,248,880	751,932	1,067,656	623,831
Deferred income and social contribution taxes recognized in the statement of income	160,791	372,283	213,663	406,587
Deferred income and social contribution taxes - write-off dairy segment	-	(200,617)	-	(200,617)
Deferred income and social contribution taxes recognized in other comprehensive income	(263,893)	327,387	(265,186)	328,090
Business combination	-	-	(6,683)	(39,240)
Exchange rate variation over deferred income and social contribution taxes related to business combination	-	-	40,886	(30,266)
Other	-	(2,105)	12,540	(20,729)
Ending balance	1,145,778	1,248,880	1,062,876	1,067,656

Certain subsidiaries of the Company have tax loss carryforwards and negative basis of social contribution of R$16,325 and R$16,142, respectively, (R$16,365 and R$16,181 as of December 31, 2015), for which no deferred tax asset was recorded. If there was an expectation that such tax credits would be realized the amount to be recognized in the balance sheet would be R$5,534 (R$5,547 as of December 31, 2015).

14.2.      Estimated time of realization

Deferred tax arising from temporary differences that will be realized as they are settled or realized. The period of the settlement or realization of such differences would not be properly estimated and is subject to several factors that are not under control of Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation bases of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is probable that the deferred tax will be realized, as shown below:

	Parent company	Consolidated
2016	89,610	95,134
2017	239,385	256,335
2018	314,579	332,229
2019	363,148	381,245
2020 onwards	300,870	328,289
	1,307,592	1,393,232

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

14.3.     Income and social contribution taxes reconciliation

	Parent company		Consolidated
	09.30.16	09.30.15	09.30.16	09.30.15

Income before taxes from continued operations	157,030	1,377,910	119,585	1,379,028
Nominal tax rate	34%	34%	34%	34%
Expected tax expense at nominal tax rate	(53,390)	(468,489)	(40,659)	(468,870)

Reconciling itens
Equity interest in income of subsidiaries, associates and joint venture	(312,649)	485,543	8,743	(37,920)
Exchange rate variation on foreign investments	(185,434)	445,949	(201,072)	492,154
Difference of tax rates on results of foreign subsidiaries	-	-	(291,674)	482,285
Interest on shareholders' equity	174,493	144,792	174,493	144,792
Penalties	(3,693)	(3,151)	(3,693)	(3,156)
Investment grant	31,916	33,259	31,916	33,259
Estimated annual effective tax rate - CPC 21	273,679	(421,713)	273,679	(421,713)
Other permanent differences	5,789	(81,070)	3,567	(86,456)
	(69,289)	135,120	(44,700)	134,375

Current income tax	(230,080)	26,583	(258,363)	(5,058)
Deferred income tax	160,791	108,537	213,663	139,433

The taxable income, current and deferred income tax from foreign subsidiaries is presented below:

	Consolidated
	09.30.16	09.30.15
Taxable income (loss) from foreign subsidiaries	(1,003,972)	1,598,881
Current income tax credit (expense) from foreign subsidiaries	(25,908)	(29,978)
Deferred income tax from foreign subsidiaries	47,042	5,967

The Company has determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed.

Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$3,416,303 as of September 30, 2016 (R$4,949,957 as of December 31, 2015).

Brazilian income taxes are subject to review for a 5-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is presented below:

	Parent company
	Tax	Labor	Civil, commercial and other	Total
	09.30.16
Beginning balance	376,660	304,942	43,722	725,324
Additions	82,086	118,531	4,987	205,604
Reversals	(4,248)	(12,379)	(3,949)	(20,576)
Write-offs	(738)	(68,328)	(5,452)	(74,518)
Price index update	29,392	23,429	2,782	55,603
Ending balance	483,152	366,195	42,090	891,437

	Consolidated
	Tax	Labor	Civil, commercial and other	Total
	09.30.16
Beginning balance	376,667	311,319	44,120	732,106
Additions	82,090	120,390	4,987	207,467
Business combination (1)	152	8	-	160
Reversals	(4,707)	(12,379)	(3,949)	(21,035)
Write-offs	(738)	(68,328)	(5,452)	(74,518)
Price index update	29,824	23,430	2,782	56,036
Exchange rate variation	(16)	(2,128)	-	(2,144)
Ending balance	483,272	372,312	42,488	898,072

(1)     Balance arising from the business combination with Eclipse Holding Cöopertief UA.

16.         RESTRITED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		09.30.16	12.31.15	09.30.16	12.31.15

Bank deposit certificates (2)	0.73	R$	13.96%	372,238	337,041	372,238	337,041
National treasury certificates (3)	3.55	R$	22.68%	166,002	142,787	166,002	142,787
Bank deposit (4)	-	US$	-	-	-	184,736	1,346,274
				538,240	479,828	722,976	1,826,102

Current				124,079	-	308,815	1,346,274
Non-current				414,161	479,828	414,161	479,828

(1)         Weighted average maturity in years.

(2)         Deposit which was pledged as collateral in the disposal of the dairy segment to Groupe Lactalis (“Parmalat”).

(3)         The national treasury certificates, which mature on 2020, are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 20).

(4)         Deposit related to the business combination with Alimentos Calchaquí Productos 7 S.A. and Eclipse Holding Cöoperatief UA (note 6) and other operations in the international market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.         INVESTMENTS IN SUBSIDIARIES, ASSOCIATES AND JOINT VENTURES

17.1.     Investments breakdown

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15
Investment in subsidiaries and associates	4,976,582	6,918,123	77,464	102,465
Goodwill Quickfood	202,261	290,884	-	-
Goodwill SATS BRF	-	-	5,908	6,838
Goodwill AKF	-	-	-	75,113
	5,178,843	7,209,007	83,372	184,416
Other investments	1,107	1,107	1,366	1,476
	5,179,950	7,210,114	84,738	185,892

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.2.     Summary of financial information of associates

	Avipal Centro Oeste S.A.	BRF GmbH	Establec. Levino Zaccardi	K&S Alimentos S.A (1)	PSA Labor. Veter. Ltda.	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob.
	09.30.16	09.30.16	09.30.16	09.30.16	09.30.16	09.30.16	09.30.16	09.30.16	09.30.16	09.30.16	09.30.16
Current assets	-	2,157,975	478	29,729	3,830	297,996	13,166	1,839	21,120	1,336	57,041
Non-current assets	-	4,725,323	1	6,743	2,708	189,237	111,905	231,745	187,352	297,920	568
Current liabilities	-	(414,690)	(306)	(771)	(562)	(445,511)	(16,498)	(1,679)	(7,635)	(374,849)	(1,578)
Non-current liabilities	-	(2,089,124)	(36)	-	-	(120,365)	(7,941)	-	-	-	(23)
Shareholders' equity	-	(4,379,484)	(137)	(35,701)	(5,976)	78,643	(100,632)	(231,905)	(200,837)	75,593	(56,008)

Net revenues	-	7,739	-	-	-	904,326	2,946	-	26,812	-	-
Net income (loss)	(38)	(858,401)	27	2,232	412	(77,638)	(12,570)	16,970	(20,724)	(5,089)	3,246

	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15	12.31.15
Current assets	38	1,983,779	694	-	3,627	376,754	15,566	1,761	22,563	16,754	53,216
Non-current assets	-	4,985,251	105	-	2,497	215,704	171,536	264,059	295,004	341,238	1,090
Current liabilities	-	(24,150)	(614)	-	(560)	(358,517)	(15,790)	(2,182)	(9,503)	(3,027)	(1,518)
Non-current liabilities	-	(736,469)	(22)	-	-	(248,232)	(12,928)	-	-	(440,306)	(25)
Shareholders' equity	(38)	(6,208,411)	(163)	-	(5,564)	14,291	(158,384)	(263,638)	(308,064)	85,341	(52,763)

Net revenues	-	15,514	-	-	-	1,326,887	66	-	35,658	-	-
Net income (loss)	-	2,094,392	(1,107)	-	550	(43,418)	(15,230)	5,956	85,345	(19,819)	5,907

(1)     On March 18, 2016, the Company acquired control and total shares, being treated as wholly-owned subsidiary from this date.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.3.     Rollforward of the interest in subsidiaries and associates – Parent company

	Subsidiaries											Associates
	Avipal Centro Oeste S.A.	BRF GmbH	Establec. Levino Zaccardi	K&S Alimentos S.A.(1)	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob	K&S Alimentos S.A.(1)	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																09.30.16	12.31.15
a) Capital share as of September 30, 2016
% of share	100.00%	100.00%	98.26%	100.00%	99.99%	90.05%	43.10%	100.00%	94.90%	100.00%	100.00%	0.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	1	100	27,664,086	5,463,850	36,469,606	594,576,682	900	2,444,753,091	50,000	14,249,459	-	-	-	1,000
Number of shares and membership interest held	6,963,854	1	98	27,664,086	5,463,849	32,841,224	256,253,695	900	2,319,989,778	50,000	14,249,459	-	-	-	500

b) Information as of September 30, 2016
Capital stock	5,972	6,922	1,420	27,664	5,564	28,117	257,336	2,922	262,582	3	40,061	-	-	-	1
Shareholders' equity	-	4,379,484	137	35,701	5,976	(78,643)	100,632	231,905	200,837	(75,593)	56,008	-	-	-	38,953
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	84,316	-	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	117,945	-	-	-	-	-	-	-	-	-
Income (loss) for the period	(38)	(858,401)	27	2,232	412	(77,638)	(12,570)	16,970	(20,724)	(5,089)	3,246	4,687	-	-	38,952

c) Balance of investments as of September 30, 2016
Beginning balance	38	6,208,415	160	-	5,561	290,884	68,203	263,637	292,344	-	52,761	21,911	1,664	3,428	1	7,209,007	3,998,880
Equity pick-up	(38)	(858,401)	27	2,232	412	(69,913)	(5,417)	16,970	(19,666)	(5,089)	3,246	2,297	-	-	19,476	(913,864)	1,994,569
Unrealized profit in inventory	-	-	-	-	-	(2,159)	55	-	-	-	-	-	-	-	-	(2,104)	8,644
Exchange rate variation on goodwill in the acquisiton of non-controlling entities	-	3,953	-	-	-	-	-	-	-	-	-	-	-	-	-	3,953	(5,016)
Exchange rate variation on goodwill	-	-	-	-	-	(85,036)	-	-	-	-	-	-	-	-	-	(85,036)	(14,087)
Goodwill	-	-	-	-	-	(3,587)	-	-	-	-	-	-	-	-	-	(3,587)	(7,206)
Exchange rate variation on foreign investments	-	(456,193)	-	-	-	-	-	(48,248)	(55,790)	14,837	-	-	-	-	-	(545,394)	1,099,891
Other comprehensive income	-	(511,615)	(52)	-	-	13,909	(19,470)	(457)	(26,299)	-	-	-	-	-	-	(543,984)	220,588
Increase / decrease in capital	-	-	-	-	-	-	-	-	-	-	-	-	224	717	-	941	620,138
Acquisition of non-controlling interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(259,101)
Appreciation in exchange of shares	-	1,234	-	-	-	-	-	-	-	-	-	-	-	-	-	1,234	111,247
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(67,197)
Write-off of investment	-	-	-	24,208	-	-	-	-	-	-	-	(24,208)	-	-	-	-	-
Loss of ownership interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(2,696)
Write-off of investment	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(247,282)
Acquisition of equity interest	-	-	-	9,262	-	-	-	-	-	-	-	-	-	-	-	9,262	-
Impairment losses for investments	-	-	-	-	-	58,163	-	-	-	(9,748)	-	-	-	-	-	48,415	56,623
Transfer to held for sale and discontinued operations	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(298,988)
	-	4,387,393	135	35,702	5,973	202,261	43,371	231,902	190,589	-	56,007	-	1,888	4,145	19,477	5,178,843	7,209,007

(1)     On March 18, 2016, the Company acquired control and total shares, being treated as wholly-owned subsidiary from this date.

The losses related to exchange rate variation on the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, totaled R$591,388 on September 30, 2016 (gain of R$1,447,511 as of September 30, 2015) and were recognized as financial income.

On September 30, 2016, these subsidiaries, associates and joint ventures do not have any significant restriction to transfer dividends or repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.4.     Summary of financial information of associates

	K&S(1)		Minerva	Nutrifont	PP-BIO		PR-SAD		UP!		Total
	09.30.16	12.31.15	12.31.15	12.31.15	09.30.16	12.31.15	09.30.16	12.31.15	09.30.16	12.31.15	09.30.16	12.31.15
Current assets	-	54,679	-	-	-	-	-	-	91,439	79,250
Non-current assets	-	13,211	-	-	5,664	4,992	12,438	10,284	208	217
Current liabilities	-	(22,293)	-	-	-	-	-	-	(52,694)	(79,466)
Non-current liabilities	-	(882)	-	-	-	-	-	-	-	-
Shareholder's equity	-	44,715	-	-	5,664	4,992	12,438	10,284	38,953	1

% of participation	0.00%	49.00%	15.11%	50.00%	33.33%	33.33%	33.33%	33.33%	50.00%	50.00%

Book value of investment	-	21,911	-	-	1,888	1,664	4,145	3,428	19,477	1
Transfer to held for sale	-	-	-	-	-	-	-	-	-	-
Book value of investment	-	21,911	-	-	1,888	1,664	4,145	3,428	19,477	1	25,510	27,004

Dividends declared	-	1,365	-	-	-	-	-	-	-	25,994	-	27,359

	K&S(1)		Minerva	Nutrifont	PP-BIO		PR-SAD		UP!
	09.30.16	09.30.15	09.30.15	09.30.15	09.30.16	09.30.15	09.30.16	09.30.15	09.30.16	09.30.15
Net revenues	24,843	92,336	4,049,469	-	-	-	-	-	145,012	138,046
Net income (loss)	4,687	12,031	(834,077)	(2,603)	-	-	-	-	38,952	35,586

Equity pick-up	2,297	5,896	(133,428)	(2,603)	-	-	-	-	19,476	17,793
Transfer to held for sale	-	-	-	-	-	-	-	-	-	-
Equity pick-up	2,297	5,896	(133,428)	(1,301)	-	-	-	-	19,476	17,793	21,773	(111,040)

(1)     On March 18, 2016, the Company acquired control and total shares, being treated as wholly-owned subsidiary from this date.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.5.     Summary of financial information of joint venture

	AKF (1)		SATS BRF		Total
	09.30.16	12.31.15	09.30.16	12.31.15	09.30.16	12.31.15
Assets
Current	-	138,208	193,683	253,452
Cash and cash equivalents	-	27,549	65,310	84,148
Prepaid expenses	-	1,642	926	386
Other current assets	-	109,017	127,447	168,918
Non-current	-	9,122	10,345	14,414
Liabilities
Current	-	(105,290)	(97,999)	(145,547)
Trade accounts payable	-	(4,514)	(65,788)	(126,931)
Tax payable	-	(5,989)	-	-
Other current liabilities	-	(94,787)	(32,211)	(18,616)
Non-current	-	(3,228)	-	-
Deferred taxes	-	(3,228)	-	-
Shareholder's equity	-	38,812	106,029	122,319

% of equity interest	0.00%	40.00%	49.00%	49.00%

Book value of investment	-	15,525	51,954	59,936	51,954	75,461

	AKF		SATS BRF		Total
	09.30.16	09.30.15	09.30.16	09.30.15	09.30.16	09.30.15
Net sales	223,634	266,956	495,102	197,390
Depreciation and amortization	(657)	(939)	(1,190)	(145)
Financial expense	-	(454)	(1,860)	(23)
Income (loss) before taxes	9,024	10,533	678	(5,945)
Net income (loss)	9,024	10,533	678	(5,945)

% of equity interest	40.00%	40.00%	49.00%	49.00%

Equity pick-up	3,610	4,213	332	(2,913)	3,942	1,300

(1)     On June 20, 2016, the Company acquired control, being treated as indirect subsidiary and consequently consolidated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is presented below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.15	Additions	Disposals	Reversals	Transfers (1)	09.30.16
Cost
Land	-	593,601	436	(10,887)	-	(8,753)	574,397
Buildings and improvements	-	5,084,454	15,753	(20,244)	-	129,572	5,209,535
Machinery and equipment	-	6,534,819	102,366	(98,355)	-	612,998	7,151,828
Facilities	-	1,699,013	963	(5,399)	-	171,984	1,866,561
Furniture	-	112,947	196	(5,893)	-	7,910	115,160
Vehicles	-	16,801	-	(1,269)	-	(1,700)	13,832
Construction in progress	-	715,832	1,081,831	-	-	(976,104)	821,559
Advances to suppliers	-	4,156	39,873	-	-	(33,006)	11,023
		14,761,623	1,241,418	(142,047)	-	(97,099)	15,763,895

Depreciation
Buildings and improvements	3.04%	(1,477,380)	(109,882)	5,794	-	6,038	(1,575,430)
Machinery and equipment	5.91%	(2,576,709)	(301,207)	81,981	-	(137)	(2,796,072)
Facilities	3.72%	(530,384)	(55,908)	3,265	-	(39)	(583,066)
Furniture	7.94%	(47,185)	(6,747)	4,953	-	(13)	(48,992)
Vehicles	19.94%	(9,200)	(558)	885	-	2,901	(5,972)
		(4,640,858)	(474,302)	96,878	-	8,750	(5,009,532)
Provision for losses		(19,779)	(599)	-	766	-	(19,612)
		10,100,986	766,517	(45,169)	766	(88,349)	10,734,751

(1)         Refers to the transfer of R$47,495 to intangible assets, R$28,349 to biological assets (forests) and R$12,505 to assets held for sale.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.15	Additions	Business combinations (2)	Disposals	Reversals	Transfers (1)	Exchange rate variation	09.30.16
Cost
Land	-	584,721	447	33,150	(10,992)	-	(8,753)	(11,283)	587,290
Buildings and improvements	-	5,437,937	17,897	164,359	(20,276)	-	143,606	(88,657)	5,654,866
Machinery and equipment	-	7,027,145	110,691	290,430	(98,931)	-	602,940	(151,479)	7,780,796
Facilities	-	1,854,467	1,157	53,154	(5,405)	-	174,560	(33,667)	2,044,266
Furniture	-	137,869	2,539	11,918	(6,242)	-	7,187	(5,164)	148,107
Vehicles	-	20,317	52	10,635	(2,698)	-	2,368	(943)	29,731
Construction in progress	-	789,782	1,242,252	4,693	-	-	(1,006,717)	(42,296)	987,714
Advances to suppliers	-	18,760	40,531	238	-	-	(33,006)	136	26,659
		15,870,998	1,415,566	568,577	(144,544)	-	(117,815)	(333,353)	17,259,429

Depreciation
Buildings and improvements	3.04%	(1,525,943)	(122,841)	(75,952)	5,814	-	6,344	24,997	(1,687,581)
Machinery and equipment	5.88%	(2,786,003)	(341,644)	(155,499)	82,624	-	506	70,376	(3,129,640)
Facilities	3.78%	(549,890)	(62,436)	(29,316)	3,271	-	(60)	8,816	(629,615)
Furniture	7.96%	(64,652)	(8,844)	(8,258)	5,292	-	199	7,765	(68,498)
Vehicles	20.05%	(8,979)	(2,024)	(8,620)	2,143	-	2,903	880	(13,697)
		(4,935,467)	(537,789)	(277,645)	99,144	-	9,892	112,834	(5,529,031)
Provision for losses		(19,779)	(599)	-	-	766	-	-	(19,612)
		10,915,752	877,178	290,932	(45,400)	766	(107,923)	(220,519)	11,710,786

(1)         Refers to the transfer of R$51,307 to intangible assets, R$28,349 to biological assets (forests) and R$28,267 to assets held to sale.

(2)         Balance arising from business combination with AKF, Alimentos Calchaquí Productos 7 S.A., Eclipse Holding Cöoperatief UA, GFS Group, K&S and Universal Meats (UK).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has fully depreciated items that are still operating, which are set forth below:

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15
Cost
Buildings and improvements	114,312	166,614	120,396	169,995
Machinery and equipment	628,138	704,822	658,581	752,458
Facilities	70,898	96,273	73,927	102,017
Furniture	14,612	15,994	19,595	19,338
Vehicles	3,799	3,500	4,478	4,166
Others	49,133	56,185	49,133	56,185
	880,892	1,043,388	926,110	1,104,159

During the nine-month period ended September 30, 2016, the Company capitalized interest in the amount of R$32,524 in the parent company and in the consolidated (R$15,591 in the parent company and R$15,773 in the consolidated in September 30, 2015). The weighted average interest rate utilized to determine the capitalized amount was 6.78% p.a. in the parent company and in the consolidated (5.62% p.a. in the parent company and 5.76% p.a. in the consolidated in September 30, 2015).

On September 30, 2016, except for the built to suit agreement mentioned in note 24.2, the Company had no commitments assumed related to acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for various transactions are presented below:

		Parent company and Consolidated
		09.30.16	12.31.15
	Type of collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	270,868	217,427
Buildings and improvements	Financial/Tax	1,637,775	1,522,478
Machinery and equipment	Financial/Labor/Tax/Civil	2,521,617	1,774,781
Facilities	Financial/Tax	731,426	493,103
Furniture	Financial/Tax	24,829	27,004
Vehicles	Financial/Tax	1,561	2,306
Others	Financial/Tax	84,897	70,083
		5,272,973	4,107,182

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

19.         INTANGIBLES

The intangible assets rollforward is set forth below:

		Parent company
	Weighted average amortization rate (p.a.)	12.31.15	Additions	Disposals	Transfers	09.30.16
Cost
Non-compete agreement	-	-	17,734	(277)	-	17,457
Goodwill	-	2,096,587	-	-	-	2,096,587
Ava	-	49,368	-	-	-	49,368
Eleva Alimentos	-	808,140	-	-	-	808,140
Incubatório Paraíso	-	656	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	7,636
Sadia	-	1,214,036	-	-	-	1,214,036
Outgrowers relationship	-	14,197	505	-	-	14,702
Trademarks	-	1,173,000	-	-	-	1,173,000
Patents	-	3,720	2,380	-	-	6,100
Software	-	404,673	35,032	(28,473)	47,723	458,955
		3,692,177	55,651	(28,750)	47,723	3,766,801

Amortization
Non-compete agreement	42.34%	-	(3,493)	277	-	(3,216)
Outgrowers relationship	12.50%	(5,777)	(1,412)	-	-	(7,189)
Patents	17.87%	(2,092)	(837)	-	-	(2,929)
Software	20.00%	(232,751)	(77,529)	28,590	(228)	(281,918)
		(240,620)	(83,271)	28,867	(228)	(295,252)
		3,451,557	(27,620)	117	47,495	3,471,549

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.15	Additions	Disposals	Business combination (1)	Transfers	Exchange rate variation	09.30.16
Cost
Non-compete agreement	-	15,738	17,734	(277)	-	-	(4,621)	28,574
Goodwill	-	2,778,102	-	-	2,358,166	10,977	(558,183)	4,589,062
AKF	-	-	-	-	136,502	10,977	1,829	149,308
Alimentos Calchaquí	-	-	-	-	359,697	-	(41,722)	317,975
Ava	-	49,368	-	-	-	-	-	49,368
Avex	-	27,550	-	-	-	-	(8,092)	19,458
BRF AFC	-	196,063	-	-	-	-	(31,987)	164,076
BRF Invicta	-	170,776	-	-	-	-	(46,123)	124,653
Dánica	-	7,013	-	-	-	-	(2,060)	4,953
Eclipse Holding Cooperatief	-	-	-	-	121,536	-	(15,170)	106,366
Eleva Alimentos	-	808,140	-	-	-	-	-	808,140
Federal Foods	-	84,419	-	-	-	-	(14,230)	70,189
GFS Group	-	-	-	-	1,079,357	-	(212,755)	866,602
GQFE - Golden Quality Foods Europe	-	-	-	-	3,108	-	(554)	2,554
Incubatório Paraíso	-	656	-	-	-	-	-	656
Invicta Food Group	-	925	-	-	-	-	(250)	675
Paraíso Agroindustrial	-	16,751	-	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	-	7,636
Plusfood	-	27,786	-	-	-	-	(3,940)	23,846
Quickfood	-	166,983	-	-	-	-	(49,038)	117,945
Sadia	-	1,214,036	-	-	-	-	-	1,214,036
Qatar National Import and Export Co	-	-	-	-	564,242	-	(109,760)	454,482
Universal Meats Ltd.	-	-	-	-	93,724	-	(24,331)	69,393
Import quotas	-	62,233	-	-	-	-	(16,808)	45,425
Outgrowers relationship	-	14,197	505	-	-	-	-	14,702
Trademarks	-	1,372,018	-	-	20	-	(58,450)	1,313,588
Patents	-	4,870	2,380	-	568	-	(153)	7,665
Customer relationship	-	620,853	-	-	-	52,379	(136,489)	536,743
Supplier relationship	-	9,670	-	(6,510)	-	-	(1,168)	1,992
Software	-	462,760	36,991	(28,649)	5,708	50,570	(14,138)	513,242
		5,340,441	57,610	(35,436)	2,364,462	113,926	(790,010)	7,050,993

Amortization
Non-compete agreement	30.07%	(786)	(5,413)	277	-	-	483	(5,439)
Import quotas	9.76%	-	(20,090)	-	-	-	3,056	(17,034)
Outgrowers relationship	12.50%	(5,777)	(1,412)	-	-	-	-	(7,189)
Patents	24.44%	(3,025)	(865)	-	(588)	-	120	(4,358)
Customer relationship	7.71%	(49,788)	(36,442)	-	-	(2,727)	14,650	(74,307)
Supplier relationship	42.00%	(9,670)	-	6,510	-	-	1,168	(1,992)
Software	20.00%	(260,484)	(84,186)	28,564	(3,164)	(503)	6,853	(312,920)
		(329,530)	(148,408)	35,351	(3,752)	(3,230)	26,330	(423,239)
		5,010,911	(90,798)	(85)	2,360,710	110,696	(763,680)	6,627,754

(1)     Balance arising from business combination with Alimentos Calchaquí Productos 7 S.A., Eclipse Holding Cöoperatief UA, Federal Foods Qatar, GFS Group and Universal Meats (UK) Ltd.

For the nine-month period ended September 30, 2015, Management did not identify and event that could indicate an impairment of such assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

20.         LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	09.30.16	Current	Non-current	12.31.15
Local currency

Working capital	8.80% (7.24% on 12.31.15)	8.80% (7.24% on 12.31.15)	0.7	1,232,769	-	1,232,769	1,169,635	-	1,169,635

Certificate of agribusiness receivables	96.70% of CDI (96.90% of CDI on 12.31.15)	13.66% (13.67% on 12.31.15)	2.3	94,043	1,986,953	2,080,996	33,078	992,165	1,025,243

Development bank credit lines	Fixed rate / Selic / TJLP + 0.76% (Fixed rate/Selic / TJLP + 1.00% on 12.31.15)	5.38% (4.57% on 12.31.15)	1.3	359,762	583,925	943,687	217,426	508,928	726,354

Bonds	7.75% (7.75% on 12.31.15)	7.75% (7.75% on 12.31.15)	1.7	13,908	498,573	512,481	4,140	497,921	502,061

Export credit facility	14.18% (0.00% on 12.31.15)	14.18% (0.00% on 12.31.15)	2.5	11,721	1,850,000	1,861,721	-	-	-

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.15)	15.57% (15.44% on 12.31.15)	3.5	2,626	247,194	249,820	3,315	231,488	234,803

Other secured debts	8.50% (8.14% on 12.31.15)	8.50% (8.14% on 12.31.15)	2.3	32,339	104,707	137,046	32,580	127,077	159,657

Fiscal incentives	2.40% (2.40% on 12.31.15)	2.40% (2.40% on 12.31.15)	0.3	5,238	-	5,238	1,872	-	1,872

				1,752,406	5,271,352	7,023,758	1,462,046	2,357,579	3,819,625

Foreign currency

Bonds	4.03% (4.08% on 12.31.15) + e.r. US$ and EUR	4.03% (4.08% on 12.31.15) + e.r. US$ and EUR	6.8	88,063	6,119,997	6,208,060	61,808	7,521,727	7,583,535

Export credit facility	LIBOR + 1.67% (LIBOR + 2.05% on 12.31.15) + e.r. US$	3.14% (2.79% on 12.31.15) + e.r. US$	0.9	1,039,589	750,793	1,790,382	598,109	1,163,574	1,761,683

Advances for foreign exchange rate contracts	2.00% (1.76% + e.r. US$) + e.r. US$	2.00% (1.76% + e.r. US$) + e.r. US$	0.2	540,175	-	540,175	391,053	-	391,053

Development bank credit lines	UMBNDES + 2.19% (UMBNDES + 2.26% on 12.31.15) + e.r. US$ and other currencies	6.33% (6.34% on 12.31.15) + e.r. US$ and other currencies	0.9	7,790	4,337	12,127	12,630	11,575	24,205

				1,675,617	6,875,127	8,550,744	1,063,600	8,696,876	9,760,476
				3,428,023	12,146,479	15,574,502	2,525,646	11,054,455	13,580,101

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	09.30.16	Current	Non-current	12.31.15
Local currency

Working capital	8.80% (7.24% on 12.31.15)	8.80% (7.24% on 12.31.15)	0.7	1,232,769	-	1,232,769	1,169,635	-	1,169,635

Certificate of agribusiness receivables	96.70% of CDI (96.90% of CDI on 12.31.15)	13.66% (13.67% on 12.31.15)	2.3	94,043	1,986,953	2,080,996	33,078	992,165	1,025,243

Development bank credit lines	Fixed rate / Selic / TJLP + 0.76% (Fixed rate/Selic / TJLP + 1.00% on 12.31.15)	5.38% (4.57% on 12.31.15)	1.3	359,762	583,925	943,687	217,426	508,928	726,354

Bonds	7.75% (7.75% on 12.31.15)	7.75% (7.75% on 12.31.15)	1.7	13,908	498,573	512,481	4,140	497,921	502,061

Export credit facility	14.18% (0.00% on 12.31.15)	14.18% (0.00% on 12.31.15)	2.5	11,721	1,850,000	1,861,721	-	-	-

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.15)	15.57% (15.44% on 12.31.15)	3.5	2,626	247,194	249,820	3,315	231,488	234,803

Other secured debts	8.50% (8.14% on 12.31.15)	8.50% (8.14% on 12.31.15)	2.3	32,339	104,707	137,046	32,580	127,077	159,657

Fiscal incentives	2.40% (2.40% on 12.31.15)	2.40% (2.40% on 12.31.15)	0.3	5,238	-	5,238	1,872	-	1,872

				1,752,406	5,271,352	7,023,758	1,462,046	2,357,579	3,819,625

Foreign currency

Bonds	4.76% (5.23% on 12.31.15) + e.r. US$, EUR and ARS	4.76% (5.23% on 12.31.15) + e.r. US$, EUR and ARS	6.6	511,361	8,093,436	8,604,797	159,445	8,628,430	8,787,875

Export credit facility	LIBOR + 1.81% (LIBOR + 2.15% on 12.31.15) + e.r. US$	3.19% (2.85% on 12.31.15) + e.r. US$	1.1	1,040,147	1,075,105	2,115,252	598,811	1,553,520	2,152,331

Advances for foreign exchange rate contracts	2.00% (1.76% on 12.31.15) + e.r. US$	2.00% (1.76% on 12.31.15) + e.r. US$	0.2	540,175	-	540,175	391,053	-	391,053

Development bank credit lines	UMBNDES + 2.19% (UMBNDES + 2.26% on 12.31.15) + e.r. US$ and other currencies	6.33% (6.34% on 12.31.15) + e.r. US$ and other currencies	0.9	7,790	4,337	12,127	12,630	11,575	24,205

Other secured debts	15.02% (15.09% on 12.31.15) + e.r. ARS	15.02% (15.09% on 12.31.15) + e.r. ARS	0.1	819	-	819	3,535	-	3,535

Working capital	19.37% (22.00% on 12.31.15) + e.r. US$ and ARS / 2.48% + e.r (OMR/THB)	19.37% (22.00% on 12.31.15) + e.r. US$ and ARS / 2.48% + e.r (OMR/THB)	0.5	311,579	840	312,419	659	-	659

				2,411,871	9,173,718	11,585,589	1,166,133	10,193,525	11,359,658
				4,164,277	14,445,070	18,609,347	2,628,179	12,551,104	15,179,283

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The main characteristics of loan and financing agreements entered into by the Company were disclosed in note 20 of financial statements for the year ended December 31, 2015.

20.1.     Senior Notes BRF 2026

On September 22, 2016, BRF through its wholly-owned subsidiary BRF GmbH concluded a Senior Notes of 10 (ten) years, in the total amount of US$500,000, which will mature on September 29, 2026, issued with a coupon (interest) of 4.35% p.a. (yield to maturity 4.625%), payable semi-annually beginning as from March 29, 2017.

20.2.     Tender Offer

On September 14, 2016, the Company concluded a Tender Offer, in amount of US$86,391 (equivalent to R$280,442), segregated into (i) US$32,183 (equivalent to R$104,472) of the BFF Notes 2020 and (ii) US$54,208 (equivalent to R$175,970) of the Senior Notes BRF 2022.

In the execution of Tender Offer, BRF paid a premium in the amount of US$9,795 (equivalent to R$31,797) to the existing bondholders, which was recorded as financial expenses.

20.3.     Loans and financing maturity schedule

The maturity schedule of the loans and financing is as follows:

	Parent company	Consolidated
	09.30.16	09.30.16
2016	1,535,094	2,183,016
2017	2,070,541	2,159,715
2018	2,363,310	2,723,848
2019	3,162,220	3,178,918
2020 onwards	6,443,337	8,363,850
	15,574,502	18,609,347

20.4.     Guarantees

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15
Total of loans and financing	15,574,502	13,580,101	18,609,347	15,179,283
Mortgage guarantees	1,098,093	911,996	1,098,093	911,996
Related to FINEM-BNDES	824,810	583,411	824,810	583,411
Related to FNE-BNB	137,046	159,564	137,046	159,564
Related to tax incentives and other	136,237	169,021	136,237	169,021

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the Bank National Economic and Social Development (“BNDES”). The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on September 30, 2016 totaled R$31,090 (R$39,098 as of December 31, 2015).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee totaled R$160,612 as of September 30, 2016 (R$208,774 as of December 31, 2015).

On September 30, 2016, the Company contracted bank guarantees in the amount of R$1,900,740 (R$2,086,589 as of December 31, 2015). These bank guarantees were offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 0.90% p.a. (0.91% p.a. as of December 31, 2015).

20.5.     Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchases of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of these agreements at the date of these financial statements are set forth below:

	Parent company	Consolidated
	09.30.16	09.30.16
2016	4,182,125	4,184,373
2017	2,076,753	2,080,877
2018	388,658	390,870
2019	324,768	326,329
2020 onwards	519,389	519,910
	7,491,693	7,502,359

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

21.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15
Domestic suppliers
Third parties	4,202,929	3,263,197	4,218,842	3,263,201
Related parties	29,365	23,375	29,368	23,375
	4,232,294	3,286,572	4,248,210	3,286,576

Foreign suppliers
Third parties	730,616	774,106	1,713,796	1,496,833
Related parties	3,368	2,463	-	-
	733,984	776,569	1,713,796	1,496,833

(-) Adjustment to present value	(48,802)	(38,416)	(53,365)	(38,416)
	4,917,476	4,024,725	5,908,641	4,744,993

During the nine-month period ended on September 30, 2016, the average payment term to suppliers is 84 days.

Of the suppliers balance as of September 30, 2016, R$1,220,447 in the parent company and consolidated (R$1,070,583 in the parent company and consolidated as of December 31, 2015) corresponds to the supply chain finance transactions on which there were no changes in the payment terms and prices negotiated with the suppliers.

The information on accounts payable involving related parties is presented in note 30. The trade accounts payable to related parties refer to transactions with associates UP! in the domestic market.

22.         SUPPLY CHAIN FINANCE

	Parent Company and Consolidated
	09.30.16	12.31.15
National suppliers	432,521	685,597
Foreign suppliers	390,604	488,997
	823,125	1,174,594

The Company entered into supply chain finance transactions with first-class financial institutions in order to extend the payment period in purchases of raw material, machinery and equipment, and other inputs with internal and external market suppliers. As such, these transactions are presented in the operational cash flows for the period ended September 30, 2016.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

On September 30, 2016, the discount rates applied to these transactions in the domestic market were set between 1.17% to 1.36% p.m. (1.10% to 1.34% p.m. on December 31, 2015) and foreign market were set between 1.73% to 2.90% p.a. (1.50% to 2.51% p.a. on December 31, 2015).

23.         OTHER FINANCIAL ASSETS AND LIABILITIES

	Parent company		Consolidated
	09.30.16	12.31.15	09.30.16	12.31.15

Derivatives designated as cash flow hedges
Assets
Non-deliverable forward (NDF)	22,772	2,253	22,772	2,253
Currency option contracts	239,603	96,153	239,603	96,153
Deliverable forwards contracts	-	-	1,780	-
	262,375	98,406	264,155	98,406

Liabilities
Non-deliverable forward of currency (NDF)	(560)	(66,703)	(560)	(66,703)
Currency option contracts	(58,601)	(217,122)	(58,601)	(217,122)
Deliverable forwards contracts	-	(33,765)	(358)	(33,765)
Commodities (corn) non-deliverable forward (NDF)	(7)	(11,729)	(7)	(11,729)
Exchange rate contracts currency (Swap)	(171,606)	(280,285)	(199,417)	(326,650)
	(230,774)	(609,604)	(258,943)	(655,969)

Non derivatives designated as cash flow hedges
Assets
Non-deliverable forward of currency (NDF)	-	-	-	10,707
Non-deliverable forward of commodities (NDF)	544	2,183	544	2,183
Deliverable forwards contracts	-	-	37	-
Exchange rate contracts currency (Swap)	382	3,450	382	3,450
Dollar future contracts - BM&FBOVESPA	335	14,641	335	14,641
Corn future contracts - BM&FBOVESPA	13	-	13	-
	1,274	20,274	1,311	30,981

Liabilities
Non-deliverable forward of currency (NDF)	(317)	(3,502)	(919)	(3,865)
Non-deliverable forward of corn (NDF)	(3,931)	-	(3,931)	-
Deliverable forwards contracts	-	-	(9)	-
Exchange rate contracts currency (Swap)	(564,287)	(6,768)	(564,287)	(6,768)
	(568,535)	(10,270)	(569,146)	(10,633)

Current assets	263,649	118,680	265,466	129,387
Current liabilities	(799,309)	(619,874)	(828,089)	(666,602)

The collateral given in the transactions presented above are disclosed in note 8.

24.         LEASES

The Company is lessee in several contracts, which are classified as operating or finance leases.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

24.1.     Operating lease

The minimum future payments of non-cancellable operating lease are presented below:

	Parent company	Consolidated
	09.30.16	09.30.16
2016	212,397	214,316
2017	286,221	288,213
2018	105,836	107,306
2019	52,431	53,997
2020 onwards	62,811	64,372
	719,696	728,204

The payments of operating lease agreements recognized as expense in the nine-month period ended September 30, 2016 amounted to R$134,574 in the parent company and R$235,543 in the consolidated (R$165,082 in the parent company and R$222,365 in the consolidated as of September 30, 2015).

24.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, as presented below:

		Parent company		Consolidated
	Weighted average interest rate (p.a.) (1)	09.30.16	12.31.15	09.30.16	12.31.15
Cost
Machinery and equipment		104,295	29,160	112,179	37,096
Software		78,692	72,972	78,692	72,972
Vehicles		-	-	552	-
Buildings		141,732	128,938	141,811	128,938
		324,719	231,070	333,234	239,006

Accumulated depreciation
Machinery and equipment	39.33%	(29,763)	(5,311)	(35,894)	(13,247)
Software	52.38%	(53,245)	(50,988)	(53,245)	(50,988)
Vehicles	20.00%	-	-	(253)	-
Buildings	7.41%	(40,997)	(32,091)	(41,039)	(32,091)
		(124,005)	(88,390)	(130,431)	(96,326)
		200,714	142,680	202,803	142,680

(1)     The period of depreciation of leased assets corresponds to the lowest between the term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required for these finance leases are demonstrated as follows, and were recorded as current and non-current liabilities:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	09.30.16
	Present value of minimum payments	Interest	Minimum future payments
2016	14,486	5,669	20,155
2017	44,049	19,600	63,649
2018	33,434	16,076	49,510
2019	26,900	13,429	40,329
2020 onwards	92,131	49,481	141,612
	211,000	104,255	315,255

	Consolidated
	09.30.16
	Present value of minimum payments	Interest	Minimum future payments
2016	14,710	5,834	20,544
2017	44,557	20,003	64,560
2018	34,077	16,487	50,564
2019	26,900	13,429	40,329
2020 onwards	92,131	49,481	141,612
	212,375	105,234	317,609

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

The Company entered into a “built to suit” agreement for the construction of a real state which will be build by third parties. The agreement term will be 15 years from the signing date as well as the charge of rent expenses. If the Company defaults on its obligations, it will be subject to fines and/or acceleration of rent outstanding installments falling due, according to the term of such contract.

The estimated schedule of future payments related to this agreement is set forth below:

Parent company and Consolidated
09.30.16
2017	7,886
2018	8,359
2019	8,861
2020	9,393
2021 onwards	149,062
183,561

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

25.         SHARE BASED PAYMENT

The rules of the stock options plan granted to executives were disclosed in the financial statements for the year ended December 31, 2015 (note 24) and are unchanged for this period.

According to the ordinary meeting of the Board of Directors held on April 28, 2016 and May 31, 2016, were approved the granting of 8,724,733 and 3,351,220 shares, respectively.

The breakdown of the outstanding granted options is presented as follows:

Date			Quantity		Grant (1)	Price of converted share (1)
Grant date	Beginning of the year	End of the year	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
05.02.12	05.01.13	05.01.17	3,708,071	316,991	7.82	34.95	47.74
05.02.13	05.01.14	05.01.18	3,490,201	748,612	11.88	46.86	60.11
04.04.14	04.03.15	04.03.19	1,552,564	674,494	12.56	44.48	54.04
05.02.14	05.01.15	05.01.19	1,610,450	906,663	14.11	47.98	57.91
12.18.14	12.17.15	12.17.19	5,702,714	4,655,355	14.58	63.49	74.65
			16,064,000	7,302,115

Plan II
04.26.16	04.30.17	04.30.21	8,724,733	8,724,733	9.21	56.00	57.18
05.31.16	05.31.17	05.31.20	3,351,220	3,270,100	10.97	46.68	47.29
			12,075,953	11,994,833
			28,139,953	19,296,948

(1)     Values expressed in Brazilian Reais

The rollforward of the outstanding granted options for the nine-month period ended September 30, 2016 is presented as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Consolidated

Outstanding options as of December 31, 2015	17,360,870
Issued - grant of 2016
April 2016	8,724,733
May 2016	3,351,220
Exercised:
Grant of 2012	(14,207)
Grant of 2011	(96,874)
Cancelled:
Grant of 2016	(81,120)
Grant of 2015	(8,757,223)
Grant of 2014	(1,054,614)
Grant of 2013	(73,721)
Grant of 2011	(62,116)
Outstanding options as of September 30, 2016	19,296,948

The weighted average exercise prices of the outstanding options related to service conditions is R$59.60 (fifty-nine Brazilian Reais and sixty cents) and the weighted average of the remaining contractual term is 46 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$215,411 (R$160,323 as of December 31, 2015). During the nine-month period ended September 30, 2016 the amount recognized as expense was R$55,088 (R$50,672 as of September 30, 2015).

During the nine-month period ended September 30, 2016 the Company’s executives exercised 111,081 shares, with an average price of R$43.62 (forty-three Brazilian Reais and sixty-two cents), totaling R$4,846. In order to comply with this commitment, the Company utilized treasury shares with an acquisition cost of R$57.35 (fifty-seven Brazilian Reais and thirty-five cents), totaling R$6,371, recording a loss of R$1,525 as capital reserve.

The fair value of the granted stock options related to service condition was measured using the Black-Scholes pricing model, as disclosed in the annual financial statements for the year ended December 31, 2015 (note 24). There is no change in the methodology adopted during the nine-month period ended September 30, 2016.

26.         PENSION AND OTHER POST-EMPLOYMENT PLANS

The Company offers pension and other post-employment plans to the employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2015 (note 25) and have not been changed during this period.

The actuarial liabilities and the related effects in the statement of income are presented below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company and Consolidated
	Liabilities
	09.30.16	12.31.15
Medical assistance	141,728	130,028
F.G.T.S. Penalty (1)	116,356	105,139
Award for length of service	45,716	41,462
Other	24,697	22,415
	328,497	299,044

Current	67,264	67,264
Non-current	261,233	231,780

(1)       FGTS – Government Severance Indemnity Fund for Employees

The Company estimated costs for the year 2016, according to an appraisal report prepared in 2015 by an actuarial expert and recorded in statement of income for the period in counterpart to comprehensive income an expense of R$17,121 (expense of R$20,396 on September 30, 2015), related to supplementary post-employment plans. Regarding other benefits to employees, the Company recorded in statement of income for the period in counterpart to liabilities an expense of R$30,486 (R$31,761 on September 30, 2015).

27.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor claims.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s Management based on legal advice and reasonably reflect the estimated probable losses.

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation No. 594/09 is sufficient to cover estimated losses related to its legal proceedings, as presented below:

27.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					09.30.16
Beginning balance	238,831	359,468	65,674	516,942	1,180,915
Additions	16,465	338,913	57,542	-	412,920
Reversals	(9,949)	(160,069)	(7,639)	(13,576)	(191,233)
Payments	(3,746)	(200,791)	(38,641)	-	(243,178)
Exchange rate variation	21,637	47,157	25,178	-	93,972
Ending balance	263,238	384,678	102,114	503,366	1,253,396

Current					328,484
Non-current					924,912

	Consolidated
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					09.30.16
Beginning balance	240,496	377,023	65,701	522,629	1,205,849
Additions	17,580	346,153	59,695	-	423,428
Business combination (1)	28,667	17,814	4,549	-	51,030
Reversals	(11,291)	(168,992)	(7,638)	(13,576)	(201,497)
Payments	(3,746)	(200,791)	(38,641)	-	(243,178)
Price index update	21,637	47,157	25,180	-	93,974
Exchange rate variation	(3,240)	(7,047)	(713)	(1,670)	(12,670)
Ending balance	290,103	411,317	108,133	507,383	1,316,936

Current					333,140
Non-current					983,796

(1)     Balance arising from business combination with Alimentos Calchaquí Productos 7 S.A. and Eclipse Holding Cöoperatief UA.

27.2.     Contingencies classified as a risk of possible loss

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On September 30, 2016, the total amount of the possible contingencies was R$13,369,096 (R$11,707,258 as of December 31, 2015, from which R$507,383 (R$522,629 as of December 31, 2015) were recorded at the estimated fair value resulting from business combinations with Sadia, Avex and Dánica as determined by paragraph 23 of CVM Deliberation No. 665/11, disclosed in the table of item 24.1. The main natures of these contingencies were properly disclosed in the annual statements for the year ended December 31, 2015 (note 26.2).

28.         SHAREHOLDERS’ EQUITY

28.1.     Capital stock

On September 30, 2016, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 812,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

28.2.     Breakdown of capital stock

	Consolidated
	09.30.16	12.31.15
Common shares	812,473,246	872,473,246
Treasury shares	(13,497,520)	(62,501,001)
Outstanding shares	798,975,726	809,972,245

28.3.     Rollforward of outstanding shares

	Consolidated
		Quantity of outstanding of shares
	09.30.16	12.31.15
Shares at the beggining of the period	809,972,245	867,284,349
Purchase of treasury shares	(11,107,600)	(59,247,400)
Sale of treasury shares	111,081	1,935,296
Shares at the end of the period	798,975,726	809,972,245

28.4.     Treasury shares

The Company has 13,497,520 shares in treasury, with an average cost of R$53.60 (fifty-three Brazilian Reais and sixty cents) per share, with a market value corresponding to R$746,683.

During the nine-month period ended September 30, 2016, as authorized by the Board of Directors, the Company acquired 11,107,600 shares of its own shares at a cost of R$543,258, with the objective of maintaining treasury shares to comply with the provisions of stock option plans, both approved by special meetings of Board of Directors held on November 09, 2015 and February 26, 2016.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

29.         EARNINGS PER SHARE

	Parent company
	09.30.16	09.30.15
Basic numerator
Net profit for the period attributable to controlling shareholders	87,741	1,696,118

Basic denominator
Common shares	812,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	802,877,832	849,205,914
Net earnings per share basic - R$	0.10928	1.99730

Diluted numerator
Net profit for the period attributable to controlling shareholders	87,741	1,696,118

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	802,877,832	849,205,914
Number of potential shares (stock options)	17,046	496,884
Weighted average number of outstanding shares - diluted	802,894,878	849,702,798
Net earnings per share diluted - R$	0.10928	1.99613

	Parent company
Continued operations	09.30.16	09.30.15
Basic numerator
Net profit for the period from continued operations attributable to controlling shareholders	87,741	1,513,030

Basic denominator
Common shares	812,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	802,877,832	849,205,914
Net earnings per share basic - R$	0.10928	1.78170

Diluted numerator
Net profit for the period from continued operations attributable to controlling shareholders	87,741	1,513,030

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	802,877,832	849,205,914
Number of potential shares (stock options)	17,046	496,884
Weighted average number of outstanding shares - diluted	802,894,878	849,702,798
Net earnings per share diluted - R$	0.10928	1.78066

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
Discontinued operations	09.30.16	09.30.15
Basic numerator
Net profit for the period from discontinued operations attributable to controlling shareholders	-	183,088

Basic denominator
Common shares	812,473,246	872,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	802,877,832	849,205,914
Net earnings per share basic - R$	-	0.21560

Diluted numerator
Net profit for the period from discontinued operations attributable to controlling shareholders	-	183,088

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	802,877,832	849,205,914
Number of potential shares (stock options)	17,046	496,884
Weighted average number of outstanding shares - diluted	802,894,878	849,702,798
Net earnings per share diluted - R$	-	0.21547

On September 30, 2016, from the total of 19,296,948 stock options outstanding (8,727,904 as of September 30, 2015) granted to executives of the Company, 18,979,957 options (5,544,014 as of September 30, 2015) were not considered in the calculation of the diluted earnings per share due to the fact that the exercise price until the vesting period was higher than the average market price of the common shares during the period, so that they did not cause any dilution effect.

30.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans based on prices and conditions agreed upon by the parties.

All the relationships between the company and its subsidiaries were disclosed irrespective of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

30.1.     Transactions and balances

The balance of the transactions with the related parties are as follow:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts		Trade accounts payable		Other rights		Other obligations
	09.30.16	12.31.15	09.30.16	12.31.15	09.30.16	12.31.15	09.30.16	12.31.15	09.30.16	12.31.15	09.30.16		12.31.15

AKF	-	-	-	-	-	-	(291)	-	-	-	-		-
Al-Wafi Food Products Factory LLC	-	-	-	-	-	-	-	-	31	89	(286)		-
Avex S.A.	40,887	19,485	-	-	-	-	-	(134)	25,468	25,468	-		-
Avipal Centro Oeste S.A.	-	-	-	-	-	-	-	-	-	-	-		(38)
BFF International Ltd.	-	-	-	-	-	-	-	-	1,770	2,129	-		-
BRF Al Yasra	-	-	-	-	-	-	-	-	163	-	-		-
BRF Foods LLC	-	-	-	-	-	-	-	-	322	487	-		-
BRF Foods GmbH	153,527	119,280	-	-	-	-	(51)	-	233	418	-		-
BRF Global GmbH	5,850,350	2,780,457	-	-	-	-	(2,729)	(1,596)	-	-	(2,107,621)	(1)	-
BRF GmbH	-	-	-	-	-	-	(14)	(16)	-	-	(1,171)		(1,471)
Federal Foods	-	-	-	-	-	-	-	-	-	-	(72)		-
Highline International Ltd.	-	-	-	-	(5,920)	(7,121)	-	-	-	-	-		-
K&S Alimentos S.A.	-	-	-	1,365	-	-	-	(8,148)	-	2,954	-		(29)
Perdigão International Ltd.	-	-	-	-	(27,924)	(29,446)	-	-	300	4,551	(988,134)		(1,186,841)
PSA Laboratório Veterinário Ltda.	-	-	550	550	-	-	-	-	-	-	-		-
Quickfood S.A.	85,154	47,446	-	-	-	-	(171)	(717)	-	-	(391)		(553)
Sadia Alimentos S.A.	14,548	12,366	-	-	-	-	(112)	-	-	-	-		-
Sadia Chile S.A.	37,265	42,467	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	5,530	8,720	-	-	-	-	-	-	-	-	-		-
UP! Alimentos Ltda.	4,189	645	8,202	19,820	-	-	(29,365)	(15,227)	4,033	3,757	(38)		-
VIP S.A. Empreendimentos e Partic. Imob.	-	-	1,403	1,403	-	-	-	-	-	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	-	-	-	-	-	371	344	-		-
Corall Consultoria LTDA.	-	-	-	-	-	-	-	-	-	-	-		-
Hortigil Hortifruti S.A.	-	2,370	-	-	-	-	-	-	-	-	-		-
Instituto de Desenvolvimento Gerencial S.A.	-	-	-	-	-	-	-	-	-	-	(660)		(2,088)
Edavila Consultoria Empresarial Eireli	-	-	-	-	-	-	-	-	-	-	(40)		-
Total	6,191,450	3,033,236	10,155	23,138	(33,844)	(36,567)	(32,733)	(25,838)	32,691	40,197	(3,098,413)		(1,191,020)

(1)     The amount corresponds to advances for future export pre-payment.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Revenue		Financial results, net		Purchases
	09.30.16	09.30.15	09.30.16	09.30.15	09.30.16	09.30.15

Al-Wafi Foods	71,842	10,976	-	-	-	-
Avex S.A.	33,831	7,715	-	-	-	-
BRF Foods GmbH	17,960	63,057	-	-	(61)	-
BRF Global GmbH	8,678,283	7,255,983	(14,038)	(451)	-	-
K&S Alimentos Ltda.	-	-	-	-	-	(102,077)
Perdigão International Ltd.	-	-	(46,836)	(41,440)	-	-
Quickfood S.A.	37,709	20,615	-	-	(1,286)	(3,820)
Sadia Alimentos S.A.	2,770	-	-	-	-	-
Sadia Chile S.A.	111,754	73,784	-	-	-	-
Sadia Uruguay S.A.	11,145	13,715	-	-	-	-
UP! Alimentos Ltda.	12,366	10,329	-	-	(148,435)	(142,213)
Corall Consultoria LTDA. (1)	-	-	-	-	(994)	-
Hortigil Hortifruti S.A. (2)	3,467	10,425	-	-	-	-
Instituto de Desenvolvimento Gerencial S.A. (1)	-	-	-	-	(4,942)	(6,914)
Edavila Consultoria Empresarial Eireli (1)	-	-	-	-	(200)	-
Total	8,981,127	7,466,599	(60,874)	(41,891)	(155,918)	(255,024)

(1)       Entities on which BRF has no equity interest, but have relationship with the Board of Directors. Corall Consultoria Ltda, provided organizational development consulting service. Instituto de Desenvolvimento Gerencial S.A. provided advisory services related to strategic management and organizational restructure. Edavila Consultoria Empresarial Eireli provided consulting service related international marketing and innovation.

(2)       Since April 8, 2016, the entity is no longer considered related party, as the Board Member has ended is relationship with Hortigil Hortifruti S.A.

All companies disclosed in note 1.1 are controlled by BRF, except for UP! Alimentos, PP-BIO, PR-SAD, AKF and SATS BRF, which are associates or joint venture.

The Company also recorded a liability in the amount of R$6,735 (R$8,470 as of December 31, 2015) related to the fair value of the guarantees offered to BNDES concerning a loan made by the Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, the Company has recorded a payable to this entity of R$24,355 included in other liabilities as of September 30, 2016 (R$30,628 as of December 31, 2015).

The Company entered into loan agreements with its subsidiaries. Below is a summary of the balances and rates charged for the transactions at the balance sheet date:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	09.30.16

Campo Austral S.A.	Degesa Argentina S.A.	ARS	5,455,896	20.0%
Campo Austral S.A.	Eporpam S.A.	ARS	4,154,602	20.0%
Campo Austral S.A.	Hibridos Argentinos S.A.	ARS	2,299,009	20.0%
Campo Austral S.A.	Cabaña San Nestor S.A.	ARS	1,799,008	20.0%
Campo Austral S.A.	Buenos Aires Fortune S.A.	ARS	1,056,025	20.0%
Campo Austral S.A.	Porcinos Cordobeneses	ARS	722,645	20.0%
BRF GmbH	Federal Foods Qatar	US$	529,058	2.5%
Sadia Overseas Ltd.	BRF Global GmbH	US$	297,920	7.0%
Eclipse Holding Cooperatief	Eclipse LATAM Holdings	EUR	271,275	20.0%
Hibridos Argentinos S.A.	Eporpam S.A.	ARS	256,494	20.0%
BRF GmbH	BRF Foods GmbH	US$	247,186	1.2%
BRF Global GmbH	BFF International Ltd.	US$	241,480	1.5%
Sadia International Ltd.	Wellax Food Logistics	US$	184,635	1.5%
Industria Frigorífica Expork S.A.	Degesa Argentina S.A.	ARS	180,316	20.0%
Hibridos Argentinos S.A.	Porcinos Cordobeses S.A.	ARS	165,840	20.0%
BRF GmbH	BRF Invicta	GBP	155,087	3.0%
Hibridos Argentinos S.A.	Cabaña San Nestor S.A.	ARS	129,638	20.0%
Campo Austral S.A.	Itega S.A.	ARS	89,996	20.0%
BRF GmbH	BRF Holland B.V.	EUR	84,667	3.0%
Industria Frigorífica Expork S.A.	Eporpam S.A.	ARS	74,920	20.0%
Degesa Argentina S.A.	Cabaña San Nestor S.A.	ARS	70,941	20.0%
Industria Frigorífica Expork S.A.	Cabaña San Nestor S.A.	ARS	67,301	20.0%
BRF GmbH	BRF Foods LLC	US$	63,083	2.5%
Degesa Argentina S.A.	Eporpam S.A.	ARS	51,124	20.0%
Industria Frigorífica Expork S.A.	Hibridos Argentinos S.A.	ARS	44,444	20.0%
BRF Holland B.V.	BRF B.V. (NL)	EUR	43,444	3.0%
Industria Frigorífica Expork S.A.	Porcinos Cordobeses S.A.	ARS	39,365	20.0%
Industria Frigorífica Expork S.A.	Campo Austral S.A.	ARS	29,809	20.0%
Perdigão International Ltd.	BRF S.A	US$	27,923	0.8%
BRF Holland B.V.	BRF GmbH	EUR	14,968	1.5%
Hibridos Argentinos S.A.	Buenos Aires Fortune	ARS	10,159	20.0%
BRF GmbH	AL Wafi	US$	9,591	1.2%
Degesa Argentina S.A.	Itega	ARS	8,749	20.0%
Perdigão International Ltd.	BRF Foods LLC	US$	3,967	1.0%
BRF GmbH	BRF Foods LLC	US$	3,446	2.5%
BRF GmbH	BRF Singapore	SGD	3,190	1.5%
BRF Holland B.V.	BRF Wrexam	GBP	2,364	3.0%
Wellax Food Logistics	BRF Foods LLC	US$	2,004	7.0%
BRF Holland B.V.	BRF Iberia	EUR	1,684	3.0%
Porcinos Cordobeneses	Cabaña San Nestor S.A.	ARS	1,658	20.0%
Degesa Argentina S.A.	Buenos Aires Fortune	ARS	1,270	20.0%
Degesa Argentina S.A.	Porcinos Cordobeneses	ARS	1,167	20.0%
Eporpam S.A.	Porcinos Cordobeneses	ARS	663	20.0%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

30.2.     Other Related Parties

The Company has leased properties owned by FAF. For the nine-month period ended September 30, 2016, the total amount paid as rent was R$10,914 (R$6,558 as of September 30, 2015). The rent value was set based on market conditions.

30.3.     Granted guarantees

All granted guarantees on behalf of related parties are disclosed in note 20.4.

30.4.     Management compensation

The management key personnel include the directors and officers, members of the Board of Directors and the head of internal audit. As of September 30, 2016, there were 23 professionals (27 professionals as of December 31, 2015).

The total compensation and benefits paid to these professionals are demonstrated below:

	Consolidated
	09.30.16	09.30.15
Salary and profit sharing	20,843	37,222
Short term benefits (1)	368	492
Private pension	567	497
Post-employment benefits	138	138
Termination benefits	2,610	22,460
Share based payment	12,137	9,361
	36,663	70,170

(1)     Comprises:  Medical assistance, educational expenses and others.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

31.         NET SALES

	Parent company		Consolidated
	09.30.16	09.30.15	09.30.16	09.30.15
Gross sales
Brazil	13,467,818	13,768,893	13,467,612	13,779,386
Europe	2,151,582	1,790,576	3,139,006	2,757,923
MENA	4,196,550	3,482,904	5,229,002	4,926,744
Africa	596,361	434,044	573,733	545,844
Asia	2,747,180	1,809,287	3,676,729	2,483,233
LATAM	478,151	268,046	1,772,437	1,599,449
Other segments	742,720	638,370	1,081,022	614,554
	24,380,362	22,192,120	28,939,541	26,707,133

Sales deductions
Brazil	(2,695,785)	(2,649,386)	(2,695,750)	(2,649,636)
Europe	(31,598)	(30,280)	(199,064)	(166,065)
MENA	(36,613)	(20,517)	(483,621)	(326,824)
Africa	(5,046)	(3,034)	(7,078)	(12,832)
Asia	(49,341)	(15,697)	(56,722)	(75,451)
LATAM	(3,219)	(2,085)	(273,418)	(183,704)
Other segments	(72,368)	(53,508)	(81,247)	(50,796)
	(2,893,970)	(2,774,507)	(3,796,900)	(3,465,308)

Net sales
Brazil	10,772,033	11,119,507	10,771,862	11,129,750
Europe	2,119,984	1,760,296	2,939,942	2,591,858
MENA	4,159,937	3,462,387	4,745,381	4,599,920
Africa	591,315	431,010	566,655	533,012
Asia	2,697,839	1,793,590	3,620,007	2,407,782
LATAM	474,932	265,961	1,499,019	1,415,745
Other segments	670,352	584,862	999,775	563,758
	21,486,392	19,417,613	25,142,641	23,241,825

32.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized when incurred. The expenditures amounted to R$35,671 for the nine-month period ended September 30, 2016 (R$49,548 as of September 30, 2015).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

33.         OTHER OPERATING INCOME (EXPENSES), NET

	Parent company		Consolidated
	09.30.16	09.30.15	09.30.16	09.30.15
Income
Recovery of expenses (1)	87,039	79,835	89,685	92,030
Gain on business combination (2)	-	-	58,812	-
Provision reversal	14,777	105,670	15,182	105,670
Net income from the disposal of property, plant and equipment	8,401	-	10,655	-
Scrap sales	8,227	9,001	10,448	9,376
Other	24,745	21,930	30,171	29,051
	143,189	216,436	214,953	236,127

Expenses
Idleness costs (3)	(56,907)	(44,333)	(74,495)	(69,717)
Provision for civil, labor and tax risks	(55,216)	(29,571)	(52,630)	(30,874)
Other employees benefits	(46,575)	(52,155)	(47,607)	(52,155)
Stock options plan	(37,291)	(50,672)	(37,291)	(50,672)
Insurance claims costs	(23,270)	(28,576)	(23,553)	(28,593)
Employees profit sharing	(4,780)	(211,393)	(12,611)	(243,118)
Discontinued operations	(10,823)	(5,527)	(10,844)	(5,527)
Allowance for doubtful accounts	(3,736)	(195,219)	(3,724)	(195,243)
Management profit sharing	(3,529)	(23,184)	(3,529)	(23,679)
Net loss on the disposals of property, plant and equipment	-	(31,809)	-	(29,226)
Restructuring charges	-	(69,580)	-	(81,261)
Other	(40,215)	(90,861)	(48,848)	(96,707)
	(282,342)	(832,880)	(315,132)	(906,772)
	(139,153)	(616,444)	(100,179)	(670,645)

(1)     The expenses recorded in the nine-month period ended September 30, 2016 refer mainly to extemporaneous credit in the amount of R$57,941.

(2)     Gain on the remeasurement of the carrying amount of investment in AKF (note 6.1).

(3)     Idleness cost includes depreciation charge R$14,775 (R$14,169 for the nine-month period ended September 30, 2015) in the parent company and R$15,694 (R$14,576 for the nine-month period ended September 30, 2015) in the consolidated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

34.         FINANCIAL INCOME (EXPENSES), NET

	Parent company		Consolidated
	09.30.16	09.30.15	09.30.16	09.30.15
Financial income
Exchange rate variation on loans and financing	1,345,341	-	1,343,361	-
Interest on assets	271,105	171,814	275,120	171,228
Interest on cash and cash equivalents	114,461	105,868	167,195	137,348
Interests on financial assets classified as
Held to maturity	64,889	30,806	64,889	31,940
Held for trading	26,010	23,565	32,900	29,685
Available for sale	-	-	-	6,537
Exchange rate variation on liabilities	476,942	-	-	-
Exchange rate variation on other assets	-	1,007,130	-	1,053,997
Gains from derivative transactions, net	-	25,107	-	82,617
Exchange rate variation of foreign on net assets	-	-	-	1,447,511
Exchange rate variation on marketable securities	-	62,684	-	265,912
Others	-	4,067	-	4,836
	2,298,748	1,431,041	1,883,465	3,231,611

Financial expenses
Losses on derivative transactions, net	(937,921)	-	(921,157)	-
Interest on loans and financing	(751,110)	(420,520)	(879,691)	(544,079)
Exchange rate variation of foreign on net assets (1)	-	-	(591,388)	-
Adjustment to present value	(249,666)	(168,790)	(265,510)	(167,344)
Interest on liabilities	(193,908)	(96,784)	(200,481)	(100,209)
Exchange rate variation on assets	(131,630)	-	(189,317)	-
Financial expenses on accounts payable	(80,344)	(31,371)	(80,344)	(31,371)
Exchange rate variation on marketable securities	(1,175)	-	(54,703)	-
Premium paid for the repurchase of bonds (Tender Offer)	(18,477)	(246,208)	(31,797)	(310,322)
Exchange rate variation on other liabilities	-	(716,918)	(21,079)	(906,313)
Exchange rate variation on loans and financing	-	(2,254,337)	-	(2,254,351)
Interest expenses on loans to related parties	(60,874)	(41,853)	-	-
Others	(110,795)	(161,444)	(180,722)	(206,568)
	(2,535,900)	(4,138,225)	(3,416,189)	(4,520,557)
	(237,152)	(2,707,184)	(1,532,724)	(1,288,946)

(1) Refers to gains and losses on translation of assets and liabilities reported by the Company’s subsidiaries whose functional currency is Real.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

35.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company		Consolidated
	09.30.16	09.30.15	09.30.16	09.30.15
Costs of sales
Costs of goods	11,606,138	9,750,627	13,909,160	10,907,535
Depreciation	888,654	773,257	958,462	801,654
Amortization	2,858	2,594	4,438	3,221
Salaries and employees benefits	2,505,030	2,262,439	2,766,177	2,486,828
Others	1,480,235	1,549,942	1,671,073	1,753,075
	16,482,915	14,338,859	19,309,310	15,952,313

Sales expenses
Depreciation	45,348	40,506	48,458	42,311
Amortization	5,576	4,450	11,345	8,866
Salaries and employees benefits	641,000	639,400	869,651	799,782
Indirect and direct logistics expenses	1,242,850	1,409,686	1,595,142	1,611,275
Others	847,206	792,361	1,167,845	1,013,125
	2,781,980	2,886,403	3,692,441	3,475,359

Administrative expenses
Depreciation	9,907	6,451	15,633	15,126
Amortization	74,837	56,737	135,115	87,084
Salaries and employees benefits	86,621	151,809	194,946	218,053
Fees	21,689	19,167	21,811	19,357
Others	30,159	(5,385)	46,613	26,261
	223,213	228,779	414,118	365,881

Other operating expenses (1)
Depreciation	14,775	14,169	15,694	14,576
Others	267,567	818,711	299,438	892,196
	282,342	832,880	315,132	906,772

(1)     The details of other operating expenses are disclosed in note 33.

36.         NEW ACCOUNTING STANDARDS AND PRONOUNCEMENTS RECENTLY ADOPTED AND NOT YET ADOPTED

During the nine-month period ended September 30, 2016, the Company has not been required to adopted new accounting standards and pronouncements. Therefore, it is necessary to read this interim financial statement in conjunction with the financial statements for the year ended December 31, 2015 in order to obtain the details of recently adopted or not yet adopted accounting pronouncements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

37.         SUBSEQUENT EVENTS

37.1.     Business combination – FFM Further Processing SDN BHD (“FFP”)

On October 04, 2016, BRF announced to the market that, through its wholly-owned subsidiary BRF Foods GmbH, entered into an agreement with FFM Berhad for the acquisition of 70% equity interest of FFP, which will be consolidated in the Company’s financial statements. BRF Foods GmbH will have control of FFP by means of the conditions established by signed shareholder’s agreement between the parties.

FFM Berhad is a subsidiary of PPB Group Berhad, a Malaysian conglomerate operating in various business segments in Southeast Asia, including grains, agribusiness and consumer products.

The total of the transaction was MYR62,760 (equivalent of R$48,997), paid in cash. This amount should be further adjusted according to certain conditions set out in the agreement.

37.2.     Investment agreement – COFCO Meat Holdings Limited (“COFCO Meat”)

On October 17, 2016, BRF announced to the market that, through its wholly-owned subsidiary BRF GmbH, entered into an investment agreement with COFCO Meat, through to which BRF GmbH has agreed to subscribe for such number of shares in COFCO Meat which may be purchased with an aggregate amount of US$20,000, pursuant to the proposed global offering and listing of COFCO Meat in the Main Board of the Stock Exchange of Hong Kong Limited. The listing is expected to take place on November 01, 2016.

COFCO Meat is a rapidly growing pork company in China with a vertically integrated business model operating across the entire industry value chain. As of October 9, 2016, COFCO Meat had 47 hog farms, 2 slaughtering facilities and 2 processed meat plants strategically located across China.

Additionally, BRF GmbH, COFCO Meat and COFCO Corporation ("COFCO") have entered into a non-binding term sheet, pursuant to which the parties undertook to, on a best endeavors basis, actively pursue plans that will enhance the strategic cooperation between COFCO Meat, COFCO and BRF GmbH including the exchange of best practices in managing and operating entire industry value chains, of best practices in compliance of Chinese laws and regulations and investigation of opportunities for collaboration.

This transaction is in line with BRF's strategic plan for globalizing the Company, accessing local markets, strengthening BRF's trademarks, distribution and expansion of its product portfolio around the globe.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

37.3.     Business combination with Eclipse Holding Cooperatief UA (“Eclipse) – conclusion of the transaction

As disclosed in note 6.1.4, on April, 14, 2016, the amount of US$34,500 was deposited in an escrow account, which was released to the seller on September 27, 2016 as payment of the 2nd step of the transaction, when BRF acquired the remaining part of the equity interest.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

38.         APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Board of Directors on October 27, 2016.

BOARD OF DIRECTORS

Chairman (Independent)	Abilio dos Santos Diniz
Vice-Chairman (Independent)	Renato Proença Lopes
Independent Member	Henri Phelippe Reichstul
Board Member	José Carlos Reis de Magalhães Neto
Independent Member	Luiz Fernando Furlan
Independent Member	Manoel Cordeiro Silva Filho
Board Member	Aldemir Bendini
Independent Member	Walter Fontana Filho
Board Member	Vicente Falconi Campos

FISCAL COUNCIL

Independent Member	Attilio Guaspari
Board Members	Marcus Vinicius Dias Severini
Independent Member	Reginaldo Ferreira Alexandre
AUDIT COMITTÊE (1)
Independent Member	Walter Fontana Filho
External Member and Financial Specialist	Fernando Maida Dall Acqua
Independent Member	Renato Proença Lopes

BOARD OF EXECUTIVE OFFICERS

Chief Executive Officer Global	Pedro de Andrade Faria
Vice President of Finance, and Investor Relations	José Alexandre Carneiro Borges
Vice President of Quality and Management	Rodrigo Reghini Vieira
Vice President de Supply Chain	Hélio Rubens Mendes dos Santos Júnior
Vice President of Legal and Corporate Relationships	José Roberto Pernomian Rodrigues
Vice President of People	Artur Paranhos Tacla
Vice President of Business (General Manager Brazil – Sales and Marketing)	Rafael Ivanisk Oliveira
Vice President of Business (General Manager Brazil – Planning and Distribution)	Leonardo Almeida Byrro

(1)       On September 07, 2016, at an Extraordinary Meeting of Board of Directors, it was decided for the suspension of Sergio Rosa as a member by the Audit Committee, is only function performed in the Company, in response to judicial order issued under of denominated “Operação Greenfield”.

Marcos Roberto Badollato Controller	Joloir Nieblas Cavichini Accountant – CRC 1SP257406/O-5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. BREAKDOWN OF THE CAPITAL BY OWNER (NOT REVIEWED)

The shareholding position of the largest shareholders, management, members of the Board of Directors and Audit Committee of the Company is presented below:

		09.30.16		12.31.15
Shareholders	Quantity	%	Quantity	%
Major shareholders
Tarpon	96,304,685	11.85	91,529,085	10.49
Fundação Petrobras de Seguridade Social - Petros (1)	92,761,499	11.42	94,549,299	10.84
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,558,752	10.65	87,573,052	10.04
Management
Board of Directors	37,388,939	4.60	35,818,939	4.11
Executives	50,252	0.01	73,297	0.01
Treasury shares	13,497,520	1.66	62,501,001	7.16
Other	485,911,599	59.81	500,428,573	57.35
	812,473,246	100.00	872,473,246	100.00

(1)         The pension funds are controlled by employees that participate in the respective companies.

The shareholding position of the controlling shareholders that belong to the voting agreement and/or holders of more than 5% of the voting stock are presented below:

		09.30.16		12.31.15
Shareholders	Quantity	%	Quantity	%
Tarpon	96,304,685	11.85	91,529,085	10.49
Fundação Petrobras de Seguridade Social - Petros (1)	92,761,499	11.42	94,549,299	10.84
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,558,752	10.65	87,573,052	10.04
	275,624,936	33.92	273,651,436	31.37
Other	536,848,310	66.08	598,821,810	68.63
	812,473,246	100.00	872,473,246	100.00

(1)         The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Independent auditor’s report on review of quarterly financial information

The Shareholders and Officers

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”), contained in the Quarterly Information Form (ITR) for the quarter ended September 30, 2016, which comprise the balance sheet as at September 30, 2016 and the related statements of income and comprehensive income for the three and nine-months periods then ended, and statements of changes in equity and cash flows for the nine months period then ended, including other explanatory information.

Management is responsible for the preparation of individual and consolidated interim financial information in accordance with Accounting Pronouncement CPC 21 (R1) - Demonstração Intermediária and International Accounting Standard IAS 34 - Interim Financial Reporting, issued by the International Accounting Standards Board (IASB), as well as for the presentation of this information in a manner consistent with the standards issued by the Brazilian Securities and Exchange Commission (CVM) applicable to the preparation of the Quarterly Information Form (ITR). Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of the review

We conducted our review in accordance with Brazilian and International Standards on Review Engagements (NBC TR 2410 Revisão de Informações Intermediárias Executada pelo Auditor da Entidade) and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity). A review of interim financial information consists of making inquiries, primarily of persons responsible for financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with Brazilian and International Standards on Auditing and consequently does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the quarterly information referred to above is not prepared, in all material respects, in accordance with CPC 21 (R1) and IAS 34, applicable to the preparation of quarterly financial information (ITR), consistently with the rules issued by the CVM.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Other matters

Statements of value added

We have also reviewed the individual and consolidated statements of value added for the nine-month period ended September 30, 2016, prepared under the responsibility of  the Company’s management, the presentation of which in the interim financial information is required by the rules issued by the CVM applicable to the preparation of Quarterly Financial Information (ITR), and considered as supplementary information under IFRS – International Financial Reporting Standards, which does not require the presentation of the statement of value added. These statements have been subject to the same review procedures previously described and, based on our review, nothing has come to our attention that causes us to believe that they are not prepared, in all material respects, in a manner consistent with the overall individual and consolidated interim financial information.

São Paulo, October 27, 2016.

ERNST & YOUNG

Auditores Independentes S.S.

CRC-2SP015199/F-6

Antonio Humberto Barros dos Santos

Accountant CRC-1SP161745/O-3

142

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – September 30, 2016 – BRF S.A. OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)     the quarterly financial information (parent company and consolidated) for the nine-month period ended on September 30, 2016;

(ii)    the Management Report; and

(iii)  opinion report issued by Ernst & Young Auditores Independentes S.S.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, October 27, 2016.

Walter Fontana Filho

Independent Member

Fernando Maida Dall Acqua

External Member and Financial Specialist

Renato Proença Lopes

Independent Member

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – September 30, 2016 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTELY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR'S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)     reviewed, discussed and agreed with the Company's quarterly financial information for the nine-month period ended on September 30, 2016, and

(ii)    reviewed, discussed and agreed with conclusions expressed in the review report issued by Ernst & Young Auditores Independentes S.S. for the Company's quarterly financial information for the nine-month period ended on September 30, 2016.

São Paulo, October 27, 2016.

Pedro de Andrade Faria

Chief Executive Officer Global

José Alexandre Carneiro Borges

Vice President of Finance and Investor Relations

Rodrigo Reghini Vieira

Vice President of Quality and Management

Hélio Rubens Mendes dos Santos Junior

Vice President of Supply Chain

José Roberto Pernomian Rodrigues

Vice President of Legal and Corporate Relationships

Artur Paranhos Tacla

Vice President of People

Leonardo Almeida Byrro

Vice President of Business (General Manager Brazil – Planning and Distribution)

Rafael Ivanisk Oliveira

Vice President of Business (General Manager Brazil – Sales and Marketing)